Exhibit 10.106

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

between

UST-GEPT JOINT VENTURE, L.P.

SELLER,

and

KBS CAPITAL ADVISORS LLC

PURCHASER

Premises:

Citigroup Center

500 West Madison Street

Chicago, Illinois 60661

October 30, 2013

1.	DEFINITIONS	1

2.	PURCHASE AND SALE	1

3.	PURCHASE PRICE; DEPOSIT	2

4.	RIGHTS OF INSPECTION AND CONFIDENTIALITY	3

5.	ESCROW AGENT; ESCROW PROVISIONS	8

6.	STATUS OF THE TITLE	11

7.	TITLE INSURANCE, LIENS	12

8.	APPORTIONMENTS	14

9.	PROPERTY NOT INCLUDED IN SALE	21

10.	COVENANTS; PRECLOSING RIGHTS AND OBLIGATIONS OF SELLER	21

11.	CONDITIONS PRECEDENT TO CLOSING	25

12.	FIRPTA COMPLIANCE	28

13.	REPRESENTATIONS AND WARRANTIES	28

14.	DAMAGE AND DESTRUCTION	34

15.	CONDEMNATION	35

16.	BROKERS AND ADVISORS	37

17.	TRANSFER TAXES AND RECORDING CHARGES	37

18.	DELIVERIES TO BE MADE ON THE CLOSING DATE	38

19.	CLOSING DATE	45

20.	NOTICES	45

21.	DEFAULT BY PURCHASER OR SELLER	48

22.	1031 EXCHANGE	49

23.	MISCELLANEOUS	50

24.	PROPERTY CONVEYED “AS IS” AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	54

25.	GSA LEASES; NOVATION AGREEMENTS	58

Schedules
“A”	Definitions
“B”	Legal Description of the Land
“C”	List of Specific Tangible Personalty
“D”	Due Diligence Materials
“E”	List of All Tenant Inducement Costs
“F”	Pending Litigation
“G”	List of Leases and Amendments
“H”	Prepaid Rent
“I”	Lease Defaults
“J”	Schedule of Security Deposits
“K”	Unpaid Leasing Commissions
“L”	List of Service Contracts
“M”	List of Excluded Personalty
“N”	List of Pending Lease Transactions
“O”	List of Union Contracts

Exhibits
“1”	Form of Tenant Estoppel
“2”	INTENTIONALLY OMITTED
“3”	Form of FIRPTA Certificate
“4”	Form of Deed
“5”	Form of Bill of Sale
“6”	Form of Notice to Tenants
“7”	Form of Assignment and Assumption of Leases and Contracts
“8”	Form of General Assignment and Assumption Agreement
“9”	Form of Metra Declaration Estoppel Certificate
“10”	Form of Novation Agreement
“11”	Form of Bulk Sales Indemnity Agreement
“12”	Form of Pedestrian Bridge Estoppel Certificate
“13”	Form of Contractor’s Certificate
“14”	Form of Combined Owner’s Affidavit and Gap Undertaking
“15”	Form of Purchaser’s Pro Forma Title Company

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of 8:00 a.m. Chicago, Illinois time on the 30th day of October, 2013 (the “Effective Date”) by and between UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller is the owner and holder of the fee estate in that certain plots, pieces and parcels of land (the “Land”) commonly known as Citigroup Center and located at 500 West Madison Street, Chicago, Cook County, Illinois 60661, together with any and all appurtenant easement rights, and more particularly described in Schedule B annexed hereto, together with the 40-story, Class “A” office building and all other improvements (collectively, the “Building”) located on the Land, (the Building and the Land, together with all rights, privileges, easements, rights of way, appurtenances benefitting such Land and/or the Building, used or connected with the beneficial use or enjoyment of such Land and/or the Building, are hereinafter sometimes collectively referred to as the “Premises”);

WHEREAS, Seller desires to cause the sale, assignment and transfer of its interests in and to the Property (as hereinafter defined) to Purchaser on the Closing Date, in accordance with the terms and provisions of this Agreement, and Purchaser desires to purchase the Property from Seller on the Closing Date, upon the terms more particularly set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.	DEFINITIONS.

When used in this Agreement, the capitalized terms shall have the meanings set forth herein or as indicated on Schedule A attached hereto.

2.	PURCHASE AND SALE.

(a)         On the Closing Date, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase from Seller, subject to the terms and conditions of this Agreement: (i) the Premises, (ii) all of Seller’s right, title and interest in, to and under the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances, works of art and all goodwill and other tangible and intangible personal property located at the Premises and used in connection with the operation thereof, including, without limitation, the tangible personal property listed on Schedule C attached hereto (the “Personalty”), but specifically excluding the property listed on Schedule M (the “Excluded Personalty”) and also excluding any tangible and intangible personal property owned by the tenants under the Leases (as hereinafter defined), by the property manager or by Metra, (iii) to the extent assignable, all of Seller’s right, title and interest in, to and under the warranties (including, without limitation, all warranties made by any contractors, subcontractors, vendors or suppliers regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Property), guaranties, permits, licenses, entitlements, certificates of occupancy, and approvals relating to the Premises, (iv) all of Seller’s right, title and interest in, to and under all the leases, licenses (including, without limitation, any advertising license agreements) and other occupancy agreements demising space at the Premises that are referenced on Schedule G attached hereto or are executed after the Effective Date in accordance with the terms of this Agreement, and any guaranties executed in connection therewith, and all amendments and modifications thereto and thereof, which are then in effect on the Closing Date (collectively, the “Leases”), together with any unapplied security deposited by the tenants thereunder (the “Security Deposits”), but expressly excluding the MB Property Management Leases which will be terminated by Seller at Closing, (v) all of Seller’s right, title and interest in, to and under the service, maintenance, supply and other contracts relating to the operation, maintenance and construction of the Premises that are referenced on Schedule L attached hereto or are executed after the Effective Date in accordance with the terms of this Agreement, and all amendments and modifications thereto and thereof, but not including Leases (collectively, the “Contracts”), subject to Purchaser’s right to elect to have certain Contracts terminated pursuant to Section 10(f) of this Agreement, and expressly excluding all property management agreements, brokerage and/or sales commission and similar agreements which will be terminated by Seller at Closing, (vi) all of Seller’s right, title and interest in, to and under the Pedestrian Bridge Agreement and the Metra Declaration, (vii) all of Seller’s right, title and interest in, to and under the architectural, mechanical, electrical and other structural plans, studies, maps, blueprints, drawings, plans and specifications, surveys, renderings and other technical descriptions that relate to the Premises to the extent Seller may legally transfer and assign the same and the same are available, (viii) all of Seller’s right, title and interest in, to and under any easements and rights of way, appurtenances, strips, gores and other rights pertaining to the Premises, (ix) all rights that Seller may have to use “500 West Madison”, “Citigroup Center” and derivations of each thereof and telephone or facsimile numbers now serving the Premises, (x) all of Seller’s right, title and interest in, to and under the URLs http://www.citicorpcenter.com/ and http://www.stationshopschicago.com/, and (xi) to the extent assignable, all of Seller’s right title and interest in, to and under zoning and development and other entitlement rights, and other general intangibles relating to the Premises. The items described in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), and (xi) above and any rights and claims of Seller relating thereto, including, without limitation, indemnity rights, rights under contracts and instruments by which any of the foregoing were acquired, and other rights, causes of action and claims against any tenants or other third parties shall be referred to herein collectively as the “Property”.

(b)         Seller and Purchaser acknowledge and agree that the value of the Personalty that is included in the transaction contemplated by this Agreement is de minimis, and no part of the Purchase Price (defined below) is allocable thereto.

3.	PURCHASE PRICE; DEPOSIT.

(a)         The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) is FOUR HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($425,000,000.00), subject to adjustment and apportionment as provided in Section 8 below, which shall be payable as follows:

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(i)         Within two (2) Business Days after the Effective Date, Purchaser shall deliver to First American Title Insurance Company (Attention: John E. Beckstedt, Jr., 30 North LaSalle Street, Suite 2700, Chicago, Illinois 60602) (312-917-7233), as escrow agent (the “Escrow Agent”), the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the “Initial Deposit”), by wire transfer of immediately available funds to the Escrow Account (defined below). It shall be a condition precedent to the effectiveness of this Agreement that Purchaser shall have delivered the Initial Deposit to the Escrow Agent not later than two (2) Business Days after the Effective Date.

(ii)         In the event Purchaser does not terminate this Agreement on or prior to the expiration of the Inspection Period, then, not later than two (2) Business Days after the expiration of the Inspection Period, Purchaser shall deliver to Escrow Agent, the additional sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (the “Additional Deposit”), by wire transfer of immediately available funds to the Escrow Account. The (1) Initial Deposit, (2) Additional Deposit, (3) Extension Fee (as defined in Section 19(a) below), if applicable, and (4) all Income (as hereinafter defined) earned thereon are hereinafter referred to collectively as the “Deposit”. In the event Purchaser does not terminate this Agreement on or prior to the expiration of the Inspection Period, the Deposit shall be non-refundable except as otherwise expressly provided in this Agreement. Notwithstanding anything to the contrary in this Agreement, if this Agreement terminates or the Closing fails to occur, for any reason other than Purchaser’s failure to purchase the Property when it is obligated to do so under the terms of this Agreement, the Deposit shall be promptly returned to Purchaser.

(iii)         At Closing, (A) the Deposit shall be applied to the Purchase Price and paid to Seller by Escrow Agent, and (B) Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Deposit and less the Extension Fee, if applicable, as defined in Section 19(a) below) to Seller, as adjusted, if necessary, pursuant to Section 8 hereof.

(b)         The Deposit shall be held by Escrow Agent for the account of Purchaser and disbursed in accordance with the terms and conditions of this Agreement.

(c)         In addition to delivering the Initial Deposit to Escrow Agent, as independent consideration (the “Independent Consideration”) for and in consideration of Seller’s entering into this Agreement, including providing to Purchaser the right to conduct its investigations of the Property, concurrently with the delivery of the Deposit to Escrow Agent, Purchaser shall deliver directly to Seller the sum of ONE HUNDRED DOLLARS ($100.00). The Independent Consideration is not applicable to the Purchase Price and shall be retained by Seller in all events, including in the event of Closing or any termination of this Agreement. Purchaser and Seller agree that the Independent Consideration together with the mutual covenants and agreements herein set forth are adequate to prevent this Agreement from merely constituting an option to purchase the Property as opposed to a purchase agreement.

4.	RIGHTS OF INSPECTION AND CONFIDENTIALITY.

(a)         Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the Effective Date (the “Inspection Period”), to examine, inspect and investigate the Property as provided herein. If Purchaser (in its sole and absolute discretion for any reason or no reason)

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notifies Seller in writing in accordance with the notice provisions of Section 20 below on or before the expiration of the Inspection Period that Purchaser elects not to consummate the purchase of the Property in accordance with this Agreement (the “Termination Notice”), then this Agreement shall thereupon be terminated, and the Deposit shall be immediately returned to Purchaser and neither party shall have any further liability to the other under this Agreement, except as may otherwise expressly be set forth herein. If Purchaser fails to deliver a Termination Notice on or before the expiration of the Inspection Period, Purchaser’s right to terminate this Agreement pursuant to this Section 4(a) shall be deemed waived and this Agreement shall remain in full force and effect.

(b)         During the Inspection Period and thereafter (unless this Agreement is terminated pursuant to the terms hereof), Purchaser shall have the right to inspect the Property, and the books, records and operations of Seller related thereto, in accordance with the terms of this Section 4. Prior to the Effective Date, Seller has made, or has caused to be made, available to Purchaser copies of the documents listed on Schedule D attached hereto (the “Due Diligence Materials”) to the extent in Seller’s possession or control (which shall include Seller’s control over its property manager), and Seller has permitted, and shall continue to permit, Purchaser and Purchaser’s Representatives (defined below) to examine and audit the same and to make copies of same at Purchaser’s sole cost and expense. Purchaser acknowledges that some or all of the Confidential Information (as hereinafter defined) was prepared by third parties other than Seller, and in several instances, was prepared prior to Seller’s ownership of the Property. In addition, subject to the confidentiality provisions of Section 4(h) below, Seller will reasonably cooperate with Purchaser (at no cost or expense to Seller) to deliver or make available to Purchaser or Purchaser’s accountants such information as is reasonably required for Purchaser to perform its S-X 3-14 audit mandated by the United States Securities and Exchange Commission (“Purchaser’s 3-14 Audit”), to the extent in Seller’s possession or control, provided that Seller shall not be obligated to deliver any material that is subject to the attorney-client privilege or the attorney work product doctrine.

(c)         Subject to the rights of tenants under the Leases, the rights of Metra under the Metra Declaration, the rights of the counterparty under the Pedestrian Bridge Agreement and the other provisions of this Section 4, Purchaser, at its sole cost and expense, may at reasonable times, during normal business hours, upon at least twenty-four (24) hours prior written notice to Seller (which notice shall include the time and place of such entry and shall be delivered by email to Seller’s representatives and Seller’s property manager at the following e-mail addresses: brian.strickland1@ge.com, atomlinson@mbres.com and cmccormack@mbres.com), cause the Premises and all utility and service systems thereon to be inspected by such Purchaser Representatives, as Purchaser may designate, and Seller shall make available to Purchaser for interviews regarding the Property, Seller’s personnel, agents and managers and Purchaser shall have the right to interview the tenants leasing space in the Property, pursuant to the terms and conditions of Section 4(d) below.

(d)         In conducting the inspection of the Premises on behalf of Purchaser, neither Purchaser nor any of Purchaser’s agents, employees, attorneys, accountants, consultants, advisors, lenders, investors, inspectors, appraisers, engineers, contractors, experts, partners, prospective partners, prospective investors, investment advisors, securities dealers, broker/dealers, mortgage brokers and officers (collectively, “Purchaser’s Representatives”) shall

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(i) contact or have any discussions with any of Seller’s affiliates or their employees (if any), Seller’s property management company’s employees, or tenants at (with respect to any such tenant’s lease or tenancy at the Premises or Purchaser’s intended purchase of the Property), or contractors providing services to, the Premises, in each case unless Purchaser shall give Seller at least one (1) Business Day written notice at the e-mail addresses set forth above of such interview, provided that one or more representatives of Seller or its management company shall have the right to be present at all times during such interviews; (ii) unreasonably interfere with the business of Seller, Seller’s affiliates, Metra, the counterparty under the Pedestrian Bridge Agreement or any tenant conducted at the Premises; (iii) damage the Premises or any portion thereof; (iv) enter into any portions of the Premises intended for the exclusive occupancy by a tenant, Metra or the counterparty under the Pedestrian Bridge Agreement unless accompanied by a representative of Seller or its management company and, if so requested by such tenant, Metra or the counterparty under the Pedestrian Bridge Agreement, a representative of such tenant, Metra or the counterparty under the Pedestrian Bridge Agreement, as applicable; or (v) contact any governmental agencies (other than Metra) regarding this Agreement, the Property or the Seller (other than for the purpose of gathering information regarding the current zoning compliance of the Property, searching the public records relating to the Property’s compliance with any applicable laws, and other customary title, tax and violation searches). Seller may, from time to time, establish reasonable rules of conduct for Purchaser and Purchaser’s Representatives in furtherance of the foregoing. In conducting any inspection, Purchaser and Purchaser’s Representatives shall at all times comply with, and shall be subject to, all other terms, covenants and conditions of this Agreement. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, with Seller or its management company and shall give Seller or its management company at least one (1) Business Days’ prior written notice thereof. Seller shall be entitled to have one or more representatives of Seller or its management company to be present at all times during each such inspection.

(e)         Prior to entry onto the Premises by Purchaser and/or Purchaser’s Representatives, Purchaser shall obtain for itself, and obtain or require from each of Purchaser’s Representatives entering the Premises, at a minimum the following insurance: (i) comprehensive general liability insurance, combined single limit for bodily injury and property damage of $2,000,000 for each occurrence and annual aggregate, such policy to include Seller and its property management company as additional insureds for all activities arising out of the performance of Purchaser’s or its Purchaser’s Representatives’ inspection of the Property, (ii) errors and omissions insurance, $1,000,000 for each occurrence and annual aggregate, (iii) comprehensive automobile liability insurance, combined single limit for bodily injury, death and property damages of $1,000,000 per occurrence and $1,000,000 in the aggregate, and (iv) worker’s compensation and employer’s liability insurance, with limits of liability not less than those required by applicable law. All insurance to be carried by Purchaser and Purchaser’s Representatives in accordance with this Section 4(e) shall be maintained from creditworthy companies reasonably acceptable to Seller. Prior to any entry on the Premises, Purchaser shall provide Seller with copies of certificates of insurance evidencing the foregoing insurance coverages. Seller acknowledges and agrees that it has received evidence of the insurance required to be maintained under this Section 4(e) and that it has approved the same.

(f)         If any inspection or test or any entry by Purchaser or Purchaser’s Representatives onto the Property disturbs and/or damages the Property, Purchaser shall, as soon

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as reasonably possible, at Purchaser’s sole cost and expense, restore the Property where Purchaser or Purchaser’s Representatives have performed any inspection or test to substantially the same condition it was in immediately prior to such inspection or test, failing which Seller may perform the work of restoration and Purchaser shall reimburse Seller for the cost and expense thereof. Notwithstanding the foregoing, if Seller in its reasonable discretion believes that the damage does not require immediate repair, Seller shall not repair such damage prior to Closing (or the earlier termination of this Agreement), and shall instead convey the Property to Purchaser subject to such damage; provided that if the Closing does not occur for any reason, then Purchaser shall still be responsible for such reimbursement to Seller for the cost and expense thereof. The provisions of this Section 4(f) shall survive the Closing or any termination of this Agreement.

(g)         Upon any termination of this Agreement for any reason other than Seller’s default, Purchaser, upon written request from Seller (and only if and to the extent requested), agrees to promptly deliver to Seller copies of any and all reports, studies, environmental audits, environmental assessments, or other documents or information prepared by or for Purchaser or Purchaser’s Representatives or obtained by Purchaser or Purchaser’s Representatives with respect to the Property at no cost or expense to Seller; provided, however, Purchaser shall have no obligation to deliver to Seller copies of any (i) appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Purchaser or any affiliate of Purchaser, and (ii) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Purchaser, or which are subject to a confidentiality agreement; provided further, however, that all such reports, studies, environmental audits, environmental assessments, or other documents or information shall be provided subject to the terms of any confidentiality provisions contained therein and without any representations and warranties on the part of Purchaser of any kind regarding the accuracy or thoroughness of the information contained in the materials provided to Seller. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser’s Representatives relating to such inspection of the Premises and its other due diligence shall be at the sole expense of Purchaser. Purchaser and Purchaser’s Representatives shall obtain and maintain insurance from creditworthy companies as described in Section 4(e) and, upon request of Seller or as otherwise required herein, provide written evidence of same. Notwithstanding anything to the contrary in this Agreement, Purchaser and Purchaser’s Representatives shall not be permitted to conduct borings of the Premises or drilling, or any other invasive or intrusive testing (including, without limitation, any Phase II environmental audit), in or on the Premises in connection with the preparation of an environmental audit or in connection with any other inspection of the Premises without the prior written consent of Seller (which consent may be granted or denied in Seller’s sole and absolute discretion). The provisions of this Section 4(g) shall survive the Closing or any termination of this Agreement.

(h)         Purchaser acknowledges and agrees that any and all of the information, reports, agreements, contracts, projections, studies, audits, assessments, documents, financial statements and analysis of any kind or nature which is delivered to Purchaser by, or at the direction of Seller, or any of its agents or affiliates, or prepared by, or for Purchaser or Purchaser’s Representatives, or otherwise derived in connection with Purchaser’s or Purchaser’s

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Representatives inspection of the Property, or activities at the Premises, is proprietary and confidential in nature (the “Diligence Confidential Information”) and will be delivered to and/or commissioned by Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser further acknowledges and agrees that the terms and conditions of this Agreement are, proprietary and confidential in nature (the “Agreement Confidential Information” and, together with the Diligence Confidential Information, the “Confidential Information”). Purchaser agrees, prior to Closing, not to disclose, directly or indirectly, the contents of the Confidential Information to any party; provided, however, that Purchaser may disclose any Confidential Information (1) to the extent legally compelled to do so, or to the extent required by legal process or (2) to Purchaser’s Representatives on a “need to know” basis as necessary to complete Purchaser’s inspection and review of the Property or to comply with rules and regulations of the United States Securities and Exchange Commission and/or the United States Internal Revenue Service in Purchaser’s reasonable discretion, provided, further, that each of such Purchaser’s Representatives is directed by Purchaser to comply with the provisions of this Section 4(h). Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or any entity for which Purchaser now or hereafter acts as the investment advisor) right to disclose information relating to this Agreement or the Property (a) from and after the expiration of the Inspection Period, to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignee hereunder (or any entity for which Purchaser (or its permitted assignee hereunder) now or hereafter acts as the investment advisor), (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding (or contemplating holding) an interest (direct or indirect) in any entity for which Purchaser now or hereafter acts as the investment advisor, and (c) from and after the expiration of the Inspection Period, to any broker/dealers in Purchaser’s (or Purchaser’s permitted assignee hereunder) or such REIT’s broker/dealer network and any of such REIT’s investors. In permitting Purchaser and the Purchaser’s Representatives to review the Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser. Purchaser shall return to Seller or destroy all originals and all copies of the Confidential Information (including, without limitation, any materials prepared by Purchaser or Purchaser’s Representatives incorporating the Confidential Information) on the first to occur of (i) such time as Purchaser determines that it shall not purchase the Property, or (ii) such time as this Agreement is terminated for any reason, provided that Purchaser shall have the right to retain a copy of the foregoing consistent with its document retention policy subject to the confidentiality provisions of this Section 4(h). Purchaser further acknowledges that Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Confidential Information or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Confidential Information. Nothing herein shall prevent the use of the Confidential Information in connection with the enforcement of, or dispute concerning, this Agreement. The provisions of this Section 4(h) shall survive the termination of this Agreement but shall terminate at Closing.

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(i)       Purchaser agrees to indemnify and hold Seller and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors, attorneys, accountants, consultants and any successors or assigns of the foregoing (collectively with Seller, the “Seller Related Parties”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any of Seller’s Related Parties (but expressly excluding any consequential, special or punitive damages), to the extent they relate to, arise out of or are the result of (i) Purchaser’s and/or Purchaser’s Representatives’ access to, or inspection of the Premises, or any tests, inspections or other due diligence conducted pursuant to this Agreement, and/or (ii) the breach by Purchaser or Purchaser’s Representatives of the confidentiality requirements and inspection obligations described in this Section 4; provided, however, that the preceding indemnity shall not apply to (1) the gross negligence or willful misconduct of Seller or the Seller Related Parties or (2) the mere existence or discovery (as opposed to exacerbation or aggravation) or disclosure of a pre-existing Property condition or Property information by Purchaser or Purchaser’s Representatives, so long as such disclosure is made in compliance with the terms of Section 4(h) hereof. Seller shall have the right (but not the obligation) to cure any of Purchaser’s and/or Purchaser’s Representatives’ violations of this Section 4. Notwithstanding any provision of this Agreement, no termination hereof shall terminate Purchaser’s obligations pursuant to this Section. The provisions of this Section 4(i) shall survive the Closing or any termination of this Agreement.

(j)       Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Property or any part thereof, nor as giving Purchaser any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Property or any part thereof. Purchaser agrees to promptly cause the removal of, and indemnify, defend and hold Seller harmless with respect to, any mechanic’s or similar lien filed against the Property or any part thereof by any party performing any labor or services at the Property or supplying any materials to the Property at Purchaser’s request. The provisions of this Section 4(j) shall survive the Closing or any termination of this Agreement.

(k)       Seller and Purchaser hereby agree that the Access and Indemnity Agreement dated as of October 2, 2013 relating to this transaction is hereby expressly terminated and of no further force and effect, except for obligations relating to any inspections conducted prior to the Effective Date.

5.	ESCROW AGENT; ESCROW PROVISIONS.

(a)       Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account at an institution selected by Escrow Agent and jointly approved by Seller and Purchaser (the “Escrow Account”) (it being agreed that Escrow Agent shall not be liable for the amount of interest which accrues thereon). All interest or other income accrued on the Deposit (the “Income”) shall be paid to or applied for the benefit of the same party entitled to the Deposit and the party receiving the Income or having the same applied to its benefit shall be responsible for paying any income taxes thereon. The tax identification numbers of the parties hereto shall be furnished to Escrow Agent upon request.

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(b)       Escrow Agent shall acknowledge receipt of the Deposit and agrees to hold the Deposit in the Escrow Account pursuant to the provisions of this Agreement for application in accordance with the provisions hereof, upon the following terms:

(i)       Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement hereinafter referred to and except for joint instructions given to Escrow Agent by Seller and Purchaser relating to the Deposit, Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

(ii)       In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Escrow Agent is acting as a stakeholder only with respect to the Deposit. Promptly after the receipt by Escrow Agent of (a) notice of any demand by either party claiming that it is entitled to the Deposit or (b) any other claim or the commencement of any action, suit or proceeding by either party, Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, send a copy of such notice to the other party and inform the other party of such claim; but the failure by Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to Escrow Agent hereunder. If Escrow Agent shall receive written notice from either party within five (5) Business Days after delivery of such notice instructing Escrow Agent to not deliver the Deposit to the other party or to otherwise hold the Deposit, or if for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, Escrow Agent shall either (1) take no action and shall continue to hold the Deposit until it has received instructions in writing concurred to by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Agent shall take such action in accordance with such instructions or such order, or (2) at its option, pay the Deposit into a court of competent jurisdiction in the county in which the Premises is located and to interplead both Seller and Purchaser, whereupon the Escrow Agent shall be released from any further liability or obligation to either Seller or Purchaser. Seller hereby irrevocably agrees that notwithstanding anything to the contrary herein or elsewhere in this Agreement, if Purchaser timely delivers a Termination Notice on or prior to the expiration of the Inspection Period, then the Deposit shall be immediately distributed by Escrow Agent to Purchaser without the need for any notice to or from or any consent or instruction from Seller and notwithstanding any instruction or notice to the contrary from Seller and Seller acknowledges and agrees that it shall have no right to give any such contrary instructions.

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(iii)       It is understood and agreed that the duties of Escrow Agent are purely ministerial in nature. Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or gross negligence. Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of Illinois, or a Federal court in such jurisdiction or a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

(iv)       Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, in reliance upon such assumption.

(v)       Except in connection with Escrow Agent’s willful misconduct or gross negligence, Escrow Agent shall be indemnified and held harmless jointly and severally by the other parties hereto from and against any and all expenses or loss suffered by Escrow Agent (as Escrow Agent), including reasonable attorneys’ fees, in connection with any action, suit or other proceeding involving any claim, which arises out of or relates to this Agreement, the services of Escrow Agent hereunder or the monies held by it hereunder.

(vi)       From time to time on and after the date hereof, Seller and Purchaser shall deliver or cause to be delivered to Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as Escrow Agent shall reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(vii)       Escrow Agent may resign at any time as Escrow Agent hereunder upon giving five (5) days’ prior written notice to that effect to both Seller and Purchaser. In such event, the successor Escrow Agent shall be a nationally recognized title insurance company or other person acceptable to both Seller and Purchaser. Such party that will no longer be serving as Escrow Agent shall deliver, against receipt, to such successor Escrow Agent, the Deposit held by such party, to be held by such successor Escrow Agent pursuant to the terms and provisions of this Agreement. If no such successor has been designated on or before such party ceases to be Escrow Agent hereunder, whether by resignation or otherwise, its obligations as Escrow Agent shall continue until such successor is appointed, provided, however, its sole obligation thereafter

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shall be to safely keep all monies then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon Escrow Agent shall make disposition thereof in accordance with such order; provided further, however, that such Escrow Agent, in such event, shall deliver the Deposit against receipt, to any bank or trust company or title insurance company operating in Chicago, Illinois selected by such party. If no successor Escrow Agent is designated and qualified within five (5) days after its resignation is effective, such party that will no longer be serving as Escrow Agent may apply to any court of competent jurisdiction for the appointment of a successor Escrow Agent.

6.	STATUS OF THE TITLE.

(a)       Subject to the terms and provisions of this Agreement, Seller’s interest in the Premises shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject to the following (collectively, the “Permitted Encumbrances”):

(i)         any state of facts disclosed by the Existing Survey and the Updated Survey;

(ii)        the Pedestrian Bridge Agreement (including Exception 15 in Schedule B-Part Two of the Commitment);

(iii)       the Metra Declaration (including Exceptions 16 and 17 in Schedule B-Part Two of the Commitment);

(iv)       Exceptions 13 and 14 in Schedule B-Part Two of the Commitment;

(v)        Any liens, encumbrances or other title exceptions or survey matters approved (or deemed approved) or waived by Purchaser as provided in Section 7;

(vi)       Property Taxes (as hereinafter defined) which are a lien but not yet due and payable (including Exceptions 1, 2 and 3 in Schedule B-Part Two of the Commitment);

(vii)      any installment of assessments affecting the Premises or any portion thereof which are a lien but not yet due and payable;

(viii)     any laws, rules, regulations, statutes, ordinances, orders, other legal requirements affecting the Property, including, without limitation, those relating to zoning and land use;

(ix)       any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes, and other fixtures and facilities in, over, under and upon the Premises to the extent disclosed on the Existing Survey and/or in the Commitment;

(x)        rights and interests held by tenants under the Leases in effect at Closing without any right to purchase all or a portion of the Property; and

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(xi)       any matters or title exceptions arising by reason of acts or omissions of the Purchaser.

Notwithstanding the foregoing, Seller’s and Purchaser’s agreements with respect to Monetary Liens are set forth in, and governed by, the terms of Section 7(a)(iii) below.

7.	TITLE INSURANCE, LIENS.

(a)      (i)       The parties acknowledge and agree that Seller has made available to Purchaser a copy of the owner’s title insurance policy issued by First American Title Insurance Company (the “Title Company”), with an effective date of June 6, 2005, as File No. NCS-159275-CHI1 (the “Existing Title Policy”) and the Existing Survey relating to the Premises. Prior to the Effective Date, Seller delivered to, or caused to be delivered to, Purchaser or Purchaser’s counsel, and Purchaser acknowledges receipt of, an updated title commitment for an ALTA (2006) owner’s policy of title insurance and identified as File No. 3020-618295 with an effective date of September 11, 2013 (and last revised October 9, 2013) (the “Commitment”), together with either hard copies of, or on-line access to copies of, the exceptions to title referred to therein, issued by the Title Company. Prior to the Effective Date, Purchaser, at its sole cost and expense, obtained a current ALTA/ACSM survey of the Premises (the “Updated Survey”). To the extent the same has not been done prior to the Effective Date, Purchaser shall cause the Updated Survey to be certified to the Title Company, and shall deliver a copy of the Updated Survey to Seller and the Title Company promptly after the Effective Date. Except as set forth in Section 7(a)(iii) below, Purchaser has waived its right to object to any matters, liens, encumbrances or other title exceptions appearing on such Commitment and Updated Survey; provided, however, Purchaser shall have the right to object by delivery of written notice (collectively, the “Title Objections”) to Seller and Seller’s attorneys, on or prior to the earlier of (i) five (5) days after receipt of notice of a new exception or encumbrance (which is not a Permitted Encumbrance and which was not revealed by the initial Commitment or the Updated Survey), and (ii) the Closing Date, TIME BEING OF THE ESSENCE, to any item that becomes of record after the date of the initial Commitment.

(ii)       Except as set forth in Section 7(a)(iii) below, it is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause the cure, removal or satisfaction of any Title Objections. Within two (2) Business Days following receipt of Purchaser’s written notice of Title Objections, Seller shall notify Purchaser whether Seller intends to cure, remove or satisfy any of the Title Objections or whether Seller is unable or unwilling to cure any of the Title Objections (“Seller’s Response Notice”). Failure by Seller to deliver a Seller’s Response Notice shall be deemed an election by Seller to not cure any of the Title Objections. If Seller elects, or is deemed to have elected, not to cure any of the Title Objections, then Purchaser shall either: (1) notify Seller in writing of its intention to either terminate this Agreement, in which event the Deposit shall be returned to Purchaser, or (2) proceed to Closing and accept title to Premises subject to the Title Objections, without any abatement of the Purchase Price, or any liability or obligation on the part of Seller by reason of such Title Objections. In the event Purchaser fails to notify Seller of its intention to either terminate or close over such Title Objections within two (2) Business Days following receipt (or deemed receipt) of Seller’s Response Notice, then Purchaser shall be

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deemed to have elected to close the transactions contemplated hereunder, subject to the Title Objections (without any abatement of the Purchase Price, or any liability or obligation on the part of Seller by reason of such Title Objections, except as expressly provided in Section 7(a)(i) above).

(iii)       Notwithstanding the foregoing, Seller shall be obligated to (1) satisfy all the requirements listed Exceptions 19, 21, 22 and 23 in Schedule B-Part Two of the Commitment that are the obligation of Seller under this Agreement, (2) remove all mortgages and other financing documents affecting the Premises which were created by Seller, including, without limitation, removal of Exceptions 4, 5, 6 and the SNDAs referenced in Exceptions 9, 10 and 11 in Schedule B-Part Two of the Commitment and (3) remove or satisfy all other mechanics liens and all judgment liens affecting the Premises, which were voluntarily caused or created by Seller, (all such liens referred to in this subsection (3) being referred to collectively as, “Monetary Liens”); provided, however, that Seller shall not have the obligation to remove any Monetary Liens unless such Monetary Lien is an ascertainable, fixed amount, and the cost of removing (by bonding or otherwise) same shall not exceed an aggregate amount of TWO HUNDRED THOUSAND and 00/100 DOLLARS ($200,000.00) (the “Monetary Lien Cap Amount”) together with all other Monetary Liens. If Seller is required or elects to remove a Monetary Lien pursuant to the terms of this Agreement, Seller shall be entitled to postpone the Closing for a period of thirty (30) days in order to endeavor to remove such Monetary Lien. Notwithstanding the foregoing, if the Title Company is willing to insure over such Monetary Lien (without additional cost to Purchaser) by permitting Seller to provide an escrow deposit, then Seller shall not be required to remove such Monetary Lien; provided, that Seller shall not be permitted to make an escrow deposit amount which exceeds $2,500,000.00 without Purchaser’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. If a Monetary Lien can be removed (by bonding or otherwise) but Seller elects not to remove any of such Monetary Lien(s) because the cost of removing same, or the associated liability to the bonding company, plus the cost of obtaining the bond exceeds the Monetary Lien Cap Amount, then Purchaser may, at Purchaser’s sole discretion, proceed to the Closing and accept payment of up to the Monetary Lien Cap Amount (but without any other modifications to this Agreement) or terminate this Agreement upon five (5) Business Days prior written notice and receive a refund of the Deposit. If the cost of removing any Monetary Lien(s), in the aggregate, is less than the Monetary Lien Cap Amount, Seller shall, at its sole option, either remove such item or pay to Purchaser an amount equal to the reasonable cost to remove same (up to the Monetary Lien Cap Amount).

(iv)       Notwithstanding anything to the contrary contained herein, if Seller is unable either to (1) eliminate the Title Objections by the Scheduled Closing Date (as hereinafter defined), unless the same are waived in writing by Purchaser (with no obligation to do so) without any abatement in the Purchase Price, or (2) remove its existing mortgage and other financing documents affecting the Premises as required under Section 7(a)(iii)(2) above because the required 30-day period advance written notice of payoff has not been satisfied or waived by Seller’s lender, then Seller may, upon prior notice (“Title Cure Notice”) to Purchaser, adjourn the Scheduled Closing Date for a period not to exceed thirty (30) days (“Title Cure Period”), in order to attempt to eliminate such exceptions.

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(v)       Nothing contained in this Agreement shall constitute any warranty, representation or agreement by Seller as to the location of separate lots in, or acreage of, the Premises.

(vi)       The extended coverage ALTA (2006) owner’s title policy to be issued Purchaser at Closing pursuant to Section 11(a)(iii) below (the “Title Policy”) shall (1) insure Purchaser in the amount of the Purchase Price and otherwise be in the same form as the pro forma owner’s title policy attached hereto as Exhibit 15 (the “Pro Forma Title Policy”) and (2) at Purchaser’s election, contain co-insurance and/or reinsurance (as selected by Purchaser) from one or more title companies selected by Purchaser, provided that the Title Company shall act as the lead insurer; provided, that in all events the issuance of any endorsements requested by Purchaser (whether or not attached to the Pro Forma Title Policy) shall not be a condition precedent to Purchaser’s obligations to proceed with Closing and the Closing shall not be extended due to Purchaser’s requirements for any such endorsements. Seller, at its sole cost and expense, shall pay at the Closing the cost of the base premium charges for the issuance of the Title Policy, but excluding any increase in the base premium charges in excess of $0.38 per $1,000 resulting from any such co-insurance and/or reinsurance obtained or required by Purchaser. Purchaser, at its sole cost and expense, shall pay at the Closing the cost of any endorsements Purchaser may request to the Title Policy (including the cost of extended coverage over the so-called “general exceptions”, but excluding endorsements to cure any Title Objections which Seller is required to cure or has agreed to cure under this Agreement). Purchaser acknowledges that Seller makes no representation whether or not the Title Company will issue any endorsements to the Title Policy which are requested by Purchaser. Purchaser further acknowledges and agrees that it is relying solely upon its Title Policy. If Purchaser has a claim under its Title Policy and the subject matter of that claim also constitutes a breach of any warranty made by Seller in this Agreement, the Deed (as hereinafter defined) or any other instrument or agreement delivered pursuant to this Agreement or in connection with the Closing, Purchaser agrees that it will look first to its Title Policy for recovery on such claim, and Purchaser shall not assert any claim against Seller for a breach of a representation, warranty or covenant with respect to such claim unless and until Purchaser has pursued its remedies against the Title Company to final nonappealable judgment and has not been made whole, except to the extent a claim against Seller would be time-barred by operation of this Agreement, or by applicable law, to permit such action to be so concluded in which event, unless Seller expressly agrees to toll any such time periods, Purchaser may pursue a simultaneous action against Seller. The provisions of this Section 7(a)(vi) shall survive Closing and delivery of the Deed.

8.	APPORTIONMENTS.

(a)       The following shall be apportioned between Seller and Purchaser (based on the periods to which they relate and are applicable, and regardless when payable, except as otherwise expressly provided to the contrary) as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Apportionment Date”), such that Purchaser shall be treated as the owner of the Property for purposes of prorations of income and expenses, on and after the day of Closing:

(i)       all (x) fixed or so-called base rent payment obligations (“Fixed Rents”) and (y) reimbursement obligations or payment obligations in respect of operating

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expenses, real estate taxes, percentage rent, if applicable, and other charges (collectively, “Additional Rent,” and together with Fixed Rents, shall hereinafter be referred to collectively as, “Rents”) pursuant to Leases for the month in which the Closing occurs, shall, unless otherwise provided in Section 8(b) hereof, be apportioned between Purchaser and Seller based upon the number of days during the month in which the Apportionment Date occurs that each party actually owned the Property;

(ii)      real estate taxes are to be apportioned based on Section 8(c) hereof. Sewer rents and taxes, water rates and charges (to the extent not accounted for pursuant to clause (i) above or (iii) below), vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Premises (collectively, with real estate taxes, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, are to be apportioned in accordance with Section 8(c) hereof;

(iii)      charges for all utilities (to the extent not paid directly by tenants under the Leases) and other due and unpaid operating expenses shall be paid by Seller (and apportioned if necessary) in accordance with Section 8(d) hereof;

(iv)      prepaid fees for licenses and other permits, including, without limitation, any fees payable to the City of Chicago under the Pedestrian Bridge Agreement, assigned to Purchaser at the Closing (which cover any period after the Closing);

(v)      any amounts prepaid or payable by the owner of the Property under Contracts (if any) which are to be assumed by Purchaser at Closing; and

(vi)      the annual fee payable by Metra for the year in which Closing occurs relating to the “Commuter Facilities Easement” and other rights granted to Metra under the Metra Declaration; and

(vii)    all other operating expenses with respect to the Premises to the extent such matters are customarily apportioned in connection with real estate closings of commercial properties located in downtown Chicago, Illinois.

(b)      (i) Any past due and delinquent Fixed Rents or Additional Rent owing by any tenant for any period through the Apportionment Date shall not be prorated. If, on the Apportionment Date, there are any past due Fixed Rents or Additional Rent owing by any tenant for any period through the Apportionment Date, Purchaser shall use its commercially reasonable efforts to collect the same after the Closing Date by billing such tenant (provided Purchaser shall not be obligated to institute legal proceedings against any tenant or guarantor with regard to the same, but Seller shall retain its right to institute legal proceedings or pursue other remedies against such tenant or guarantor after the Closing Date in the event payment has not been received within sixty (60) days after Closing so long as such proceeding does not seek a termination of the Lease or eviction of such tenant). Purchaser shall not compromise or settle any such rent arrearages without Seller’s prior written consent. Any Fixed Rent and Additional Rent received (net of Purchaser’s reasonable costs of collection) from any tenant or guarantor on or after the Closing Date shall be applied in the following order of priority (without duplication):

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(A) first, to current Fixed Rent and Additional Rent due and payable under such Lease, (B) second, to Fixed Rent and Additional Rent arrearages with respect to for the period following the month in which the Closing Date occurs and for all subsequent periods thereafter, (C) third, to Fixed Rent and Additional Rent arrearages with respect to the month in which the Closing Date occurs (subject to apportionment pursuant to Section 8(a) above), (D) fourth, to Fixed Rent and Additional Rent arrearages with respect to the period prior to the month in which the Closing Date occurs, and (E) all other Fixed Rent and Additional Rent collected shall belong to Purchaser, provided, however, if any Fixed Rent and/or Additional Rent payment is specifically marked or readily ascertainable as payment for a particular month during which Seller owned the Property and (x) such tenant’s Fixed Rent and/or Additional Rent was, in fact, in arrears for such month and (y) Seller has not received Fixed Rent and/or Additional Rent from said tenant for such month pursuant to this Section 8(b), then such Fixed Rent and/or Additional Rent payment shall belong to Seller (and if said Fixed Rent and/or Additional Rent payment is made by check payable to Purchaser, Purchaser shall endorse the check and promptly deliver the same to Seller). Any Fixed Rents and/or Additional Rent received directly or indirectly by Seller or Purchaser following the Apportionment Date which are the property of the other, shall be held in trust and paid to the other within ten (10) Business Days following receipt thereof.

(ii)       Except as is otherwise provided in the Leases, certain tenants under Leases pay their proportionate share of Additional Rent, which in most cases, provides for payments of monthly estimates with an adjustment at the end of each fiscal year applicable to such Additional Rent. Additional Rent is determined, in most cases, with respect to a fiscal year commencing January 1, and ending December 31. All amounts received by Seller as interim payments of Additional Rent before the Closing Date shall be prorated between the Seller and Purchaser, based on a year-to-date reconciliation completed by Seller’s property manager, of the actual Additional Rent collected by Seller to the underlying operating expenses to which they relate. If, as of Closing, Seller has received Additional Rent in excess of the expenses incurred by Seller which are reimbursable as Additional Rent prior to the Closing Date, Purchaser shall receive a credit in the amount of such excess at Closing. If, as of the Closing Date, Seller has incurred expenses reimbursable as Additional Rent in excess of the amount of Additional Rent actually received from tenants, Seller shall receive a credit in the amount of such deficiency at Closing. As soon as practicable after the Closing, Seller and Purchaser shall fully cooperate with one another in good faith re-prorating such Additional Rent at the time that such estimates are actually adjusted or reconciled pursuant to the term of the Leases. Any amounts due by Purchaser or Seller, as applicable, from such re-proration shall be paid within fifteen (15) Business Days after the same is determined (except that any amounts due by Purchaser that is to be paid by tenants shall not be payable to Seller until Purchaser collects the same from such tenants).

(c)       Property Taxes shall be apportioned on a cash basis, such that Property Taxes for the Premises for the calendar year preceding the calendar year in which the Closing occurs (which are due and payable in the calendar year in which the Closing occurs) (the “Apportioned Property Taxes”) shall be prorated on the basis of 100% of the most recent ascertainable full-year tax bill for the Premises, it being agreed that Property Taxes for the Premises for the calendar year in which the Closing occurs (which are due and payable in the calendar year following the calendar year in which the Closing occurs) and subsequent years shall not be prorated and shall be the sole responsibility of Purchaser. If the Closing Date shall

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occur before the issuance of a full-year tax bill for the Apportioned Property Taxes, the Property Taxes shall be reprorated by the parties within ten (10) Business Days after the issuance of the actual tax bill and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based on such recalculation. Seller hereby expressly reserves the right to continue, commence and conduct any tax abatement or reduction proceedings relating to the Premises in respect of real estate taxes for the calendar year 2012 (due and payable in the calendar year 2013) (subject to apportionment as stated below) and for all prior real estate tax years, subject to Seller’s compliance under the Leases for reconciliation with the tenants of any amount of tax abatement or refunds obtained, and Purchaser shall have the right to commence and conduct any tax abatement or reduction proceedings relating to the Premises for the calendar year 2013 (due and payable in the calendar year 2014) and all subsequent years, subject to Purchaser’s compliance under the Leases for reconciliation with the tenants of any amount of tax abatement or refunds obtained. Seller shall not have the right to contest or appeal any assessments or real estate taxes for the year 2013 (due and payable in the calendar year 2014). Seller shall have the sole right and discretion to compromise or settle any tax certiorari or reduction proceedings relating to the Premises for the calendar year 2012 (due and payable in the calendar year 2013) and all prior real estate tax years, subject to Seller’s compliance under the Leases for reconciliation with the tenants of any amount of tax abatement or refunds obtained. Purchaser agrees to reasonably cooperate with Seller in all such proceedings at no cost, expense, liability or potential liability to Purchaser. As between Purchaser and Seller (subject to the rights, if any, of tenants under the Leases), real estate tax refunds for periods prior to the calendar year 2012 (due and payable in the calendar year 2013), shall be the sole property of Seller. As between Purchaser and Seller (subject to the rights, if any, of tenants under the Leases), real estate tax refunds for periods the calendar year 2013 (due and payable in the calendar year 2014) and subsequent calendar years shall be the sole property of Purchaser. Real estate tax refunds and credits received after the Closing Date which are attributable to the calendar year 2012 (due and payable in the calendar year 2013) shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof. To the extent received by either party, sums payable to the other party hereunder shall be held by the receiving party as a trust fund, and remitted to the other party within ten (10) Business Days of receipt.

(d)       To the extent the same are not paid directly by tenants under the Leases, Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, gas, steam, sewer, water bills, trash removal bills, and janitorial and maintenance service bills (collectively, “Utilities”) relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller after the same have been determined. Seller shall attempt to have all utility meters read as of one (1) Business Day prior to the Closing Date. Seller shall promptly pay all unpaid bills, which obligation shall survive Closing. Seller shall further attempt to obtain from the provider of same, all other service statements and bills of account.

(e)       Leasing Commissions (as defined below) and Tenant Inducement Costs (as defined below) payable with respect to any Leases shall be allocated as set forth in this Section 8(e) between Seller and Purchaser.

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(i)       Seller shall be responsible only for payment of (x) all Leasing Commissions and Tenant Inducement Costs, including, without limitation, rent abatement concessions whether attributable to periods occurring prior to or after the Closing, under any Lease documents executed and in existence as of October 3, 2013 (lists of which are attached hereto as Schedules E and K), but expressly excluding the obligation to re-carpet, repaint or replace wall coverings under the GSA Leases if the GSA has not given written notice of the need thereof prior to the Closing Date, and (y) all Leasing Commissions and/or Tenant Inducement Costs due and payable in connection with those Pending Lease Transactions (as hereinafter defined) listed on Schedule N attached hereto which have been finalized and completed pursuant to written Lease documentation as of the Closing Date (the “Finalized Pending Lease Transactions”). For the avoidance of doubt, in no event shall Seller be responsible for, or to pay or give Purchaser credit for, (A) the cost to re-carpet, repaint or replace wall coverings under the GSA leases if the GSA has not given written notice of the need thereof prior to the Closing Date, (B) Leasing Commissions and/or Tenant Improvement Costs, including, without limitation, rent abatement concessions, arising in connection with, or granted under, any new Leases, any amendments to existing Leases or any options, extensions, renewals, expansions or any other obligations of the landlord exercised or executed on or after October 3, 2013 under existing Leases other than for the Finalized Pending Lease Transactions, or (C) costs for any capital improvements and repairs to the Premises other than as may be set forth in the Finalized Pending Lease Transactions (and also subject to the terms of Sections 8(g) and 10(c) below). To the extent that Seller has not paid any of the Tenant Improvements Costs and/or Leasing Commission for which it is expressly responsible hereunder as of the Closing Date, then Purchaser shall receive a credit at Closing against the Purchase Price for any such unpaid amounts and Purchaser shall assume, in writing, the obligation to pay any such unpaid amounts.

(ii)       Purchaser shall be responsible for, and shall pay when due, the following Leasing Commissions and/or Tenant Inducement Costs (including rent abatement concessions) under the Leases: (1) the cost to re-carpet, repaint or replace wall coverings under the GSA Leases for which written notice of the need thereof has been given by the GSA on or after the Closing Date, (2) all Leasing Commissions and/or Tenant Inducement Costs (including, without limitation, rent abatement concessions,) arising under all new Leases or any amendments to existing Leases exercised or executed on or after October 3, 2013 and approved (or deemed approved) by Purchaser in accordance with the terms of Section 10(b)(i) of this Agreement other than for the Finalized Pending Lease Transactions and (3) all Leasing Commissions and/or Tenant Inducement Costs (including, without limitation, rent abatement concessions,) arising under any options, extensions, renewals, expansions or any other obligations of the landlord exercised or executed on or after October 3, 2013 under existing Leases other than for the Finalized Pending Lease Transactions, but only to the extent the amounts of such Leasing Commissions and/or Tenant Inducement Costs are disclosed in the Due Diligence Materials (including, without limitation, Seller’s existing property management and leasing agreements for the Property) provided to Purchaser prior to the expiration of the Inspection Period or are otherwise disclosed in writing to Purchaser prior to the expiration of the Inspection Period. In connection therewith, Seller shall retain liability for the payment of any Leasing Commissions and/or Tenant Inducement Costs (x) due and payable in connection with the Finalized Pending Lease Transactions, (y) contained in new Leases or any amendments to existing Leases exercised or executed on or after October 3, 2013 in violation of the terms of Section 10(b)(i) of this Agreement and (z) arising under any options, extensions, renewals, expansions or any other

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obligations of the landlord exercised or executed on or after October 3, 2013 under existing Leases, but only to the extent the amounts of such Leasing Commissions and/or Tenant Inducement Costs were not disclosed in the Due Diligence Materials (including, without limitation, Seller’s existing property management and leasing agreements for the Property) provided to Purchaser prior to the expiration of the Inspection Period or were not otherwise disclosed in writing to Purchaser prior to the expiration of the Inspection Period. If, as of the Closing Date, Seller shall have paid any Tenant Inducement Costs and/or Leasing Commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.

(iii)       Seller and Purchaser acknowledge that pursuant to Section 4 of the first amendment to the Lease with National Union Fire Insurance Company of Pittsburgh, PA. (“NUFIC”), the landlord thereunder has the option to elect to pay NUFIC the amount of any then-remaining rent abatement (the “NUFIC Rent Abatement Payment”), whereupon any rent abatement that was scheduled to occur thereafter under the NUFIC Lease shall have no further force or effect, and the original NUFIC Lease shall be deemed amended to delete the rent abatement following the date of such election by the landlord (the “NUFIC Rent Abatement Payment Option”). Without altering or modifying the allocation of Tenant Improvements Costs agreed to by Seller and Purchaser pursuant to Sections 8(e)(i) and (ii) above, Seller agrees that Seller shall deliver to NUFIC at Closing a letter exercising the NUFIC Rent Abatement Payment Option (the “NUFIC Abatement Notice Letter”), and (c) at Closing, Seller shall pay the NUFIC Rent Abatement Payment directly to NUFIC (through a wire transfer from the Escrow Agent).

(iv)       For purposes hereof, “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder (including the cost of work to be performed by or on behalf of the landlord) to or for the benefit of the tenant thereunder, which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, and other work allowances, lease buyout costs, free rental periods, legal fees and expenses and moving allowances, and the term “Leasing Commissions” shall mean any leasing commission payable to any broker in connection with a Lease for the initial term of such Lease or in connection with any renewal, or extension period and/or expansion option under a Lease.

(v)       For purposes of this Agreement, Seller and Buyer hereby agree that the cost to re-carpet, repaint or replace wall coverings as may be required by the landlord under the GSA Leases shall be set and valued at $5.00 per rentable square foot of the applicable premises.

(f)       Purchaser shall have no right to receive any rental insurance proceeds which relate to the period prior to the Closing Date and, if any such proceeds are delivered to Purchaser, Purchaser shall, within ten (10) Business Days following receipt thereof, pay the same to Seller.

(g)       To the extent that Seller has entered into and executed one or more written contracts or work authorizations prior to Closing for the performance of capital improvements and repairs to the Premises (a “Capital Repair Item”) that do not constitute Required Work (governed by Section 10(c) below) or Tenant Inducement Costs (governed by Section 8(e)

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above), and said Capital Repair Item has not been fully completed and/or paid for as of the Closing Date, then (1) to the extent any such contract or work authorization is written on a fixed-fee basis, Purchaser shall receive a credit at Closing against the Purchase Price for the remaining unpaid amount for such Capital Repair Item based on the contract price payable by Seller under the executed contract(s) or work authorization(s) (regardless of when the work, services or other obligations were performed or are to be performed), (2) to the extent any such contract or work authorization is written on a guaranteed maximum price basis, Purchaser shall receive a credit at Closing against the Purchase Price for the remaining unpaid amount for such Capital Repair Item based on the maximum contract price payable by Seller under the executed contract(s) or work authorization(s) (regardless of when the work, services or other obligations were performed or are to be performed), subject to reproration as provided in subsection (5) below (items (1) and (2) above being referred to herein as the “Pre-Closing Capital Costs”), (3) Seller shall provide Purchaser with such information and documentation as is reasonably requested by Purchaser, including, without limitation, a contractor’s certificate in the form attached hereto as Exhibit 13 so long as the fee payable under such contract or work authorization exceeds $100,000.00, relating to the progress of such Capital Repair Item and costs paid, or due and payable, for such Capital Repair Item, (4) at Closing, Purchaser shall assume in writing (which may be as part of the Assignment and Assumption of Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration referenced in Section 18(c)(ii) hereof) the existing contract(s) or work authorization(s) relating to such Capital Repair Item and the obligation to pay any such remaining unpaid amounts for which Purchaser was given a credit at Closing, and (5) with respect to any contract or work authorization assumed by Purchaser that is written on a guaranteed maximum price basis and is completed under the guaranteed maximum price, then promptly after the completion of the work related to such Capital Repair Item, Seller and Purchaser shall re-prorate the credit given to Purchaser at Closing based on the final total amount due and payable to the contractor. Seller agrees not to enter into any contract or work authorization for a Capital Repair Item that is not on a fixed fee or guaranteed maximum price basis.

(h)       At or prior to the Closing, Seller and Purchaser, and/or their respective agents or designees, shall each deposit with Escrow Agent executed counterparts to a settlement statement consistent with this Agreement in the form customarily used by the Escrow Agent for transactions in the Chicago metropolitan area (the, “Closing Statement”) which will show the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing pursuant to Section 3 hereof, as applicable. Except with respect to Property Taxes (which will be reprorated upon receipt of actual bills) and Additional Rent (which shall be reprorated in accordance with the terms of Section 8(b)(ii) above), Seller and Purchaser agree that if the final determination of the adjustments and prorations provided for herein are not capable of being determined at or prior to the Closing, then Seller and Purchaser shall allocate such items on a fair and equitable basis on or before June 30, 2014, and the net amount due Seller or Purchaser, if any, by reason of adjustments to any Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) Business Days following that parties’ final determinations. The adjustments, prorations and determinations agreed to by Seller and Purchaser shall be conclusive and binding on the parties hereto. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to

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the books, records, files and ledgers) information and data with respect to the Property during normal business hours upon reasonable advance notice in order to make the preliminary and final adjustments and prorations provided for herein.

(i)       From the Closing Date until such time as the amounts due to each other are fully resolved and reconciled, the parties shall, from time to time, share such accounting as is reasonable under the circumstances to fully resolve all prorations provided for under this Section 8. The provisions of this Section 8 shall survive the Closing.

9.	PROPERTY NOT INCLUDED IN SALE.

Notwithstanding anything to the contrary contained herein, it is expressly agreed by the parties hereto that any fixtures, furniture, furnishings, equipment or other tangible or intangible personal property (including, without limitation, trade fixtures in, on, around or affixed to the Building) owned or leased by Metra, any tenant, or by any managing agent, leasing agent, contractor, or employee at the Premises, shall not be included in the Property to be sold to Purchaser hereunder.

10.	COVENANTS; PRECLOSING RIGHTS AND OBLIGATIONS OF SELLER.

(a)       From the Effective Date until the Closing Date, Seller shall:

(i)       maintain in full force and effect the casualty insurance policies in effect with respect to the Premises as of the Effective Date, or policies providing similar coverage at the same levels, subject to customary exceptions at the time of renewal or issuance, which, without limitation, may not insure against acts of terrorism, war (declared or undeclared), or the like, and shall deliver to Purchaser, upon request, reasonable evidence of same including certificates of such insurance;

(ii)       operate and manage the Property in a manner consistent with Seller’s current practice; provided, however, subject to Sections 8(g) and 10(c) hereof, Seller shall not be obligated to perform, or pay for, any capital improvements or capital repairs at the Premises ; and

(iii)       except as otherwise expressly permitted under this Agreement, including, without limitation, under Section 10(b) below, not grant, create or consent to the imposition of any new lien or encumbrance upon the Property without the prior written consent of Purchaser, which may be granted or withheld in Purchaser’s sole and absolute discretion.

(b)       From the Effective Date until the Closing Date, Seller shall refrain from, except as permitted herein, without Purchaser’s prior approval, which may be granted or withheld in Purchaser’s sole and absolute discretion:

(i)       terminating, cancelling, amending or modifying any existing Lease, or entering into any new Lease for space at the Premises. Notwithstanding the foregoing, Purchaser’s approval rights under this Section 10(b) shall not apply to, and Purchaser shall have no approval rights whatsoever over, the following: (1) the termination of any Lease as a result of the tenant’s default thereunder, (2) amendments or modifications to existing Leases in

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connection with the exercise by a tenant of any existing expansion, contraction, right of first offer, right of first renewal, renewal or early termination right set forth in, in accordance with and which Seller is contractually required to permit under the terms of any such Lease (provided, however that Seller shall in all events give Purchaser executed copies of any such amendments or modifications), and (3) documentation to evidence and finalize the leasing transactions currently pending as of the Effective Date and set forth on Schedule N attached hereto (the “Pending Lease Transactions”); provided that no changes may be made to the draft documentation provided to Purchaser regarding the Pending Lease Transactions except with Purchaser’s consent in accordance with the standards set forth in this Section 10(b);

(ii)       amending or modifying (other than non-material amendments or modifications or amendments and/or modifications which do not survive the Closing) or renewing any of the Contracts that will survive the Closing; provided that such prior approval shall not be required with respect to any Contracts that are terminable, without premium or penalty, on not more than thirty (30) days’ notice;

(iii)       entering into any new Contracts which are not terminable, without premium or penalty, on not more than thirty (30) days’ notice; or

(iv)       amending or modifying the Pedestrian Bridge Agreement or the Metra Declaration (it being acknowledged and agreed that neither the Pedestrian Bridge Agreement nor the Metra Declaration shall be terminated by Seller without Purchaser’s prior approval, which may be granted or withheld in Purchaser’s sole and absolute discretion).

Seller shall promptly provide Purchaser with a fully executed copy of any new Lease or amendment to existing Lease approved (or deemed approved) by Purchaser pursuant to the terms of this Agreement, together with a copy (to the extent in Seller’s possession or control) of any tenant broker’s commission agreement related to such new Lease or amendment to existing Lease. Purchaser expressly acknowledges that there can be no assurance that any Lease will be in place and binding against the applicable tenant at the time of the Closing, and that the termination of any of the Leases prior to Closing by reason of (1) the expiration of its term, (2) the default of the tenant thereunder, or (3) a failure of a proposed tenant for a proposed Lease to follow through with the execution thereof as of the Closing, shall not excuse Purchaser from its obligation to complete Closing and to pay the full Purchase Price.

(c)       Prior to Closing, Seller shall have the right at its option, but not the obligation, to make (A) capital improvements or capital repairs required by law, or (B) capital improvements or capital repairs which may be required in the event of an emergency to preserve the Property (collectively, “Required Work”) without Purchaser’s prior approval. In the event that Seller deems it necessary to perform Required Work, Seller shall use commercially reasonable efforts to notify Purchaser of such Required Work as soon as practicable. Except as otherwise set forth in Section 8(e) above, in the event Seller elects to perform any Required Work, then the cost of such Required Work shall be apportioned between Seller and Purchaser based upon the number of days of the projected useful life of such Required Work that Seller owned the Property after each of the Required Work were made, on the one hand, with Purchaser responsible for the remainder of the projected useful life of each of such Required Work, on the other. If such Required Work is not completed and paid for prior to Closing, then, no later than

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three (3) Business Days prior to Closing, Seller shall provide Purchaser with such information and documentation as is reasonably requested by Purchaser, including, without limitation, a contractor’s certificate in the form attached hereto as Exhibit 13 so long as the fee payable under such contract or work authorization for the Required Work exceeds $100,000.00, relating to the progress of such Required and costs paid, or due and payable, for such Required Work, and, at Closing, Purchaser shall assume in writing (which may be as part of the Assignment and Assumption of Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration referenced in Section 18(c)(ii) hereof) the existing contract(s) or work authorization(s) relating to such Required Work and the obligation to pay any such remaining unpaid amounts as apportioned between Seller and Purchaser as provided in this Section 10(c).

(d)       At the Closing, Seller (i) shall credit to Purchaser the amount of cash Security Deposits then held by Seller in the amounts referenced on Schedule J attached hereto and not (x) applied to defaults that have occurred and are continuing for a period of sixty (60) days, (y) applied by Seller or returned to tenants in connection with a termination of any such tenants’ Leases or the termination of such tenants’ right of possession thereunder or (z) otherwise applied by Seller or returned to tenants in accordance with the terms of such tenants’ Leases. At Closing, Seller shall cooperate to execute and delivery such documentation (which documentation shall be prepared by Purchaser and submitted to Seller for review prior to Closing) as is necessary to transfer or cause to be transferred to Purchaser the unapplied Security Deposits then held by Seller in the form of a letter of credit or any form other than cash (provided that such documentation shall be held at the Property and shall not be deposited into escrow with the Escrow Agent). To the extent that any Security Deposit which is comprised of a letter of credit or other non-cash security is not transferable as of the Closing for any reason, Seller and Purchaser shall cooperate with each other following the Closing so as to transfer the same to Purchaser or to obtain a replacement letter of credit with respect thereto in favor of Purchaser and, in either case, Purchaser shall upon receipt thereof assume Seller’s obligations with respect to such Security Deposit pursuant to an assumption agreement reasonably acceptable to Seller and Purchaser. Until any such letter of credit shall be transferred or replaced, Seller shall hold the same in trust for the benefit of Purchaser and shall draw upon the same and deliver the proceeds to Purchaser or return the same to the applicable tenant, in each case only upon Purchaser’s request, provided that Seller is legally permitted to do so and same does not require Seller to make an untrue statement or representation, and Purchaser shall indemnify and hold harmless Seller from any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys’ fees, court costs and disbursements) incurred by Seller as a result of any such actions taken by Seller at Purchaser’s written request. In the event any tenant under a Lease in existence at Closing is not required to pay for, or does not pay for, the cost of any fees and charges imposed by the issuer(s) to effect a transfer its non-cash Security Deposit, then Seller and Purchaser shall equally split for the cost of any such applicable fees and charges for such transfer. Purchaser shall assume all obligations under applicable law with respect to all Security Deposits actually delivered to Purchaser or for which Purchaser received a credit at Closing. The provisions of this Section 10(d) shall survive the Closing.

(e)       Except as otherwise expressly set forth herein, whenever in this Agreement Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, except as otherwise expressly provided herein, within three

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(3) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same. If Purchaser fails to notify Seller of its approval or disapproval within said three (3) Business Day period, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have approved the same.

(f)       Notwithstanding anything to the contrary in this Agreement, (i) Seller will terminate at Closing its existing property management and/or leasing agreement for the Premises and the MB Property Management Leases, and (ii) Seller will terminate at Closing, all other Contracts that are terminable on not more than thirty (30) days’ notice without payment of any penalty or termination, that Purchaser advises Seller in writing prior to expiration of the Inspection Period that it elects to be terminated; provided, however, to the extent that any required termination notice periods under such other Contracts have not expired as of the Closing Date, Purchaser shall assume any such Contracts at Closing for the period until such notice period has expired. Notwithstanding anything to the contrary herein, Purchaser will be required to assume all of Seller’s duties and obligations, if any, under the Union Contracts (as hereinafter defined).

(g)       Seller shall use commercially reasonable efforts to cause the Metra to duly execute and deliver to Purchaser on or before Closing an estoppel certificate with respect to the Metra Declaration (the “Metra Declaration Estoppel Certificate”) in substantially the form attached hereto as Exhibit 9) or such other form as is willing to be delivered by Metra, which in all events shall be completed based upon the applicable actual facts and circumstances. Purchaser acknowledges that under the terms of the Metra Declaration, Metra is under no obligation to provide the Metra Declaration Estoppel Certificate or any other estoppel certificate, and accordingly that receipt of the Metra Declaration Estoppel Certificate shall not be a condition precedent to Purchaser’s obligations to proceed with Closing.

(h)       Seller shall use commercially reasonable efforts to cause the counterparty to the Pedestrian Bridge Agreement to duly execute and deliver to Purchaser on or before Closing an estoppel certificate with respect to the Pedestrian Bridge Agreement (the “Pedestrian Bridge Estoppel Certificate”) in substantially the form attached hereto as Exhibit 12 or such other form as is willing to be delivered by such counterparty, which in all events shall be completed based upon the applicable actual facts and circumstances. Purchaser acknowledges that under the terms of the Pedestrian Bridge Agreement, the counterparty to the Pedestrian Bridge Agreement is under no obligation to provide the Pedestrian Bridge Estoppel Certificate or any other estoppel certificate, and accordingly that receipt of the Pedestrian Bridge Estoppel Certificate shall not be a condition precedent to Purchaser’s obligations to proceed with Closing. For purposes of this Section 10(h), “commercially reasonable efforts” shall mean a one-time request by Seller to the counterparty to the Pedestrian Bridge Agreement to execute the Pedestrian Bridge Estoppel Certificate with no further requests or follow-up required by Seller unless otherwise agreed to by Seller in its sole and absolute discretion.

(i)       Seller agrees that upon the request of Purchaser, Seller shall deliver to tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (“SNDAs”) and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Purchaser the executed SNDAs and Seller’s failure to deliver the executed SNDAs to

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Purchaser shall not constitute a default by Seller under this Agreement. Purchaser shall be responsible for preparing the forms of the SNDAs to be delivered to any tenant and submitting the same to Seller for delivery to the tenants.

(j)       Seller shall (i) remain an entity in good standing in the State of Illinois and not legally dissolve at any time prior to the later of the occurrence of (A) and (B) in clause (ii) immediately following, and (ii) maintain a minimum liquid net worth of at least THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), subject to increase as provided below, until the later of (A) expiration of the Survival Period (as hereinafter defined) and (B) the date of final, non-appealable dismissal or final resolution of any court action between Purchaser and Seller filed by Purchaser prior to the date that is forty-five (45) days after the expiration of the Survival Period. In the event (1) the Illinois Tax Certificate, the County Notice and/or City Notice are delivered prior to Closing Date or the Closing Extension Period, as applicable, and (2) any of the Illinois Tax Certificate, the County Notice and/or City Notice disclose outstanding liabilities or require the holdback of sales proceeds or other funds and (3) Seller elects to provide Purchaser with an indemnity agreement at Closing as permitted under Section 18(d)(iii)(3), then the minimum net worth required to be maintained by Seller under this Section 10(j) shall be increased by an amount equal to disclosed outstanding liabilities or holdback amount set forth in the Illinois Tax Certificate, the County Notice and/or City Notice until such time as release letters are issued by the applicable governmental entities confirming the satisfaction of the prior outstanding liabilities, at which time the minimum liquid net worth requirement hereunder shall be reduced back to $3,000,000.00. Purchaser acknowledges and agrees that in no event shall any of the officers, directors, trustees, managers, members, partners or investment managers of Seller have any liability whatsoever to Purchaser or the Purchaser Related Parties under the terms of this Section 10(j). The terms of this Section 10(j) shall survive the Closing for the period of time set forth in this paragraph.

11.	CONDITIONS PRECEDENT TO CLOSING.

(a)       Purchaser’s obligation to close the transactions hereunder shall be subject to the satisfaction of the following conditions precedent, provided that Purchaser, at its election, upon written notice delivered to Seller at or prior to the Closing, may waive all or any of such conditions (and in the absence of such satisfaction or waiver, Purchaser may terminate this Agreement and the Deposit shall be returned to Purchaser):

(i)       Purchaser shall have received from Seller, no later than three (3) days prior to the Closing Date, fully executed Approved Estoppels (as defined below), dated not earlier than forty-five (45) days prior to Closing (provided, that if Purchaser elects to extend the Scheduled Closing Date pursuant to Section 19(a) below, the Approved Estoppels may be dated not earlier than sixty (60) days prior to Closing), from (a) all Major Tenants and (b) not less than eighty percent (80%), in the aggregate (the “Required Percentage”), of the net rentable office and retail square footage (but not leased rooftop, storage, parking, advertising facility, telecommunications or mechanical room square footage) leased by the remaining Tenants (exclusive of the square footage leased under the MB Property Management Leases) in the Building as of the Effective Date (collectively, the “Remaining Tenants”); provided, however, that if any tenant (including, without limitation, any tenant under a GSA Lease) is required or permitted under the terms of its Lease (or with respect to the tenants under the GSA Leases,

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under applicable law or regulation) to provide a different form of estoppel, provide less information or to otherwise make different statements in a certification of such nature than are set forth on the form attached hereto as Exhibit 1, then Purchaser shall accept any such alternate form. In the event that Purchaser receives a Prepared Estoppel to which it reasonably objects, Purchaser shall deliver written notice of such objection to Seller (an “Estoppel Objection Notice”) within three (3) Business Days of its receipt of such Prepared Estoppel. Purchaser agrees that it shall not be reasonable to object to any Prepared Estoppel: (1) which includes the insertion by a tenant of “knowledge”, “no written notice” or other similar qualifier into all or any of paragraphs 1 (with respect to full force and effect of the Lease only), 2, 3 (with respect to the rentable square footage of the leased premises only), 10 and 11, (2) which contains or reveals minor or non-material technical or de minimis breaches, contradictions or modifications, (3) which discloses or reveals any breach or default which has been disclosed by Seller to Purchaser on Schedule I attached hereto, or (4) which includes the insertion by tenant of language stating to the effect that nothing in its estoppel certificate shall be deemed to alter or modify any of the terms and conditions of its Lease. Failure of Purchaser to timely deliver an Estoppel Objection Notice shall be deemed a waiver of Purchaser’s right to object hereunder and such Prepared Estoppel shall be deemed an Approved Estoppel for all purposes under this Section 11(a)(i) and applied to the Required Percentage. If Purchaser timely delivers a valid Estoppel Objection Notice and Seller is unwilling or unable to provide an Approved Estoppel curing the objections set forth in the Estoppel Objection Notice, then the Prepared Estoppel objected to in the Estoppel Objection Notice shall be deemed disapproved for purposes of this Section 11(a)(i). Seller agrees to remit a Prepared Estoppel to each of the office and retail tenants under the Leases other than the MB Property Management Leases; provided, however, that Seller shall not be required to bring any actions against any tenant or to pay any amounts to any tenants to obtain an Approved Estoppel for such tenants. In addition, Seller agrees to use commercially reasonably efforts to provide Purchaser with a copy of each Prepared Estoppel concurrently with the delivery of the same to each tenant. As used herein, “Prepared Estoppel” shall mean the estoppel certificates prepared and delivered by Seller to each Major Tenant and Remaining Tenant, which shall be based on the form of estoppel certificate attached hereto as Exhibit 1. Prepared Estoppels approved (or deemed approved) by Purchaser as provided above are hereinafter referred to, collectively, as “Approved Estoppels”.

(ii)      Seller shall have executed and delivered to Purchaser all of the Closing Documents (as hereinafter defined) required of Seller under this Agreement.

(iii)     The Title Company (and co-insurer and/or reinsurer, if applicable) is ready, willing and able and irrevocably committed to issue to Purchaser the Title Policy for the Premises, subject only to receipt of payment of the title premium and charges therefor and the Permitted Encumbrances, and as required pursuant to the terms and conditions of this Agreement.

(iv)     Seller shall have performed in all material respects all of its covenants, agreements and obligations under this Agreement and shall not be in default thereunder.

(v)      Except for (1) those representations and warranties of Seller contained in Section 13(a) that become untrue in the ordinary course of business but do not

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disclose a material, adverse effect on Seller and/or the Property (it being agreed that no material, adverse effect shall be deemed to have occurred hereunder as a result of the natural expiration of the term of a Lease or Contract or of the exercise of an expansion, contraction, renewal, early termination or other similar right of tenant under the express terms and provisions of a Lease or Contract), and/or (2) those representations and warranties of Seller contained in Section 13(a) that become untrue due to events or actions expressly provided for in this Agreement, all of Seller’s representations and warranties set forth in Section 13(a) of this Agreement shall be true and correct in all material respects as of the Closing Date (it is noted for avoidance of doubt that (whether or not the same constitutes a default by Seller) if any such representations or warranties are not so true and correct in all material respects, it shall be deemed a failure of a condition to Purchaser’s obligations but it shall not also be deemed a default by Seller if any such representations or warranties (which were true when made) have become untrue after the date hereof due to any reason other than an improper act or omission to act of Seller which act or omission violates the obligations of Seller under this Agreement).

(vi)       Seller shall have satisfied the terms and conditions related to the NUFIC Rent Abatement Payment Option required under Section 8(e)(iii) hereof.

Purchaser acknowledges that Seller does not guarantee the satisfaction of any of the conditions precedent listed above in clauses (i) (other than Seller’s agreement to remit a Prepared Estoppel to each of the office and retail tenants under the Leases other than the MB Property Management Leases), (iii) and (v) of this Section 11(a), and that Seller’s failure to satisfy such conditions (for any reason other than Seller’s bad faith or improper act in violation or breach of Seller’s obligations under this Agreement) shall not be deemed to be a default hereunder but rather, same shall merely be a failure of a condition to Closing, in which event Purchaser’s sole remedy shall be to terminate this Agreement and receive a refund of the Deposit, or to close and waive the failed condition(s) and proceed with Closing. Further, at Seller’s election, Seller shall be permitted to extend the Closing Date for any period of time up to twenty (20) days in order to satisfy the condition for delivery of Approved Estoppels set forth in Section 11(a)(i).

(b)       Seller’s obligation to close the transactions hereunder shall be subject to the satisfaction of the following conditions precedent, provided that Seller, at its election, upon written notice delivered to Purchaser at or prior to the Closing, may waive all or any of such conditions (and in the absence of such satisfaction or waiver, subject to the terms of Section 21(a) below, Seller may terminate this Agreement and the Deposit shall be returned to Purchaser, unless such the failure of any such condition precedent constitutes a default by Purchaser under this Agreement, in which event the Deposit shall be delivered, and belong, to Seller):

(i)      Purchaser shall have executed and delivered to Seller all of the Closing Documents required of Purchaser under this Agreement.

(ii)     Purchaser shall have performed in all material respects all of its covenants, agreements and obligations under this Agreement and shall not be in default thereunder.

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(iii)       Purchaser shall be ready, willing and able to deliver or cause to be delivered to Seller through the Escrow Agent at Closing the balance of the Purchase Price and the Escrow Agent shall be ready, willing and able to deliver to Seller the Deposit.

(iv)       The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date (it is noted for avoidance of doubt that (whether or not the same constitutes a default by Purchaser) if any such representations or warranties are not so true and correct in all material respects, it shall be deemed a failure of a condition to Seller’s obligations but it shall not also be deemed a default by Purchaser if any such representations or warranties (which were true when made) have become untrue after the date hereof due to any reason other than an improper act or omission to act of Purchaser which act or omission violates the obligations of Purchaser under this Agreement).

Seller and Purchaser acknowledge that either party’s failure to satisfy any of the conditions set forth in Section 11(a) or Section 11(b), as applicable, shall also constitute a default by such failing party under this Agreement if such failure occurs or arises from such failing party’s bad faith or any improper act in violation or breach of such failing party’s obligations under this Agreement.

12.	FIRPTA COMPLIANCE.

Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended), as the same may be amended from time to time, or any successor or similar law. Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, Seller shall deliver, or caused to be delivered, to Purchaser a certification as to Seller’s non-foreign status in the form attached hereto as Exhibit 3 and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

13.	REPRESENTATIONS AND WARRANTIES.

(a)         Seller hereby represents and warrants to Purchaser that the following are true and correct as of the date hereof and as of the Closing Date:

(i)      Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation, and has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

(ii)     The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Seller, including, without limitation, the United States

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of America, the State of Illinois or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Seller is a party, or by which Seller is bound or affected, which would prevent Seller from performing its obligations pursuant to this Agreement.

(iii)       This Agreement constitutes, and all of the Closing Documents to be delivered by Seller at the Closing will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms. Seller has taken all necessary action to authorize and approve the execution and delivery of this Agreement and all of the Closing Documents to be delivered by Seller at the Closing and the consummation of the transactions contemplated by this Agreement.

(iv)       To Seller’s actual knowledge, except as set forth on Schedule F attached hereto, there is no pending or threatened action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, at law or in equity against Seller, before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (i) affecting the Property or (ii) which would prevent Seller from performing its material obligations under this Agreement on the Closing Date and, to Seller’s actual knowledge, there are no judgments, decrees or orders entered on a suit or proceeding against Seller, an adverse decision in which might, or which judgment, decree or order does, adversely affect Seller’s ability to perform its obligations pursuant to, or Purchaser’s rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

(v)       Attached hereto as Schedule G is a true, correct, and complete list of the Leases and all amendments and guarantees relating thereto in effect as of the Effective Date affecting the Property. Except as set forth on Schedule H attached hereto, no rents have been paid more than one (1) month in advance by any tenant under any Lease, including any Additional Rents, subject to a customary true up of Additional Rents. Except as set forth on Schedule I attached hereto, Seller has not received nor delivered any written notice asserting a default by Seller or any tenant under any of the Leases, which remains uncured. Attached hereto as Schedule J is a true, correct and complete list of the Security Deposits currently held by Seller under the Leases in effect as of the Effective Date. Attached hereto as Schedule K is a true, correct and complete list of all unpaid Leasing Commissions payable with respect to the current term of any of the existing Leases. Attached hereto as Schedule E is a true, correct and complete list of all unpaid Tenant Inducement Costs under the existing Leases, other than Tenant Inducement Costs relating to unexercised Tenant options, extensions, renewals and expansions.

(vi)      Attached hereto as Schedule L is a true, correct and complete list of the Contracts in effect as of the Effective Date affecting the Property. Except as set forth on Schedule L attached hereto, Seller has not received nor delivered any written notice asserting a default under any of the Contracts, which remains uncured.

(vii)     To Seller’s actual knowledge, Seller has not received written notice from any governmental authority (1) of any violations of or non-compliance with any applicable law, regulation or ruling, whether federal, state or local, which affects the Property, including, without limitation, any building, fire safety or zoning code violations or violations of

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environmental law or (2) that the Property is in default of any permits, licenses or certificates of occupancy and that there is any pending potential loss, expiration or suspension of such permits, licenses or agreements.

(viii)      To Seller’s actual knowledge, no written notice has been received of any condemnation or eminent domain proceedings pending or threatened against the Premises.

(ix)         Seller has no employees at the Premises. To Seller’s actual knowledge, except as set forth in Schedule O attached hereto, the Property is not subject to any collective bargaining agreements, union contracts, multi-employer plans or similar agreements (collectively, “Union Contracts”).

(x)         Seller has not received nor delivered any written notice asserting a default under either the Pedestrian Bridge Agreement or the Metra Declaration, which remains uncured.

(xi)         Seller is not a Prohibited Person. As used herein, the term “Prohibited Person” shall mean any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://vvww.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

(xii)        Seller is not now, and has not been, a debtor in any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

(b)         All of the representations and warranties contained in Section 13(a) shall survive the Closing for one hundred eighty (180) days following the Closing Date (the “Survival Period”). Each such representation and/or warranty shall automatically be null and void and of no further force and effect after the expiration of the Survival Period unless, prior to the end of the Survival Period, Purchaser shall have given written notice to Seller of such breach of a representation or warranty and within thirty (30) days of the delivery of such written notice shall have commenced a legal proceeding against Seller alleging that Seller was in breach of such representation or warranty when made, and that Purchaser has suffered actual damages as a result thereof (a “Proceeding”).

(c)         If Purchaser shall have timely commenced a Proceeding, and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (1) Seller was in breach of a representation or warranty as of the date made, and (2) Purchaser suffered actual damages (as distinguished from consequential, special or

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punitive damages) (the “Damages”) by reason of such breach, and (3) Purchaser did not have actual or constructive knowledge of such breach on or prior to the Closing Date, then Purchaser shall be entitled to receive an amount equal to its Damages. Notwithstanding the foregoing or anything to the contrary in this Agreement or in any document, certificate or instrument delivered by Seller to Purchaser at Closing, it is expressly understood and agreed by Purchaser that in no event shall Purchaser be entitled to sue, seek, obtain or be awarded Damages from Seller or otherwise make any claim or otherwise seek recovery against Seller (and the same shall not be actionable or payable) under this Agreement or under any document, certificate or instrument delivered by Seller to Purchaser at Closing, unless and until the aggregate amount of Damages for which Seller is obligated to indemnify Purchaser collectively aggregated to an amount which exceeds the sum of ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00) (the “Base Amount”), provided that once the Base Amount has been reached, Purchaser shall be entitled to a first-dollar loss recovery, but in no event will Seller be liable to Purchaser to the extent that the aggregate Damages to Purchaser exceed the sum of THREE MILLION and NO/100 DOLLARS ($3,000,000.00) (“Seller’s Maximum Liability”). Notwithstanding the foregoing, in no event shall the limitations set forth in this Section 13(c) apply to (i) Seller’s proration obligations under Section 8 of this Agreement, (ii) Seller’s indemnification and other obligations under Section 16(b) of this Agreement, (iii) Seller’s obligations with respect to Monetary Liens under Section 7(a)(iii) of this Agreement, or (iv) Seller’s obligations under any indemnity agreement given by Seller at Closing under Section 18(d) of this Agreement.

(d)       For the purposes of this Agreement, the term “to Seller’s actual knowledge”, and similar terms, shall be limited to the actual knowledge of Brian J. Strickland (the “Seller Knowledge Party”), after due inquiry of Suzanne Hendrick, being the on-site general property manager of the Premises. The knowledge of others shall not be imputed to the Seller Knowledge Party. No other investigation, review or inquiry of any persons, or other action shall be required of the Seller Knowledge Party. The parties hereby agree that recourse under this Agreement is limited to Seller and no claim will be made against Brian Strickland individually or in his capacity as the Seller Knowledge Party.

(e)       Notwithstanding the foregoing, all of Seller’s representations and warranties set forth in this Section 13 and elsewhere in this Agreement shall be subject to the following conditions and limitations: (1) there shall be no liability on the part of Seller for any breach of a representation arising from any matter or circumstance of which Purchaser, after due inquiry of Purchaser’s Representatives, had actual knowledge at any time prior to the Closing Date; (2) Purchaser shall be automatically deemed to have actual knowledge of the contents of all documents and information contained in the Data-Room Website (as hereinafter defined) as of the date that is two (2) Business Days prior to the expiration of the Inspection Period or delivered to Purchaser pursuant to a written notice prior to the date that is two (2) Business Days prior to the expiration of the Inspection Period (which may be delivered by e-mail and stating that such documents or information have been uploaded to the Data-Room Website); (3) Purchaser shall be automatically deemed to have actual knowledge of the contents of all other documents and information provided by Seller to Purchaser from and after the date that is two (2) Business Days prior to the expiration of the Inspection Period until one (1) Business Day prior to the Closing Date, to the extent Seller has provided a written notice (which may be delivered by e-mail) and stating that such documents or information have been uploaded to the

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Data-Room Website; (4) Purchaser shall be automatically deemed to have actual knowledge of the contents of all Approved Estoppels delivered prior to the Closing Date; and (5) to the extent that Purchaser obtains or is deemed to have obtained actual knowledge prior to Closing pursuant to clauses (1), (2), (3) and/or (4) above that any of Seller’s representations or warranties were untrue when made or have become untrue, Purchaser shall be deemed to have knowledge of such misrepresentation, and Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the representation caused thereby. Purchaser’s sole remedy as a result of such breach of the representation which is not cured within ten (10) days after written notice to Seller shall be to terminate this Agreement and receive a refund of the Deposit (thereby waiving all rights to seek and recover Damages against Seller). Thereafter, Purchaser and Seller shall have no further rights or obligations under this Agreement except for those rights or obligations that are expressly provided in this Agreement to survive the termination hereof; and if, notwithstanding such breach of a representation, Purchaser elects to close the transactions contemplated by this Agreement, Purchaser shall be deemed to have waived its rights to recover Damages from Seller following the Closing. As used herein, “Data-Room Website” means the internet website created on behalf of Seller by Holliday Fenoglio Fowler, L.P. for posting materials relating to the Property and the transaction contemplated by this Agreement.

(f)         Purchaser represents and warrants to Seller as of the date hereof that:

(i)      Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation, and has the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

(ii)      This Agreement constitutes, and all the Closing Documents to be delivered by Purchaser at the Closing will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms. Purchaser has taken all necessary action to authorize and approve the execution and delivery of this Agreement and all of the Closing Documents to be delivered by Purchaser at the Closing and the consummation of the transactions contemplated by this Agreement.

(iii)     To Purchaser’s actual knowledge, no action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or threatened, at law or in equity, against Purchaser before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would prevent Purchaser from performing its obligations pursuant to this Agreement, and, to Purchaser’s actual knowledge, there are no judgments, decrees or orders entered on a suit or proceeding against Purchaser, an adverse decision in which might, or which judgment, decree or order does, adversely affect Purchaser’s ability to perform its obligations pursuant to, or Seller’s rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.

(iv)     The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or

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quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of Illinois or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected, which would prevent Purchaser from performing its obligations pursuant to this Agreement.

(v)      Neither Purchaser, nor any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)). For purposes of this paragraph “Government List” means any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties). Purchaser is not a person or an entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001) and does not engage in any dealings or transactions and is not otherwise associated with any such persons or entities.

(vi)      Purchaser is indirectly Controlled by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III, and Keith David Hall. “Controlled by” means the power and authority to direct the business and affairs of a person by reason of the ownership of a majority of the beneficial interests in such person, directly or indirectly.

(vii)      Purchaser is not now, and has not been, debtor in any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors.

(viii)     Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is not seeking a loan from General Electric Company or any affiliate of General Electric Company in connection with its purchase of the Property. Neither Purchaser is a party in interest, as defined in Section 3(14) of ERISA, with respect to the General Electric Pension Trust.

(g)         All of the representations and warranties contained in Section 13(f) shall survive the Closing for the Survival Period. Each such representation and/or warranty shall automatically be null and void and of no further force and effect after the expiration of the Survival Period unless, prior to the end of the Survival Period, Seller shall have given written notice to Purchaser of such breach of a representation or warranty and within thirty (30) days of the delivery of such written notice shall have commenced a Proceeding.

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(h)         The provisions of this Section 13 shall survive the Closing, but, in the case of the representations and warranties set forth in Section 13(a) and Section 13(f), such survival shall be limited to the extent set forth therein.

14.	DAMAGE AND DESTRUCTION.

(a)         If all or any part of the Premises is damaged by fire or other casualty following the date hereof and prior to the Closing Date (and not caused by the negligence of Purchaser, the Purchaser Representatives, and/or any of their affiliates), whether or not such damage affects a material part of the Premises, then:

(i)         if there is no Material Loss (as defined below), neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage except as set forth in the next sentence and except that the Purchase Price shall be reduced by the amount of any deductible. In such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty and rent loss insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of said physical damage or destruction as shall be necessary to perform repairs to the Premises and/or to rebuild the Premises to substantially the same condition as it existed prior to the occurrence of such fire or other casualty.

(ii)         if there is a Material Loss, Purchaser and Seller shall each have the option, exercisable within ten (10) Business Days after receipt of notice of the occurrence of such fire or other casualty (and the Closing Date shall be extended as necessary to permit the full running of such 10-Business Day period), TIME BEING OF THE ESSENCE, to terminate this Agreement by delivering written notice thereof to the other party, whereupon the Deposit shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this clause (ii) shall occur, and neither party hereunder shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage (except that the Purchase Price shall be reduced by the amount of any deductible) and, in such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of said physical damage or destruction as shall be necessary to perform repairs to the Premises and/or to rebuild the Premises to substantially the same condition as it existed prior to the occurrence of such fire or other casualty.

For purposes of this Section 14(a), a “Material Loss” shall collectively mean the Property or any part thereof is damaged by fire or other casualty prior to the Closing Date which (i) would cost in excess of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) to repair and Seller, at its sole option, does not elect to repair the same prior to Closing, (ii) causes access to the Property to be materially adversely affected on a permanent basis, (iii) results in the

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Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, (iv) entitles any Major Tenant or any combination of Remaining Tenants occupying in the aggregate 40,000 or more rentable square feet of space at the Premises to terminate its Lease, and such right is not waived in writing, (v) entitles any Major Tenant or any combination of Remaining Tenants occupying in the aggregate 40,000 or more rentable square feet of space at the Premises to abate rent (which right is not waived in writing) for a period of more than two (2) months and which abatement is not fully covered by rental interruption insurance, or (vi) is not fully insured and for which Purchaser will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage upon the Closing.

(b)         The estimated cost to repair and/or restore, as contemplated in subsection (a) above, shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser’s review and reasonable approval of same and the provisions of Section 14(c) below.

(c)         Any disputes under this Section 14 as to the cost of repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association, provided that, if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request the American Arbitration Association to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of similar type class office buildings in the downtown Central Business District of Chicago, Illinois. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

(d)         Seller shall promptly notify Purchaser in writing if the Property or any part thereof is damaged by fire or other casualty.

(e)         The provisions of this Section 14 shall survive Closing.

15.	CONDEMNATION.

(a)         If, prior to the Closing Date, any part of the Premises is taken (other than a temporary taking that has no material and adverse effect), or if Seller shall receive notice from any governmental authority, having eminent domain power over the Premises, of its intention to take, by eminent domain proceeding, any part of the Premises (a “Taking”), then:

(i)         if such Taking does not involve a Material Taking (as defined below), neither party shall have any right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement (it being understood that in the event that a portion of the Premises is taken, Seller shall be relieved of its duty to convey the title to the portion of the parcel so taken) without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said Taking, provided, however, that Seller shall, on the Closing Date (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such

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Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

(ii)         if such Taking involves a Material Taking, Purchaser and Seller shall each have the option, exercisable within ten (10) Business Days after receipt of notice of such Taking (and the Closing Date shall be extended as necessary to permit the full running of such 10-Business Day period), TIME BEING OF THE ESSENCE, to terminate this Agreement by delivering written notice thereof to the other party, whereupon the Deposit shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement, which are expressly provided to survive the termination hereof. If a Taking described in this clause (ii) shall occur and neither party shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement (it being understood that in the event that a portion of the Premises is taken, Seller shall be relieved of its duty to convey the title to the portion of the parcel so taken), without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking, provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

For purposes of this Section 15(a), a “Material Taking” shall collectively mean if any portion of the Property is taken in eminent domain proceedings prior to Closing which (i) involves more than a de minimis amount of Land which does not include any of the leasable area of space with the Building as determined by an independent appraiser chosen by Seller (subject to Purchaser’s review and reasonable approval and the provisions of Section 15(b) below), (ii) causes access to on the Property to be materially adversely affected on a permanent basis, (iii) results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, or (iv) entitles any Major Tenant or any combination of Remaining Tenants occupying in the aggregate 40,000 or more rentable square feet of space at the Premises to terminate its Lease, and such right is not waived in writing, or (v) entitles any Major Tenant or any combination of Remaining Tenants occupying in the aggregate 40,000 or more rentable square feet of space at the Premises to abate rent (which right is not waived in writing) for a period of more than two (2) months and which abatement is not fully covered by rental interruption insurance.

(b)         Any disputes under this Section 15 as to whether the Taking constitutes a Material Taking shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an

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arbitrator within five (5) days after a dispute arises, then either party may request the American Arbitration Association to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of similar type class office buildings in the downtown Central Business District of Chicago, Illinois. The determination of the arbitrator shall be conclusive and binding upon both parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

16.	BROKERS AND ADVISORS.

(a)         Purchaser represents and warrants to Seller that it not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each an “Advisor”) in connection with this Agreement or the transactions contemplated hereby, other than Holliday Fenoglio Fowler, L.P., which commission to Holliday Fenoglio Fowler, L.P. shall be paid by Seller as indicated in Section 16(b) hereof. Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all liabilities, claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Advisor (other than Holliday Fenoglio Fowler, L.P.) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

(b)         Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Advisor in connection with this Agreement or the transactions contemplated hereby, other than Holliday Fenoglio Fowler, L.P., whose commission shall be paid by Seller pursuant to a separate written agreement. Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing (collectively with Purchaser, the “Purchaser Related Parties”), harmless from and against any and all liabilities, claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Advisor (including Holliday Fenoglio Fowler, L.P.) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.

(c)         The provisions of this Section 16 shall survive the termination of this Agreement or the Closing.

17.	TRANSFER TAXES AND RECORDING CHARGES.

(a)         At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file all such forms as may be necessary to comply with any applicable Illinois, Cook County and City of Chicago deed transfer tax laws (collectively, as the same may be amended from time to time, the “Transfer Tax Laws”). The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the “Transfer Taxes”. On the Closing Date, (i) Seller shall pay all Transfer Taxes payable under the Transfer Tax Laws for the State of Illinois and Cook

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County and the “CTA portion” (currently $1.50/$500) of the Transfer Taxes payable under the Transfer Tax Laws for the City of Chicago, in connection with the consummation of the transactions contemplated by this Agreement, and (ii) Purchaser shall pay the “non-CTA portion” of the Transfer Taxes payable under the Transfer Tax Laws for the City of Chicago (currently $3.75/$500), in connection with the consummation of the transactions contemplated by this Agreement.

(b)         Seller shall be responsible for (i) the costs of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property (provided nothing herein waives rights to costs, damages and attorneys’ fees if otherwise recoverable by Seller under the terms of this Agreement), (ii) the cost of the base premium charges for the issuance of the Title Policy (but excluding any increase in the base premium charges in excess of $0.38 per $1,000 resulting from any such co-insurance and/or reinsurance obtained or required by Purchaser) and the cost of any endorsements to cure any Title Objections which Seller is required to cure or has agreed to cure under this Agreement (but excluding the cost of any other endorsements), (iii) any filing or recording fees relating to its obligations to remove Title Objections and (iv) one-half of all escrow fees, including, without limitation, Escrow Agent fees.

(c)         Purchaser shall be responsible for (i) the costs and expenses associated with its due diligence, (ii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property (provided nothing herein waives rights to costs, damages and attorneys’ fees if in connection with specific performance or if otherwise recoverable by Purchaser under the terms of this Agreement), (iii) all costs of the Title Policy in excess of the base premium charges for the Title Policy (including the cost of extended coverage over the so-called “general exceptions” and any increase in the base premium charges in excess of $0.38 per $1,000 resulting from any such co-insurance and/or reinsurance obtained or required by Purchaser) and the cost of any endorsements to its Title Policy (other than for endorsements to cure any Title Objections which Seller is required to cure or has agreed to cure under this Agreement), (iv) the cost of the Updated Survey, (v) all recording fees for the Deed, (v) all costs and expenses incurred in connection with any financing obtained by Purchaser, including without limitation, loan fees, recording fees for Purchaser’s loan documents, the cost of any title insurance policy for Purchaser’s lender and the legal fees of Purchaser’s lender, and (vi) one-half of all escrow fees, including, without limitation, Escrow Agent fees.

(d)         The provisions of this Section 17 shall survive the Closing.

18.	DELIVERIES TO BE MADE ON THE CLOSING DATE.

(a)         Seller’s Documents and Deliveries: On the Closing Date, if not previously delivered to, or not in the possession or control of Purchaser, Seller shall deliver or cause to be delivered to Purchaser and/or the Title Company (as applicable) the following:

(i)         A duly executed and notarized special warranty deed (the “Deed”), substantially in the form attached hereto as Exhibit 4, together with a water certification from the City of Chicago (provided, however, Purchaser acknowledges that due to a backlog of water certification applications at the City of Chicago Water Department, the water certification may

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not be issued by the Closing Date, and in such event neither Seller nor Purchaser shall be in default under this Agreement due to the failure of the water certification to be issued and the Closing shall be delayed until the date that the water certification is obtained; provided, however, that in the event the water certification has not been obtained within sixty (60) days after the Scheduled Closing Date, then Purchaser shall be entitled to terminate this Agreement by written notice given to Seller, in which event the Deposit shall be returned to Purchaser and the parties shall have no further rights or obligations under this Agreement, except for those which expressly survive the termination of this Agreement (Seller covenants and agrees that it shall submit the documentation required to obtain the water certification from the City of Chicago not later than ten (10) days after the Effective Date);

(ii)         A duly executed Bill of Sale in the form attached hereto as Exhibit 5 conveying the Personalty to Purchaser;

(iii)         A duly executed certification as to Seller’s non-foreign status in the form attached hereto as Exhibit 3;

(iv)         A letter to the tenants under the Leases in the form attached hereto as Exhibit 6;

(v)         The executed Approved Estoppels required in accordance with Section 11(a)(i) above and the executed Metra Declaration Estoppel Certificate (if obtained) and Pedestrian Bridge Estoppel Certificate (if obtained);

(vi)         A combined owner’s affidavit and gap undertaking (which need only be delivered to (A) the Title Company, and (B) such title companies selected by Purchaser for the purposes of co-insurance and/or reinsurance (the “Co-Insurance/Reinsurance Title Companies”) in the form attached hereto as Exhibit 14;

(vii)         Originals or, if unavailable, copies, of the Leases and Contracts then in effect to the extent in Seller’s possession or control;

(viii)         Originals or, if unavailable, copies, of the plans and specifications, technical manuals and similar materials for the Premises to the extent same are in Seller’s possession or control;

(ix)         Originals or, if unavailable, copies, of all permits, licenses and approvals relating to the ownership, use or operation of the Premises, to the extent in Seller’s possession or control;

(x)         Keys (specifically identified to reflect their respective unit locks) and combinations in Seller’s possession or control relating to the operation of and access to the Premises;

(xi)         The cash Security Deposits (unless credited to Purchaser against the Purchase Price) and original letters of credit, if any, held by Seller as security under the Leases to the extent provided for in, and pursuant to, Section 10(d) (the “Transferred Security Deposits”), together with Seller’s agreement pursuant to Section 10(d) above to cooperate to

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execute and deliver such documentation (which documentation shall be prepared by Purchaser and submitted to Seller for review prior to Closing) as is necessary to transfer or cause to be transferred the letters of credit to Purchaser upon approval thereof by the issuer of the letters of credit; provided that delivery of the letters of credit or the accompanying transfer forms shall not be a condition precedent to Closing, but Seller’s obligations under Section 10(d) shall survive Closing;

(xii)         A written statement by Seller acknowledging that all of the representations and warranties made by Seller hereunder are true and correct in all material respects as of the Closing Date, or noting any exceptions; and

(xiii)         Any other documents required in connection with the transactions contemplated by this Agreement, or reasonably required by the Title Company.

Seller shall be deemed to have delivered the items set forth in clauses (vii), (viii), (ix), and (x) above if the same are left in the Building management office on the Closing Date.

(b)         Purchaser’s Documents and Deliveries: On the Closing Date, Purchaser, shall deliver or cause to be delivered to Seller the following:

(i)         the balance of the Purchase Price payable at the Closing, as adjusted for apportionments pursuant to Section 8 hereof, in the manner required under this Agreement; and

(ii)         Any other documents required in connection with the transactions contemplated by this Agreement, or reasonably required by the Title Company.

(c)         Jointly Executed Documents: Seller and Purchaser shall, on the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:

(i)       Transfer tax declarations required under the Transfer Tax Laws.

(ii)      An Assignment and Assumption of Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration in the form attached hereto as Exhibit 7;

(iii)     A General Assignment and Assumption Agreement in the form attached hereto as Exhibit 8;

(iv)      The Preliminary Closing Statement; and

(v)      Any other affidavit, document or instrument required to be delivered by Seller or Purchaser pursuant to the terms of this Agreement.

(d)         Illinois Tax Withholding, Cook County Tax Withholding, and City of Chicago Tax Withholding.

(i)         Delivery of Notices and Certificates to Purchaser. On or before Closing, Seller shall deliver to Purchaser:

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1.         a certificate or other written instrument issued by the Illinois Department of Revenue (the “Illinois Tax Certificate”) stating that the withholding obligations under Section 902(d) (“Section 902(d)”) of the Illinois Income Tax Act (“Act”) do not apply to the transaction contemplated by this Agreement or specifying the holdback of sale proceeds which will satisfy Purchaser’s obligations under said Section 902(d) of the Act;

2.         a notice (the “County Notice”) from the Cook County Department of Revenue (the “County”) under the provisions of Section 34-92 of the Cook County Uniform Penalties, Interest and Procedures Ordinance (the “County Ordinance”) and, if available, a certificate (the “County Certificate”) from the County stating that all taxes, interest, penalties or nontax debts owed by Seller under the County Ordinance effective for all periods prior to the Closing Date have been paid in full or specifying the holdback of sale proceeds which will satisfy Purchaser’s obligations under the County Ordinance; and

3.         a written notice or other written instrument issued by the City of Chicago Department of Revenue (the “City Notice”) indicating that Purchaser has no obligation to withhold any amounts from the Purchase Price upon the transfer of the Property pursuant to the City of Chicago Bulk Sales Ordinance (Sec. 3-4-140 of the Uniform Revenue Procedures Ordinance of the Municipal Code of Chicago) (the “City Code Bulk Sales Ordinance”) or specifying the holdback of sale proceeds which will satisfy Purchaser’s obligations under the City Code Bulk Sales Ordinance.

Notwithstanding anything to the contrary contained herein (x) if Seller provides evidence to Purchaser that Seller has furnished the requisite notice to the Illinois Department of Revenue as required by Section 902(d) of the Act and such taxing authority has not responded with a written instrument within the time frame required by Section 902(d) of the Act, thereby releasing Purchaser of transferee liability, Seller shall be deemed to have obtained and delivered to Purchaser the Illinois Tax Certificate stating that no funds are required to be withheld, (y) if Seller provides evidence to Purchaser that Seller has furnished the requisite notice to the County as required by the applicable sections of the County Ordinance, and the County has not responded with a written notice within the time frame required under the applicable sections of the County Ordinance, thereby releasing Purchaser of any transferee liability, Seller shall be deemed to have obtained and delivered to Purchaser the County Notice stating that no funds are required to be withheld, and (z) if Seller provides evidence to Purchaser that Seller has furnished the requisite notice to the City of Chicago Department of Revenue as required by the City Code Bulk Sales Ordinance and such taxing authority has not responded with a written instrument within the time frame required by the City Code Bulk Sales Ordinance, thereby releasing Purchaser of transferee liability, Seller shall be deemed to have obtained and delivered to Purchaser the City Notice stating that no funds are required to be withheld.

(ii)         Extension of Closing Date for Failure to Receive Notices and Certificates. If the Illinois Tax Certificate, the County Notice, or the City Notice is not delivered to Purchaser as required in Section 18(d)(i) above on or before three (3) Business Days prior to the Closing Date, Seller may elect to extend the Closing Date for up to thirty (30) days (the “Closing Extension Period”), to obtain such Illinois Tax Certificate, County Notice and/or City Notice by notifying Purchaser in writing no less than two (2) Business Days prior to the Closing Date of its election to extend the Closing Date and the number of days by which the Closing

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Date will be so extended. If Seller has not delivered to Purchaser the Illinois Tax Certificate, the County Notice or the City Notice (i) prior to the Closing Date and Seller does not elect to extend the Closing Date for the Closing Extension Period as provided above, or (ii) prior to the expiration of the Closing Extension Period (if Seller extends the Closing Date for the Closing Extension Period as provided above), then Seller shall notify Purchaser which written instrument was not received by Seller and Seller may notify Purchaser that Seller will provide the Indemnity (as defined below) at Closing pursuant to option (3) in Section 18(d)(iii) below with respect to the certificate or notice not so obtained.

(iii)         Seller’s Options if Notices and/or Certificates Require the Holdback of Funds. If the Illinois Tax Certificate, the County Notice and/or City Notice are delivered prior to the Closing Date or the Closing Extension Period, as applicable, and (A) the Illinois Tax Certificate requires that funds be withheld pursuant to the terms of Section 902(d) of the Act, (B) the County Notice is delivered specifying the holdback of sale proceeds which will satisfy Purchaser’s obligations under the County Ordinance, and/or (C) the City Notice is delivered specifying the holdback of sale proceeds which will satisfy Purchaser’s obligations under the City Code Bulk Sales Ordinance, Seller may elect any of the following options, in its sole discretion:

1.         upon written notice delivered to Purchaser prior to the Closing Date (or prior to the expiration of the Closing Extension Period, as applicable) extend the Closing Date (or the Closing Extension Period, as applicable) to a date that is no more than thirty (30) days after the date of receipt of the Illinois Tax Certificate, the County Notice or the City Notice, as applicable, but in no event beyond January 24, 2014 (the “Resolution Closing Extension Period”), to resolve any issues it has with the Illinois Tax Certificate, the County Notice and/or the City Notice;

2.         proceed to Closing and deposit into escrow, pursuant to an escrow agreement in form and substance reasonably satisfactory to Seller and Purchaser (“Escrow Agreement”), cash (which may be taken from the cash balance of the Purchase Price to be delivered by Purchaser pursuant to Section 18(b)(i) above) in the amount necessary to comply with the withholding requirements imposed by Section 902(d) of the Act, the County Ordinance, and/or the City Code Bulk Sales Ordinance; as applicable (collectively, the “Required Withholding Amount”); or

3.         Seller may provide Purchaser with an indemnity agreement in the form attached hereto as Exhibit 11, pursuant to which Seller indemnifies Purchaser with respect to all liabilities which may be imposed upon Purchaser as a result of the Section 902(d) obligations, the County Ordinance, and/or the City Code Bulk Sales Ordinance, as applicable (the “Indemnity”).

(iv)         Seller’s Rights Following Receipt of Notices and/or Certificates. If Seller elects options (2) or (3) in Section 18(d)(iii) above and subsequently obtains a written instrument from the Illinois Department of Revenue, a written instrument from the Cook County Department of Revenue, or a written instrument from the City of Chicago Department of Revenue, as applicable, indicating that Purchaser is not required to hold back any such sales proceeds, then, (i) in accordance with the express terms of the Indemnity, the Indemnity will

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become null and void, or (ii) in accordance with the express terms of the Escrow Agreement, any escrowed cash with respect to the obligation covered by the applicable written instrument shall be immediately returned to Seller upon written direction by Seller to the Escrow Agent and Purchaser which is not objected to by Purchaser within three (3) Business Days after Purchaser’s receipt of such directive from Seller. Purchaser agrees to cooperate with Seller (at no cost, expense, liability or potential liability to Purchaser) to obtain the applicable written instruments and/or releases from the Illinois Department of Revenue, the Cook County Department of Revenue, and the City of Chicago Department of Revenue, as applicable.

If Seller elects option (2) in Section 18(d)(iii) above, Seller shall deposit the cash in escrow with the Escrow Agent, as escrowee, pursuant to terms and conditions of the Escrow Agreement, but in any event complying with Section 902(d) of the Act, the County Ordinance and/or the City Code Bulk Sales Ordinance, as applicable.

(v)         Limitations on Seller’s Right to Provide Indemnity. Notwithstanding anything to the contrary set forth in this Section 18(d), if Seller elects option (3) in Section 10.8(d)(iii) above (whether pursuant to Section 18(d)(ii) or 18(d)(iii)) with respect to the obligations under Section 902(d) of the Act, the County Ordinance, and/or the City Code Bulk Sales Ordinance, as applicable, and the Required Withholding Amount is more than $3,000,000, within three (3) days after Seller elects option (3) and notifies Purchaser in writing of such election, Purchaser may by written notice to Seller indicate that Purchaser is unwilling to accept the Indemnity pursuant to option (3), failing which, Seller may provide the Indemnity with respect to the applicable obligation at Closing. If Purchaser timely furnishes such written notice to Seller stating it is unwilling to accept the option (3) Indemnity, then Seller shall have the right, by furnishing written notice to Purchaser on or prior to three (3) Business Days following receipt of such written notice from Purchaser, to either elect option (2) above (unless the Required Withholding Amount is unknown) and proceed to Closing or to terminate this Agreement (failing which, Seller shall be deemed to have elected to terminate this Agreement). If Seller elects or is deemed to have elected to terminate this Agreement, the Deposit shall be returned to Purchaser by the Escrow Agent, this Agreement shall automatically terminate and all further rights and obligations of the parties under this Agreement shall terminate (except as may otherwise expressly be set forth herein).

(vi)         Submissions by Seller to City of Chicago, Cook County, and Illinois Department of Revenue. Seller covenants and agrees that, within five (5) Business Days after the Effective Date, Seller shall (i) submit to the City of Chicago Department of Revenue, Cook County Department of Revenue, and the Illinois Department of Revenue such applications and documents as are required to procure the Illinois Tax Certificate, the County Notice and the City Notice, (ii) promptly provide Purchaser copies of such applications and documents submitted to the City of Chicago Department of Revenue, Cook County Department of Revenue, and the Illinois Department of Revenue, and (iii) promptly provide to Purchaser with copies of all certificates or other written instruments (including the Illinois Tax Certificate, the County Notice, and the City Notice) received by the City of Chicago Department of Revenue, Cook County Department of Revenue, or the Illinois Department of Revenue in response to the foregoing submissions, as Seller receives the same.

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(vii)         Confirmation of Conditions. Notwithstanding anything stated to the contrary in this Section 18(d), as a condition precedent to Purchaser’s obligation to acquire the Property and to consummate the Closing, Seller acknowledges and agrees that the following shall have occurred in connection with the provisions of this Section 18(d) and with respect to Section 902(d) of the Act, the County Ordinance, and the City Code Bulk Sales Ordinance:

1.         as to Section 902(d) of the Act, either (A) Purchaser has received the Illinois Tax Certificate and such Illinois Tax Certificate states that no withholding is required or, if it requires withholding, (x) Seller has complied with such withholding requirements in the manner provided above in this Section 18(d) and in accordance with the Act, or (y) Seller has provided an Indemnity complying with the provisions set forth above in this Section 18(d) (including, without limitation, the requirement that Purchaser shall not be obligated to accept an Indemnity for withholding obligations under Section 902(d) of the Act, the County Ordinance, and the City Code Bulk Sales Ordinance in excess of $2,000,000 in the aggregate subject to Purchaser’s compliance with the procedures set forth in Section 18(d)(v) above); or (B) Seller has provided evidence to Purchaser that Seller has furnished the requisite notice to the Illinois Department of Revenue to obtain the Illinois Tax Certificate and the Illinois Department of Revenue has not responded with a written instrument within the time frame required by Section 902(d) of the Act such that, as a result, Purchaser is released from any transferee liability under Section 902(d) of the Act; and

2.         as to the County Ordinance, either (A) Purchaser has received the County and the County Notice states that no withholding is required or, if it requires withholding, (x) Seller has complied with such withholding requirements in the manner provided above in this Section 18(d) and in accordance with the County Ordinance, or (y) Seller has provided an Indemnity complying with the provisions set forth above in this Section 18(d) (including, without limitation, the requirement that Purchaser shall not be obligated to accept an Indemnity for withholding obligations under Section 902(d) of the Act, the County Ordinance, and the City Code Bulk Sales Ordinance in excess of $2,000,000 in the aggregate subject to Purchaser’s compliance with the procedures set forth in Section 18(d)(v) above); or (B) Seller has provided evidence to Purchaser that Seller has furnished the requisite notice to the Cook County Department of Revenue to obtain the County Notice and the Cook County Department of Revenue has not responded with a written instrument within the time frame required by the County Ordinance such that, as a result, Purchaser is released from any transferee liability under the County Ordinance.

3.         as to the City Code Bulk Sales Ordinance, either (A) Purchaser has received the City Notice and the City Notice states that no withholding is required or, if it requires withholding, (x) Seller has complied with such withholding requirements in the manner provided above in this Section 18(d) and in accordance with the City Code Bulk Sales Ordinance, or (y) Seller has provided an Indemnity complying with the provisions set forth above in this Section 18(d) (including, without limitation, the requirement that Purchaser shall not be obligated to accept an Indemnity for withholding obligations under Section 902(d) of the Act, the County Ordinance, and the City Code Bulk Sales Ordinance in excess of $2,000,000 in the aggregate subject to Purchaser’s compliance with the procedures set forth in Section 18(d)(v) above); or (B) Seller has provided evidence to Purchaser that Seller has furnished the requisite notice to the City of Chicago to obtain the City Notice and the City of

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Chicago has not responded with a written instrument within the time frame required by the City Code Bulk Sales Ordinance such that, as a result, Purchaser is released from any transferee liability under the City Code Bulk Sales Ordinance.

19.	CLOSING DATE.

(a)         Provided this Agreement has not been terminated in accordance with the provisions contained in this Agreement, the closing of the transactions contemplated hereunder (the “Closing”) shall occur on November 25, 2013 (as the same may be extended below, the “Scheduled Closing Date”) at the downtown Chicago, Illinois offices of Escrow Agent or at such other date, location and time as may hereafter be agreed to in writing by Purchaser and Seller. Notwithstanding the foregoing, Purchaser shall have the one-time right, in Purchaser’s sole discretion, to extend the initial Scheduled Closing Date to December 16, 2013, by providing Seller with written notice of exercise (the “Closing Extension Notice”) in accordance with the notice provisions of Section 20 not later than 2:00 p.m. (Chicago, Illinois time) on November 15, 2013 and depositing with Escrow Agent an extension fee of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the “Extension Fee”) by wire transfer not later than (2) Business Days after delivery of the Closing Extension Notice and in such event the Schedule Closing Date shall be so extended and all references to the “Scheduled Closing Date” shall be to the initial Scheduled Closing Date as so extended. Notwithstanding anything to the contrary in this Agreement, the Extension Fee shall be considered as part of the Deposit for all purposes under this Agreement. The date on which the Closing shall actually occur, be it on the Scheduled Closing Date, or such other date as may hereafter be agreed to by Purchaser and Seller, or the date Seller sets for the Closing if Seller shall elect to adjourn the Scheduled Closing Date pursuant Section 7 and/or Section 11, shall be referred to herein as the “Closing Date”. TIME IS OF THE ESSENCE as to Purchaser’s and Seller’s obligation to close on the Closing Date.

(b)         Any wire transfers of the Purchase Price, pursuant to Section 3(a), must be received by Escrow Agent by on or before 2:00 p.m. (Chicago, Illinois time) on the Closing Date. TIME IS OF THE ESSENCE as to Purchaser’s obligation to wire the funds to Escrow Agent and to close the transactions contemplated hereunder on or before 2:00 p.m. (Chicago, Illinois time) on the Closing Date. The Closing shall occur through an escrow with the Title Company on terms acceptable to the parties and customary for real estate closings in Chicago, Illinois, it being understood that neither Purchaser nor Seller nor their respective counsel need be physically present at the Closing so long as (i) all documents described in Section 18 or elsewhere herein that are required to be delivered at Closing are fully executed, delivered in escrow and available on the Closing Date, (ii) any authorized signatory of the affected party is available either in person or by telephone and facsimile at Closing, and (iii) all necessary Closing funds have been wire transferred to the Escrow Agent on or prior to Closing.

20.	NOTICES.

All notices, demands, requests or other communications (collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile or electronic mail transmission (provided that a copy

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shall be delivered promptly thereafter, by a national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:

If to Seller:

UST-GEPT Joint Venture, L.P.

c/o GE Asset Management Incorporated

1600 Summer Street

P.O. Box 7900

Stamford, Connecticut 06904 (if by U.S. mail) or 06905

(if by overnight courier delivery)

Attn.: Brian J. Strickland

Telephone: (203) 708-3128

Facsimile: (203) 356-4608

E-mail: brian.strickland1@ge.com

and to:

UST-GEPT Joint Venture, L.P.

c/o Estein & Associates USA, Ltd.

4705 South Apopka Vineland Road

Suite 201

Orlando, Florida 32819

Attn.: Lothar Estein

Telephone: (407) 909-2200

Facsimile: (407) 909-2222

E-mail: Lestein@esteinusa.com

with a required copy to:

GE Asset Management Incorporated

1600 Summer Street

P.O. Box 7900

Stamford, Connecticut 06904 (if by U.S. mail) or 06905

(if by overnight courier delivery)

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Attn.: Leanne R. Dunn, Esq.

Telephone: (203) 326-2340

Facsimile: (203) 356-4608

E-mail: leanne.dunn@ge.com

and a required copy to:

Jenner & Block LLP

353 North Clark Street

Chicago, Illinois 60654

Attn.: Donald I. Resnick, Esq.

Telephone: (312) 923-2656

Facsimile: (312) 840-7656

E-mail: dresnick@jenner.com

and a required copy to:

Ciklin Lubitz Martens & O’Connell

515 North Flagler Drive, 20th Floor

West Palm Beach, Florida 33401

Attn.: Dean Vegosen, Esq.

Telephone: (561) 832-5900

Facsimile: (561) 833-4209

E-mail: dvegosen@ciklinlubitz.com

If to Purchaser:

KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attn: Rodney Richerson

Telephone: (949) 417-6515

Facsimile: (949) 417-6518

E-mail: rricherson@kbsrealty.com

and a required copy to:

Greenburg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, California 92612

Attn.: Bruce Fischer, Esq.

Telephone: (949) 732-6670

Facsimile: (949) 732-6501

E-mail: fischerb@gtlaw.com

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If to Escrow Agent or Title Company:

First American Title Insurance Company

30 North LaSalle Street, Suite 2700

Chicago, Illinois 60602

Attn.: John E. Beckstedt, Jr.

Telephone: (312) 917-7233

Facsimile: (888) 279-8547

E-mail: jbeckstedt@firstam.com

Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date when sent as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile or electronic mail transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt or shown as sent e-mail (if followed by prompt delivery service as provided above). A Notice may be given either by a party or by such party’s attorney. Seller or Purchaser may designate, by not less than five (5) Business Days’ notice given to the others in accordance with the terms of this Section 20, additional or substituted parties to whom Notices should be sent hereunder. All Notices delivered after 5:00 p.m. (Chicago, Illinois time) shall be deemed delivered on the next Business Day.

21.	DEFAULT BY PURCHASER OR SELLER.

(a)         If (x) Purchaser defaults in the payment of the Purchase Price or on its obligation to acquire the Property when it is obligated to do so under the terms of this Agreement or (y) if Purchaser shall default in the performance of any of its other obligations to be performed on or before the Closing Date and, with respect to any default under this clause (y) only, such default caused actual material damages to Seller and continues for ten (10) days after written notice to Purchaser, Seller, as Seller’s sole and exclusive remedy, shall be entitled to terminate this Agreement and, upon such termination, Seller, in the event of a termination under subsection (x) only, shall be entitled to retain the Deposit and Extension Fee (if deposited hereunder) as liquidated damages for Purchaser’s default hereunder, it being agreed that the damages by reason of Purchaser’s default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof.

(b)         If (x) Seller defaults in any of its obligations to be performed on the Closing Date or (y) Seller defaults in the performance of any of its obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default caused actual material damages to Purchaser and continues for ten (10) days after written notice to Seller, Purchaser as its sole and exclusive remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of counsel) shall have the right, subject to the other provisions of this Section 21(b), either (i) to seek to obtain specific performance of Seller’s obligations hereunder in accordance with applicable Illinois law (it being expressly

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acknowledged by Purchaser that the remedy of specific performance is an appropriate remedy in the event of a default by Seller under this Agreement), provided that any action for specific performance shall be commenced within forty-five (45) days after such default, or (ii) to terminate this Agreement and receive a return of the Deposit and in addition thereto, in the event Seller’s breach is willful, Seller shall pay to Purchaser any actual, out-of-pocket costs and expenses (including title, escrow, legal, inspection fees, surveyor’s, environmental, engineering or other consultant’s fees) incurred by Purchaser’s in connection with the performance of Purchaser’s due diligence review of the Property and the negotiation and performance of this Agreement and the assumption of the Existing Loan, not to exceed a maximum of $200,000.00 in the aggregate (collectively, the “Section 21(b) Break Up Costs”), it being understood that if Purchaser fails to commence an action for specific performance within forty-five (45) days after such default, Purchaser shall be deemed to have elected to terminate this Agreement and receive a return of the Deposit and, if applicable, the Section 21(b) Break Up Costs, or (iii) waive said default in writing and proceed to Closing without any reduction in the Purchase Price. Upon such return and delivery of the Deposit and, if applicable, payment of the Section 21(b) Break Up Costs, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. In no event shall Seller’s direct or indirect partners, shareholders, members, managers, owners or affiliates, any officer, manager, director, employee or agent of the foregoing, or any affiliate or controlling person thereof have any liability for any claim, cause of action or other liability arising out of or relating to this Agreement or the Property, whether based on contract, common law, statute, equity or otherwise. In no event shall Seller be liable for any special, punitive, speculative or consequential damages.

(c)         In the event either party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the non-prevailing party shall pay to the prevailing party all reasonable fees and expenses, including attorneys’ fees and expenses, incurred in connection with such litigation.

(d)         The provisions of this Section 21 shall survive the termination of this Agreement.

22.	1031 EXCHANGE.

Seller may effect a tax-deferred exchange (each, an “Exchange”) in accordance with Section 1031 of the Internal Revenue code of 1986, as amended, which Exchange will involve an exchange of another property or properties, and the Premises, so long as same does not postpone the Closing Date. Purchaser agrees to accommodate Seller by participating in the Exchange provided that (a) Purchaser shall not incur any cost, expense, liability or potential liability in connection with Seller’s Exchange, (b) Seller shall indemnify, defend and hold Purchaser harmless from and against any and all cost, loss, liability and expenses arising out of or in connection with Seller’s Exchange, (c) such Exchange is carried out in accordance with all applicable laws and all documentation concerning the Exchange shall be reasonably satisfactory to Purchaser and its attorneys and Purchaser shall not be obligated to execute any documentation other than a simple consent or take title to any property other than the Property, (d) such Exchange does not adversely affect Purchaser in any material respect, regarding the terms and conditions of the transaction, (f) such Exchange does not have an adverse effect on title set forth

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in this Agreement and (g) Purchaser is not required to enter into any agreement with (or for the benefit of) another party or accept any instrument or document from another party or execute or deliver any instrument or document to or in favor of another party. The terms and provisions of this Section 22 shall survive the Closing.

23.	MISCELLANEOUS.

(a)         Whenever in this Agreement it is provided that Purchaser’s successors and/or transferees and/or assignees shall have any rights or obligations, such phrase shall be deemed to include all designees of Purchaser as well as all of the transferees, successors and assigns of Purchaser and such designees.

(b)         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

(c)         Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.

(d)         The following provisions govern any actions for indemnity under this Agreement or any Closing Documents. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitee, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

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(e)         Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

(f)         In no event shall any officer, director, limited partner, member, shareholder, agent or employee of Purchaser or Seller or its respective partners be personally liable for any of the obligations of Purchaser or Seller, respectively, under this Agreement or otherwise.

(g)        This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement.

(h)        This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller and Purchaser.

(i)         No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

(j)          If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

(k)         The headings of the various sections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

(l)         This Agreement shall be governed by the laws of the State of Illinois without giving effect to conflict of laws principles thereof.

(m)        This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns, provided, however, that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may succeed to Purchaser’s interest in the Property or this Agreement (other than persons or entities related to or affiliated with Purchaser or its constituent members and any Controlled Affiliate)

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after the Closing Date. Further, none of Purchaser’s representations and warranties shall inure to any person or entity other than Seller.

(n)         Purchaser shall not assign or otherwise transfer (x) this Agreement or any of its rights or obligations hereunder whether prior to or after Closing or (y) prior to Closing only, any of the direct or indirect ownership interests in Purchaser, in either case without first obtaining Seller’s prior written consent thereto, provided, however, that the Purchaser named herein shall have the one-time right to assign this Agreement prior to Closing to a Controlled Affiliate (as defined below) without the consent of Seller but upon prior notice to Seller. “Controlled Affiliate” shall mean (i) any entity indirectly or directly controlling, controlled by or under common control with Purchaser, or (ii) the majority of the beneficial interests in which are owned, directly or indirectly, by Purchaser as of the date of the assignment and the Closing Date, or (iii) an entity for which Purchaser directly or indirectly serves as the investment advisor. “Controlled by” means the power and authority to direct the business and affairs of the assignee by reason of the ownership of a majority of the beneficial interests in such assignee, by contract or otherwise. Any such assignment shall be conditioned upon Purchaser delivering to Seller an executed original of the assignment and assumption agreement wherein the assignee assumes all of the obligations of the Purchaser named herein and proof reasonably satisfactory to Seller that the assignee constitutes a “Controlled Affiliate”. An assignment or transfer of this Agreement shall not relieve the Purchaser named herein of any of its obligations hereunder at any time on or prior to the Closing Date; provided, that if Purchaser’s assignee has satisfied all of the Purchaser’s obligations under this Agreement as of the Closing, the Purchaser named herein shall automatically be released from any further obligation or responsibilities under this Agreement after consummation of the Closing. In addition, Purchaser shall not at or prior to the Closing re-sell the Property to any other person or entity that is not a Controlled Affiliate through a “double escrow” or other similar mechanism without Seller’s prior written consent. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller’s sale of the Property to such person or entity would, in the reasonable opinion of Seller’s ERISA advisors or consultants, create or otherwise cause a “prohibited transaction” under ERISA. If Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a “prohibited transaction” under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

(o)        Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller’s prior written consent thereto which may be withheld in Seller’s sole discretion.

(p)        This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. Neither Seller nor Purchaser shall have the right to delegate any of its obligations under this Agreement.

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(q)        The parties hereto agree to submit to personal jurisdiction of any federal or state court located in Cook County, Illinois in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any federal or state court located in the Cook County, Illinois.

(r)         SELLER AND PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

(s)         Notwithstanding anything to the contrary herein, whenever Seller is granted a right to extend the Closing Date under the terms of this Agreement, Seller and Purchaser agree that (i) all Seller’s extension periods shall run concurrently with each other and not on a consecutive basis (i.e., “stacking” of any such extension rights shall not be permitted), (ii) each such extension period shall run for the applicable period commencing from the Scheduled Closing Date (as the same may be extended by Purchaser pursuant to Section 19(a) above), and (iii) in no event shall the Closing Date extend beyond January 24, 2014.

(t)         Seller and Purchaser each agree to take such further steps, and deliver such further documents, as are reasonably necessary in order to implement the transactions contemplated hereby, including the execution and delivery of supplemental escrow instructions to the extent reasonably requested by the Escrow Agent. Notwithstanding the foregoing, neither party shall have any obligations to take and such steps or execute or deliver any such further documents if the same would be inconsistent in any material respect with the rights and obligations of the parties contemplated by this Agreement.

(u)        Purchaser and Seller each acknowledge that: (a) they have consulted and been represented by independent counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of arms length negotiations between the parties hereto and the advice and assistance of their respective counsel. Notwithstanding any rule of law to the contrary: (i) the fact that this Agreement was prepared by Seller’s counsel as a matter of convenience shall have no import or significance, and any uncertainty or ambiguity in this Agreement shall not be construed against Seller in the construction or interpretation of this Agreement because Seller’s counsel prepared this Agreement; and (ii) no deletions from prior drafts of this Agreement shall be construed to create the opposite intent of the deleted provisions.

(v)        Prior to the Closing Date, the obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Property (including all rents, profits and proceeds thereof), and neither Purchaser nor anyone else claiming by or through Purchaser shall have any claim against any other asset of Seller or any other person. The provisions of this Section 23(v) are in addition to, and not in substitution of, any other limitations on the liability of Seller set forth in this Agreement.

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(w)        Acceptance by Purchaser at Closing of the Deed shall constitute an acknowledgment by Purchaser of full performance by Seller of all of Seller’s obligations under this Agreement, except for the obligations of Seller which are expressly provided in this Agreement to survive Closing. Any of Purchaser’s obligations under this Agreement that are expressly provided in this Agreement to survive Closing or that shall imply performance or observance after the Closing Date shall survive Closing and delivery of the Deed, notwithstanding any presumption to the contrary.

(x)        The parties hereto acknowledge and agree that, except as otherwise provided in this Agreement, TIME IS OF THE ESSENCE for the performance of all actions (including, without limitation, the giving of notices, the delivery of documents and the funding of money) required or permitted to be taken by Purchaser only under this Agreement. Subject to Section 19 hereof, whenever action must be taken (including, without limitation, the giving of notice, the delivery of documents or the funding of money) by Purchaser under this Agreement, prior to the expiration of, by no later than or on a particular date, such action must be completed by 5:00 p.m. (Chicago, Illinois time) on such date.

(y)        THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL IT CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. EITHER PARTY MAY TERMINATE DISCUSSIONS OR NEGOTIATIONS AT ANY TIME FOR ANY REASON. THE DELIVERY OF ANY DRAFT DOCUMENTS AND THE PROVISION OF ANY COMMENTS IN RESPONSE THERETO BY THE PARTIES’ COUNSEL WILL NOT PRECLUDE THE PARTIES FROM RAISING COMMENTS OR RESPONDING TO PROVISIONS, EVEN IF THOSE PROVISIONS WERE SET FORTH IN PRIOR DRAFTS OR COMMENTARY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO AND THE EARNEST MONEY IS DELIVERED TO THE TITLE COMPANY.

(z)        The provisions of this Section 23 shall survive the Closing or the termination hereof.

24.	PROPERTY CONVEYED “AS IS” AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

(a)        Notwithstanding anything contained herein to the contrary, it is understood and agreed that except for the representations and warranties of Seller expressly set forth in this Agreement and in any document, certificate, or instrument delivered by Seller to Purchaser at Closing (collectively, the “Closing Documents”), Seller has not made and does not make any warranty or representation regarding the truth, accuracy, content, completeness, or suitability for any purpose, of the Confidential Information or the source(s) thereof. Except for the limited obligation of the Seller Knowledge Party to make due inquiry under Section 13(d) of this Agreement regarding matters as to which representations and warranties are made by Seller hereunder, Seller has not undertaken any independent investigation as to truth, accuracy, content,

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completeness, or suitability for any purpose, of the Confidential Information, and Purchaser shall not have any recourse against Seller or any of the other Exculpated Parties (defined below) in the event of any errors therein or omissions therefrom unless that same results from a breach by Seller of any representations and warranties of Seller expressly set forth in this Agreement or in the Closing Documents. Purchaser further expressly acknowledges that, except for the representations and warranties of Seller expressly set forth in this Agreement or in the Closing Documents for the applicable survival period, neither Seller, nor any person acting on behalf of Seller, nor any person or entity which prepared or provided any of the materials reviewed by Purchaser in conducting its due diligence, nor any direct or indirect officer, director, partner, shareholder, employee, agent, representative, accountant, advisor, attorney, principal, affiliate, consultant, contractor, property manager, successor or assign of any of the foregoing parties (Seller, and all of the other parties described in the preceding portions of this sentence (other than Purchaser) shall be referred to herein collectively as the “Exculpated Parties”) has made, and is not now making, and Seller specifically disclaims, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, including, without limitation, those with respect to (i) the Leases, (ii) the Contracts, (iii) the Personalty, (iv) the Property, (v) the value, financial condition of, the revenues and expenses generated by, or associated with, the Property or otherwise relating to the Property, (vi) matters of title, (vii) environmental matters relating to the Property or any portion thereof, (viii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes, (ix) whether, and to the extent to which, the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (x) drainage, (xi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (xii) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (xiii) the usages of adjoining property, (xiv) access to the Property or any portion thereof, (xv) the compliance with the plans and specifications of the Property, (xvi) the size, location, age, use, design, quality, description, suitability, structural integrity, operation, or physical condition of the Property or any portion thereof, (xvii) any liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xviii) the compliance of the Property with Environmental Laws (defined below), or the presence of Hazardous Substances (defined below) in or on, under or in the vicinity of the Property, (xix) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, regulations and rules applicable to the Property, or the compliance by the Property therewith, (xx) the existence or non-existence of underground storage tanks, (xxi) any other matter affecting the stability or integrity of the Property, (xxii) the potential for further development of the Property, (xxiii) the existence of vested land use, zoning or building entitlements affecting the Property, (xxiv) the merchantability of the Property or fitness of the Property for any particular purpose (Purchaser affirming that Purchaser has not relied on Seller’s skill or judgment to select or furnish the Property for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular purpose), (xxv) tax consequences or (xxvi) the transactions contemplated by this Agreement.

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(b)        Purchaser hereby acknowledges that, except for the representations and warranties of Seller expressly set forth in this Agreement and in the Closing Documents for the applicable survival period, Purchaser has not relied upon, and will not rely upon, either directly or indirectly, any information, representation or warranty of Seller or any of the other Exculpated Parties, and further acknowledges that no such other representations or warranties have been made. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that, except for the representations and warranties of Seller expressly set forth in this Agreement and in the Closing Documents for the applicable survival period, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Purchaser acknowledges that, prior to the execution and delivery of this Agreement it has examined, reviewed and inspected, and during the Inspection Period it will examine, review and inspect, all matters that in Purchaser’s judgment bear upon the Property and its value and suitability for Purchaser’s purposes. Purchaser shall rely solely on its own independent investigation and inspection of the Property (except for the representations and warranties of Seller expressly set forth in this Agreement and in the Closing Documents), and shall conduct such inspections and investigations of the Property as Purchaser deems necessary. Upon Closing, Purchaser shall take the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations (except for the representations and warranties of Seller expressly set forth in this Agreement and in the Closing Documents for the applicable survival period). Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “as is, where is”, with all faults (except for the representations and warranties of Seller expressly set forth in this Agreement and in the Closing Documents for the applicable survival period). Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property by Seller or any of the other Exculpated Parties. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “as is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof.

(c)        From and after Closing, Purchaser agrees for itself and for its heirs, successors and assigns, to waive all of its rights under this Agreement (if any) and any Environmental Laws to require Seller to remediate or “clean up” the Premises, including without limitation, Purchaser’s rights under CERCLA or any analogous state laws. Purchaser acknowledges having inspected the Property, having observed its physical characteristics and existing conditions and having had the opportunity to conduct such investigation and study on and of said property and adjacent areas as it deems necessary and hereby waives any and all objections to or complaints regarding (including, but not limited to, federal, state or common law based actions and any private right of action under state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA and RCRA) physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property. Purchaser further hereby takes the risk

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of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Substances or other contaminants, may not have been revealed by its investigation. “Environmental Laws” shall mean any federal, state or local statute, regulation or ordinance or rule of common law or any judicial, administrative or arbitral decree or decision, whether now existing or hereinafter enacted, promulgated or issued, in any way relating to the protection of the environment, including, inter alia, any hazardous materials, petroleum or any fraction thereof, drinking water, groundwater, wetlands, landfills, open dumps, outdoor air quality, indoor air quality, microbial matter, mycotoxins, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations, order, decrees, permits, licenses and deed restrictions now or hereafter promulgated thereunder, and amendments and successors to such statutes and regulations as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Section 9601 et seq.) (“CERCLA”); (ii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”); (iii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. Section 2061 et seq.); (v) the Clean Water Act (33 U.S.C. Section 1251 et seq.); (vi) the Clean Air Act (42 U.S.C. Section 7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section 201 and Section 300f et seq.); (viii) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.); (ix) the Superfund Amendments and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Section 1101 et seq.); (xi) the Uranium Mill Tailings Radiation Control Act (42 U.S.C. Section 7901 et seq.); (xii) the Occupational Safety & Health Act (29 U.S.C. Section 651 et seq.); (xiii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.); (xiv) the Noise Control Act (42 U.S.C. Section 4901 et seq.); (xv) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 1100 et seq.); and (xvi) the Oil Pollution Act of 1990 (33 U.S.C. 2701 et seq.), and (xvii) any analogous present or future state or local statutes or laws. “Hazardous Substances” shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the CERCLA (defined below), or the RCRA (defined below), or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos, lead, or electromagnetic waves.

(d)        WITHOUT LIMITING THE PROVISIONS OF SECTION 24(C) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT EXCEPT AS PROVIDED IN THE LAST SENTENCE OF THIS SECTION 24(D), EFFECTIVE AS OF AND FROM AND AFTER THE CLOSING DATE, PURCHASER HEREBY RELEASES SELLER AND THE EXCULPATED PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED

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OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS PARAGRAPH SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS (INCLUDING INDEMNITY AND CONTRIBUTION CLAIMS) BY PURCHASER, OR ANY AFFIILIATES, EMPLOYERS, AGENTS, REPRESENTATIVES OR SUCCESSORS TO PURCHASER, UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE EFFECTIVE DATE. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL. NOTWITHSTANDING THE FOREGOING, THE FOREGOING RELEASE SHALL NOT EXTEND TO (A) THE COVENANTS AND REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS FOR THE APPLICABLE SURVIVAL PERIOD, (B) SELLER’S FRAUD OR WILLFUL MISCONDUCT, AND (C) ANY OF SELLER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR IN ANY OF THE CLOSING DOCUMENTS.

(e)        Purchaser acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Property is being sold pursuant to the provisions of this Section 24 and that Seller would have charged a higher purchase price if the provisions of this Section 24 were not agreed upon by Purchaser.

(f)        The provisions of this Section 24 shall survive the Closing or any termination of this Agreement.

25.	GSA LEASES; NOVATION AGREEMENTS.

(a)        Not later than five (5) Business Days after the Closing Date, Seller and Purchaser shall submit to the U.S. General Services Administration (the “GSA”) a request for consent to transfer the GSA Leases to Purchaser, together with all supporting documentation and forms required by GSA. Each of Seller and Purchaser shall cooperate with the GSA to obtain the execution by the GSA of a separate novation agreement by and among the GSA, Seller and Purchaser as soon after the Closing as possible for each of the GSA Leases, substantially in the form of Exhibit 10 attached hereto (each, a “Novation Agreement”) or on the GSA’s then-current standard form. If the GSA requires changes to a Novation Agreement, then such changes shall be reasonably accommodated by Purchaser and Seller.

58

(b)        The terms and provisions of this Section 25 shall expressly survive the Closing.

[SIGNATURE PAGE TO FOLLOW]

59

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed the day and year first above written.

SELLER:

UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

	By:	/s/ Brian J. Strickland
	Name:	Brian J. Strickland
	Title:	Vice President

By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

	By:	/s/ Lothar Estein
	Name:	Lothar Estein
	Title:	President

PURCHASER:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

	By:	/s/ Charles J. Schreiber, Jr.
	Name:	Charles J. Schreiber, Jr.
	Title:	Chief Executive Officer

AGREED TO SOLELY WITH RESPECT TO THE ESCROW PROVISIONS OF SECTIONS 5 AND 23(E) HEREOF:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Deanna Wilkie
Name:	Deanna Wilkie
Title:	Escrow Officer

SCHEDULE A

Definitions

1.        “Act” shall have the meaning given to such term in Section 18(d)(i)(1) hereof.

2.        “Additional Deposit” shall have the meaning given to such term in Section 3(a)(ii) hereof.

3.        “Additional Rent” shall have the meaning given to such term in Section 8(a)(i) hereof.

4.        “Advisor” shall have the meaning given to such term in Section 16(a) hereof.

5.        “Agreement” shall have the meaning given to such term in Preamble hereof.

6.        “Agreement Confidential Information” shall have the meaning given to such term in Section 4(h) hereof.

7.        “Apportioned Property Taxes” shall have the meaning given to such term in Section 8(c) hereof.

8.        “Apportionment Date” shall have the meaning given to such term in Section 8(a) hereof.

9.        “Approved Estoppels” shall have the meaning given to such term in Section 11(a)(i) hereof.

10.        “Base Amount” shall have the meaning given to such term in Section 13(c) hereof.

11.        “Building” shall have the meaning given to such term in the Recitals hereof.

12.        “Bulk Sales Release Letters” shall have the meaning given to such term in Section 17(f) hereof.

13.        “Business Day” shall mean a day other than Saturday, Sunday or any day on which commercial banks in New York, New York or Chicago, Illinois are authorized or obligated to close. In the event any period would begin or expire, or any action is required to be taken by any party hereunder, on a day that is not a Business Day, such period will be deemed to commence or expire or the action will not be required to be taken, as the case may be, until the next Business Day.

14.        “Capital Repair Item” shall have the meaning given to such term in Section 8(g) hereof.

15.        “CERCLA” shall have the meaning given to such term in Section 24(c) hereof.

16.        “City Code Bulk Sales Ordinance” shall have the meaning given to such term in Section 18(d)(i)(3) hereof.

17.        “City Notice” shall have the meaning given to such term in Section 18(d)(i)(3) hereof.

18.        “Claims” shall have the meaning given to such term in Section 24(d) hereof.

19.        “Closing” shall have the meaning given to such term in Section 19(a) hereof.

20.        “Closing Date” shall have the meaning given to such term in Section 19(a) hereof.

21.        “Closing Documents” shall have the meaning given to such term in Section 24(a) hereof.

22.        “Closing Extension Notice” shall have the meaning given to such term in Section 19(a) hereof.

23.        “Closing Extension Period” shall have the meaning given to such term in Section 18(d)(ii) hereof.

24.        “Closing Statement” shall have the meaning given to such term in Section 8(k) hereof.

25.        “Co-Insurance/Reinsurance Title Companies” shall have the meaning given to such term in Section 18(a)(vi) hereof.

26.        “Commitment” shall have the meaning given to such term in Section 7(a)(i) hereof.

27.        “Confidential Information” shall have the meaning given to such term in Section 4(h) hereof.

28.        “Contracts” shall have the meaning given to such term in Section 2(a) hereof.

29.        “Controlled Affiliate” shall have the meaning given to such term in Section 23(n) hereof.

30.        “Controlled by” shall have the meaning given to such term in Section 23(n) hereof.

31.        “County” shall have the meaning given to such term in Section 18(d)(i)(2) hereof.

32.        “County Certificate” shall have the meaning given to such term in Section 18(d)(i)(2) hereof.

33.        “County Notice” shall have the meaning given to such term in Section 18(d)(i)(2) hereof.

34.        “County Ordinance” shall have the meaning given to such term in Section 18(d)(i)(2) hereof.

35.        “Damages” shall have the meaning given to such term in Section 13(c) hereof.

36.        “Data-Room Website” shall have the meaning given to such term in Section 13(e) hereof.

37.        “Deposit” shall have the meaning given to such term in Section 3(a)(ii) hereof.

38.        “Diligence Confidential Information” shall have the meaning given to such term in Section 4(h) hereof.

39.        “Due Diligence Materials” shall have the meaning given to such term in Section 4(b) hereof.

40.        “Effective Date” shall have the meaning given to such term in the preamble to this Agreement.

41.        “Environmental Laws” shall have the meaning given to such term in Section 24(c) hereof.

42.        “ERISA” shall have the meaning given to such term in Section 13(f)(viii) hereof.

43.        “Escrow Account” shall have the meaning given to such term in Section 5(a) hereof.

44.        “Escrow Agent” shall have the meaning given to such term in Section 3(a)(i) hereof.

45.        “Escrow Agreement” shall have the meaning given to such term in Section 18(d)(iii)(2) hereof.

46.        “Exchange” shall have the meaning given to such term in Section 22 hereof.

47.        “Excluded Personalty” shall have the meaning given to such term in Section 2(a) hereof.

48.        “Exculpated Parties” shall have the meaning given to such term in Section 24(a) hereof.

49.        “Executive Order” shall have the meaning given to such term in Section 13(a)(xi) hereof.

50.        “Existing Survey” means that certain survey of the Premises prepared by Chicago Guarantee Survey Company dated May 27, 2005, last revised June 1, 2005, as Order No. 0505002.

51.        “Existing Title Policy” shall have the meaning given to such term in Section 7(a)(i) hereof.

52.        “Extension Fee” shall have the meaning given to such term in Section 19(a) hereof.

53.        “Finalized Pending Lease Transactions” shall have the meaning given to such term in Section 8(e)(i) hereof.

54.        “Fixed Rents” shall have the meaning given to such term in Section 8(a)(i) hereof.

55.        “Government List” shall have the meaning given to such term in Section 13(f)(v) hereof.

56.        “GSA” shall have the meaning given to such term in Section 25(a) hereof.

57.        “GSA Leases” means a collective reference to the DOE Lease, the DOJ Lease, the EEOC Lease, the MARAD Lease and the SBA Lease, each as defined in Schedule G.

58.        “Hazardous Substances” shall have the meaning given to such term in Section 24(c) hereof.

59.        “Illinois Tax Certificate” shall have the meaning given to such term in Section 18(d)(i)(1) hereof.

60.        “Income” shall have the meaning given to such term in Section 5(a) hereof.

61.        “Indemnity” shall have the meaning given to such term in Section 18(d)(iii)(3`) hereof.

62.        “Independent Consideration” shall have the meaning given to such term in Section 3(c) hereof.

63.        “Initial Deposit” shall have the meaning given to such term in Section 3(a)(i) hereof.

64.        “Inspection Period” shall have the meaning given to such term in Section 4(a) hereof.

65.        “Land” shall have the meaning given to such term in the Recitals hereof.

66.        “Leases” shall have the meaning given to such term in Section 2(a) hereof.

67.        “Leasing Commissions” shall have the meaning given to such term in Section 8(e)(iv) hereof.

68.        “Major Tenant” means either (i) any tenant occupying more than 40,000 rentable square feet of office and/or retail space at the Premises as of the Effective Date.

69.        “Material Loss” shall have the meaning given to such term in Section 14(a) hereof.

70.        “Material Taking” shall have the meaning given to such term in Section 15(a) hereof.

71.        “MB Property Management Leases” means a collective reference to the following: (i) that certain Office Lease dated as of July 1, 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and MB Real Estate Services LLC, as tenant, as amended by First Lease Amendment dated as of December 1, 2005 and Second Lease Amendment dated as of January 22, 2010; and (ii) that certain Office Lease dated as of December 1, 2005 by and between Seller, as landlord, and MB Real Estate Services LLC, as tenant, as amended by First Lease Amendment dated as of January 22, 2010.

72.        “Metra” means The Commuter Rail Division of the Regional Transportation Authority, The Northeast Illinois Regional Commuter Railroad Corporation, a municipal corporation.

73.        “Metra Declaration” shall mean a collective reference to the following documents: (i) Declaration of Easements, Covenants, Conditions and Restrictions dated as of March 31, 1982, by and between Chicago and Northwestern Transportation Company (“CNW”) and Chicago Title and Trust Company, not personally but as Trustee under Trust Agreement dated March 31, 1982 and known as Trust Number 1079000 (the “Trust”), and recorded September 7, 1984 as Document No. 27245590 in the Cook County Recorder’s Office; (ii) Agreement and Declaration of Easements, Covenants, Conditions and Restrictions Northwestern Atrium Center Chicago, Illinois dated as of November 3, 1986, by and among CNW, the Trust, Northwestern Atrium Center Associates and Metra and recorded June 3, 1987 as Document No. 87299302 in the Cook County Recorder’s Office; and (iii) First Amendment to Agreement and Declaration of Easements, Covenants, Conditions and Restrictions Citicorp Center (f/k/a Atrium Center) Chicago, Illinois dated as of May 1, 1997, by and between NACA Limited Partnership and Metra, and recorded April 29, 1999 as Document No. 99414412 in the Cook County Recorder’s Office.

74.        “Metra Declaration Estoppel Certificate” shall have the meaning given to such term in Section 10(g) hereof.

75.        “Monetary Lien” shall have the meaning given to such term in Section 7(a)(iii) hereof.

76.        “Monetary Lien Cap Amount” shall have the meaning given to such term in Section 7(a)(iii) hereof.

77.        “Notices” shall have the meaning given to such term in Section 20 hereof.

78.        “Novation Agreement” shall have the meaning given to such term in Section 25(a) hereof.

79.        “NUFIC” shall have the meaning given to such term in Section 8(e)(ii) hereof.

80.        “NUFIC Abatement Notice Letter” shall have the meaning given to such term in Section 8(e)(ii) hereof.

81.        “NUFIC Rent Abatement Payment” shall have the meaning given to such term in Section 8(e)(ii) hereof.

82.        “NUFIC Rent Abatement Payment Option” shall have the meaning given to such term in Section 8(e)(ii) hereof.

83.        “OFAC” shall have the meaning given to such term in Section 13(a)(xi) hereof.

84.        “Pedestrian Bridge Agreement” means a collective reference to the following documents: (i) City of Chicago Ordinance entitled “Chicago and North Western Railway Co.: Pedestrian Bridge (Passageway) over and across N. Canal St.; Etc.” passed on March 28, 1928, as amended by City of Chicago Ordinance entitled “Chicago & North Western Ry. Co.: Construction of a Pedestrian Bridge across N. Canal St. (Amendment)” passed on March 30, 1929; (ii) Memorandum of Agreement dated February 1, 1929 by and between Chicago Daily News Printing Company and Chicago and North Western Railway Company, as disclosed by deed recorded as Document 26204231; (iii) Letter dated February 7, 1929 from Chicago Daily News Printing Company to Chicago and North Western Railway Company; (iv) Amendment to Bridge Agreement dated August 15, 1961 by and between Chicago and North Western Railway Company and Riverside Plaza Corporation; and (v) Amendment to Bridge Agreement dated August 6, 1965 by and between Chicago and North Western Railway Company and Riverside Plaza Corporation.

85.        “Pedestrian Bridge Estoppel Certificate” shall have the meaning given to such term in Section 10(h) hereof.

86.        “Pending Lease Transactions” shall have the meaning given to such term in Section 10(b)(i) hereof.

87.        “Permitted Encumbrances” shall have the meaning given to such term in Section 6(a) hereof.

88.        “Personalty” shall have the meaning given to such term in Section 2(a) hereof.

89.        “Pre-Closing Capital Costs” shall have the meaning given to such term in Section 8(g) hereof.

90.        “Premises” shall have the meaning given to such term in the Recitals hereof.

91.        “Prepared Estoppels” shall have the meaning given to such term in Section 11(a)(i) hereof.

92.        “Proceeding” shall have the meaning given to such term in Section 13(b) hereof.

93.        “Pro Forma Title Policy” shall have the meaning given to such term in Section 7(a)(vi) hereof.

94.        “Prohibited Person” shall have the meaning given to such term in Section 13(a)(xi) hereof.

95.        “Property” shall have the meaning given to such term in Section 2(a) hereof.

96.        “Property Taxes” shall have the meaning given to such term in Section 8(a)(ii) hereof.

97.        “Purchase Price” shall have the meaning given to such term in Section 3(a) hereof.

98.        “Purchaser” shall have the meaning given to such term in the Preamble hereof.

99.        “Purchaser Related Parties” shall have the meaning given to such term in Section 16(b) hereof.

100.        “Purchaser’s 3-14 Audit” shall have the meaning given to such term in Section 4(b) hereof.

101.        “Purchaser’s Representatives” shall have the meaning given to such term in Section 4(d) hereof.

102.        “RCRA” shall have the meaning given to such term in Section 24(c) hereof.

103.        “Remaining Tenants” shall have the meaning given to such term in Section 11(a)(i) hereof.

104.        “Rents” shall have the meaning given to such term in Section 8(a)(i) hereof.

105.        “Required Percentage” shall have the meaning given to such term in Section 11(a)(i) hereof.

106.        “Required Withholding Amount” shall have the meaning given to such term in Section 18(d)(iii)(2) hereof.

107.        “Required Work” shall have the meaning given to such term in Section 10(c) hereof.

108.        “Resolution Closing Extension Period” shall have the meaning given to such term in Section 18(d)(iii)(1) hereof.

109.        “Scheduled Closing Date” shall have the meaning given to such term in Section 19(a) hereof.

110.        “Section 21(b) Break Up Costs” shall have the meaning given to such term in Section 21(b) hereof.

111.        “Section 902(d)” shall have the meaning given to such term in Section 18(d)(i)(1) hereof.

112.        “Security Deposits” shall have the meaning given to such term in Section 2(a) hereof.

113.        “Seller” shall have the meaning given to such term in the Preamble hereof.

114.        “Seller Knowledge Party” shall have the meaning given to such term in Section 13(d) hereof.

115.        “Seller Related Parties” shall have the meaning given to such term in Section 4(i) hereof.

116.        “Seller’s Maximum Liability” shall have the meaning given to such term in Section 13(c) hereof.

117.        “Seller’s Response Notice” shall have the meaning give to such term in Section 7(a)(ii) hereof.

118.        “SNDAs” shall have the meaning give to such term in Section 10(i) hereof.

119.        “Survival Period” shall have the meaning given to such term in Section 13(b) hereof.

120.        “Taking” shall have the meaning given to such term in Section 15(a) hereof.

121.        “Tenant Inducement Costs” shall have the meaning given to such term in Section 8(e)(iv) hereof.

122.        “Termination Notice” shall have the meaning given to such term in Section 4(a) hereof.

123.        “Title Company” shall have the meaning given to such term in Section 7(a)(i) hereof.

124.        “Title Cure Notice” shall have the meaning given to such term in Section 7(a)(iv) hereof.

125.        “Title Cure Period” shall have the meaning given to such term in Section 7(a)(iv) hereof.

126.        “Title Objections” shall have the meaning given to such term in Section 7(a)(i) hereof.

127.        “Title Policy” shall have the meaning given to such term in Section 7(a)(vi) hereof.

128.        “Transfer Tax Laws” shall have the meaning given to such term in Section 17(a) hereof.

129.        “Transfer Taxes” shall have the meaning given to such term in Section 17(a) hereof.

130.        “Transferred Security Deposits” shall have the meaning given to such term in Section 18(a)(xi) hereof.

131.        “Updated Survey” shall have the meaning give to such term in Section 7(a)(i) hereof.

132.        “Union Contracts” shall have the meaning given to such term in Section 13(a)(ix) hereof.

133.        “Utilities” shall have the meaning given to such term in Section 8(d) hereof.

SCHEDULE B

Legal Description of the Land

PARCEL 1:

THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 2A:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT, LYING BELOW A HORIZONTAL PLANE HAVING, AN ELEVATION OF +23.00 FEET CHICAGO CITY DATUM AND LYING NORTH OF THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF SAID TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 2B:

EASEMENT FOR THE BENEFIT OF PARCELS 1, 2A AND 2C, AS CREATED BY THE DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS MADE BY CHICAGO AND NORTHWESTERN TRANSPORTATION COMPANY, A DELAWARE CORPORATION, AND CHICAGO TITLE AND TRUST COMPANY, AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 31, 1982 AND KNOWN AS TRUST NUMBER 1079000, DATED MARCH 31, 1982 AND RECORDED SEPTEMBER 7, 1984 AS DOCUMENT 27245590, OVER THE FOLLOWING DESCRIBED PROPERTY:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +23.00 FEET CHICAGO CITY DATUM, LYING BELOW A HORIZONTAL PLANE HAVING AN ELEVATION OF +59.63 FEET CHICAGO CITY DATUM, AND LYING NORTH OF THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF SAID TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON

STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS, FOR THE CONSTRUCTION, MAINTENANCE, USE, REPAIR, REPLACEMENT, RENOVATION, RECONSTRUCTION AND IMPROVEMENT WITH CAISSONS, SUPPORT POSTS, ARCHES, COLUMNS OR OTHER SUPPORT DEVICES; AND FOR THE INSTALLATION AND MAINTENANCE OF UTILITY LINES.

PARCEL 2C:

THAT PART OF THE FOLLOWING DESCRIBED PROPERTY, ALL TAKEN AS A TRACT, LYING ABOVE A HORIZONTAL PLANE HAVING AN ELEVATION OF +59.63 FEET CHICAGO CITY DATUM AND LYING NORTH OF THE SOUTH 275.06 FEET (MEASURED PERPENDICULARLY) OF SAID TRACT:

BLOCK 50 AND THE VACATED 18 FOOT ALLEY IN SAID BLOCK 50 (EXCEPT THAT PART OF BLOCK 50 AND THE VACATED ALLEY THEREIN, LYING IN MADISON STREET AS WIDENED) IN THE ORIGINAL TOWN OF CHICAGO IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

Permanent Tax Index Numbers:	17-09-342-002-0000 (Affects Parcel 1)
17-09-342-004-0000 (Affects Parcel 2A)
17-09-342-005-0000 (Affects Parcel 2C)

SCHEDULE C

List of Specific Tangible Personalty

CitiGroup Center		Engineering Electronics Inventory
500 West Madison
Chicago, Illinois 60661

Equipment	Quantity	Make	Model
Smart Phones	11	Samsung	Galaxy Rugby
Tablets	2	PanTech	Element
Personal Laptop	1	Dell	Latitude E6410
Personal Laptop	1	Dell	Latitude
Personal Laptop	1	Dell	Latitude D630
Personal Desktop	2	Dell	OptiPlex 380
Personal Desktop	1	Dell	OptiPlex 780
Personal Monitors	4	Dell	DP/N 08VVND
Personal Monitors	3	Dell	DP/N OH53SG
Personal Printer	1	Hewlett Packard	Officejet 6000
Printer/Fax/Copier	1	Hewlett Packard	Officejet Pro 8600
BAS Server	1	Dell	PowerEdge T310
BAS Desktop	2	Dell	OptiPlex 390
Bas Desktop	1	Dell	OptiPlex 745
BAS Desktop	1	Dell	OptiPlex 960
BAS Desktop	1	Dell	Precision T3600
BAS Monitors	12	Samsung	H32B
BAS Monitors	1	Dell	DP/N 08VVND
BAS Monitors	3	Dell	1908FPI
BAS Printer	1	Hewlett Packard	Laserjet 3700
BAS UPS	1	APC	2200
BAS UPS	1	APC	1300
Lighting Desktop	1	Dell	OptiPlex 390
Lighting Monitor	1	Sony	SDM M81
Radios	6	Motorola	XPR6350
Radios	2	Motorola	XPR6550

CitiGroup Center		Engineering Equipment List
500 West Madison
Chicago, Illinois 60661

Equipment	Quantity	Make	Model
Coil Cleaner	1	Goodway	CC-400HF-60
Band Saw	1	Jet	E310262
Air Compressor	1	Air America	F5020
Tube Puncher	1	Goodway	Ram-6
Tube Puncher	1	Elliott	700
Table Saw	1	Jet	JPS-10TS
Chop Saw	1	Dewalt	DW872
Drill Press	1	Jet	OR-1758F
Hydraulic Shop Press	1	OTC	4320
Leaf Blower	1	Weed Eater	EBV215
Cicular Saw	1	Milwaukee	6377
Hammer drill	1	Milwaukee	5370-1
Reciprocating Saw	2	Milwaukee	6521-21
Reciprocating Saw	1	Milwaukee	2420-20
Cordless Drill	2	Milwaukee	2601-20
Cordless Flashlight	3	Milwaukee	2735-20
13MM Drill	1	Makita	6013B-R
Grinder	1	Milwaukee	6148-31
Grinder	1	Milwaukee	6096
Impact wrench	1	Dayton	27406
Screw Shooter	1	Milwaukee	6783-1
Electric Sheer	1	Milwaukee	6850
Heat Gun	1	Master	HG-751B
Corded Drill	1	Milwaukee	D141-1
Bench Grinder	1	Milwaukee	505
Dehumidifier	1	Dayton	5EAJ5
Megohmeter	1	AEMC	1250
Shaft Alignment Kit	1	Peterson	20RA
Digital Tachometer	1	Blue Point	MT139
Halogen Leak Detector	1	GE	H-10B
Vacuum Analyzer	1	Imperial	A-14
Electronic Charging Meter	1	TIF	9000
Velometer	1	Alnor	634-513-044
Electronic Micromanometer	1	Airdata	ADM-860C
Multi Meter	1	Fluke	344
Multi Meter	1	Fluke	376

Multi Meter	1	Fluke	177
Power Harmonic Analyzer	1	Fluke	41B
Insulation Tester	1	Fluke	1507
Circuit Tracer	1	Amprobe	AT-4000
Power Logger Analyst	1	Fluke	1735
Drain Line Camera	1	Wohler	VIS220
Laminator	1	Card/Guard	7200
Key Maker	1	HPC	39931
Key Duplicator	1	Ilco	KD50C
Single Man Lift	1	Genie	AWP-36
Light Carts	2	Dayton	2V8078
Refrigerant Leak Detector	1	Robinar	16600
Wet Vac	1	Dustless	22741
Laser Belt Alignment Kit	1	optibelt	CRA1010850
Infrared Temperature Probe	1	Fluke	80T-IR
Rodder	1	Ridgid	K-39
Rodder	1	Ridgid	K-60
Rodder	1	Ridgid	K-750
Rodder	1	Ridgid	K-7500
Rodder	1	Ridgid	KJ-1750
Portable A/C Units	2	Air Rover	XL1100
Portable A/C Unit	1	MovinCool	15 SFU-1
Arc Welder	1	Lincoln	9115
Welder	1	Miller	907422011
Rotozip	1	Rotozip	301090773

Hand Tools

Tubing Benders	5
Tubing Cutters	2
Propane Torch Set	1
Oxygen/Acetylene Cutting Torch	1
Pipe Wrench set	11
Pipe Thread Set	7
Pipe Cutter	1
Open/Box Wrench set	32
Metric Open/Box Wrench set	15
Grease Guns	2
Adjustable Wrenches	3
Utility Pliers	2
Electrical Fish Tapes	2
Assortment of Hammers	13
Assortment of Wire Brushes	7

Assortment of Files	12
Assortment of Screw Drivers	21
Hack Saw	1
Hand Saws	2
Drywall Saws	2
Levels	3
T Squares	2
Sledge Hammer	1
Crow Bars	4
Wood Chisels	6
Tin Snips	8
C Clamps	6
Bolt Cutter	1
Wire Strippers/Crimpers	2
Locking Plier Wrenches	4
Snap Ring Pliers	3
Refrigerant Gauge Manifolds	2
Conduit Benders	5
Socket Sets	2
Torque Wrench	1
Tape Measures	3
Hydraulic Jacks	3
Hole Saw Kit	3
Hole Punch Set	2
Screw Extraction Kit	2
Tap and Thread Kit	1
Knockout Punch Set	1
Rivet Tool Kit	1
Gasket Cutting Kit	1
Bearing Pullers	3
Various Size/Type Drill Bits	Multiple
Chaulk Guns	2
Submersible Utility Pumps	2
Pallet Jack	1
Barrel Cart	1
4’ Ladders	1
6’ Ladders	7
8’ Ladders	3
10’ Ladders	2
Extension Ladders	2
Little Giant Ladder System	1
Scafold System	2
Mobile Interior Scafold	1

Chain Falls	4
Come Alongs	2
Stamp Kits	2
Magnehelic Gauges	4
Valve Wrenches	6
Lanterns	6
Flashlights	8

CitiGroup Center	Office of the Building Inventory
500 West Madison
Chicago, Illinois 60661

Equipment	Quantity	Make	Model

Personal Monitor
Personal Monitor	3	Dell	n/a
Personal Monitor	2	Acer	v173
Personal Monitor	1	Dell	E198WFPv
Personal Monitor	1	Dell	1908fpt
Personal Monitor	1	Dell	E207WFPc
Personal Monitor	2	Dell	HP 2509m
Personal Monitor	1	HP	HP 2509p
Personal Monitor	3	Dell	E176FPc
Personal Monitor	1	Dell	E172FPt
Personal Monitor	1	HP	2509p
Personal Monitor	2	Dell	P2412Hb
Personal Monitor	2	Dell	P2312Ht
Personal Monitor	1	Dell	2001FP
Personal Monitor	1	Dell	2009Wt
Personal Monitor	1	Dell	AX510
Total:	23

Personal Computer
Personal Computer	2	Dell	Optiplex GX270
Personal Computer	1	Dell	Optiplex GX280
Personal Computer	1	Dell	Optiplex 790
Personal Computer	2	Dell	Optiplex 380
Personal Computer	3	Dell	Optiplex 330
Personal Computer	1	Dell	Optiplex 980
Personal Computer	1	Dell	Optiplex 780
Personal Computer	1	Dell	Dell Precision 380
Personal Computer	1	Dell	Optiplex 360
Personal Computer	1	Dell	Optiplex 390
Personal Computer	1	Dell (laptop)	Pro3x
Personal Computer	1	Dell (laptop)	PPIIL
Personal Computer	1	Dell (laptop)	Latitude E6410
Backup Personal Comp.	1	Dell (laptop)	n/a

Total:	18

Printers
Printer	1	Hewlett Packard	LaserJet 4100TN
Colored Printer	1	HP	LaserJet 4600dtn
Colored Printer	1	HP	LaserJet 5500dtn
Printer	3	HP	LaserJet P1102 W
Printer	1	HP	LaserJet 2420
Printer	1	HP	LaserJet P1505n
Printer	1	Brother	HL-2170W
Printer	1	Lexmark	E260dn
Printer	1	HP	LaserJet P1606dn
Printer	1	HP	HP LaserJet 1012
Printer	1	HP	LaserJet P1505
Printer	1	HP	DeskJet 3745
Total:	14

Office/Desk Phones (Total):
Total:	18	NEC

Misc. Electronics
Copy/Fax Machine	1	Konica Minolta
Fax Machine	1	HP	Bizhub C552
Paper Shredder	1	Staples	HP 3180
Postage Machine	1	Pitney Bowes
Laminate Machine	1	GBC	P700
Binding Machine	1	GBC	HeatSeal H425
Camera	1	Vanguard	Pro 1300
Data Card Scanner	1	Datacard	Tourist2
Camera Lights	2		SD360
Wireless Router	1	Cisco
Polycom (Total):	3	Polycom
Air Purifier	1
Think Pads	2	IBM
Keyboard w/ Mouse (Total):	13	Various	Various
NEC Phone/Comp. Server	1	Dell	PowerEdge 1600sc
NEC Phone/Comp. Server	1	Dell	PowerEdge T110

TVs
TV (flat screen)	1	Samsung	LN540510X/XAA
TV	1	JVC

TV	1	Toshiba
Total:	3

Appliances
Refrigerator	1	Whirlpool
Microwave	1
Toaster Oven	1
Dishwasher	1
Coffee Machine	1	FirstChoice
Total:	5

Storage Units
Bookshelf	9	Wooden
Shelving unit	1	Steel- 12 spaces
Shelving unit	1	Steel- 14 spaces
Storage unit	5	Steel- 7 spaces
File cabinet	1	Steel- 2 rows
File cabinet	8	Steel- 5 rows

File cabinet	7	Steel- 4 rows
File cabinet	1	Steel- 3 rows
File cabinet	9	Wooden
Total:	42

Tables
Desks	16
Coffee/Side Tables	8
Conference	2	Wood- 1 large, 1 small
Kitchen	2
Total:	30

Chairs
Visitor	37	Variety
Desk/Conference Style	39	Black, leather
Couch	1	Black, leather
Total:	77

Credenzas (total):	4	Wooden, match desks

Boards
Bulletin	5	Large
White/Dry Erase	1	Large
Total:	6

Plants (total):	22	Real-floor and desk level

Artwork (total):	51	Med-Lrg Paintings/Prints

SCHEDULE D

Due Diligence Materials

1.

Copies of all Leases (including all amendments and guaranties thereto) and subleases currently in force with respect to the Premises, together with any existing lease abstracts, most recent tenant financial statements (in accordance with Lease requirements) and access to existing tenant lease files.

2.	Copies of all pending leases and lease amendments and letters of intent under negotiations between Seller and prospective tenants.

3.	Copies of all Contracts (including all amendments thereto) currently in force with respect to the Premises.

4.	Copies of the Pedestrian Bridge Agreement and the Metra Declaration.

5.	Seller’s Existing Title Policy.

6.	The Existing Survey.

7.	Copy of all other insurance policies maintained by Seller for the Premises (other than the Existing Title Policy).

8.	Copies of all licenses, permits, maps (tentative and final) and pending applications to governmental entities with respect to the Premises.

9.	Copies of all as-built plans, specifications, drawings and relating to the Premises.

10.	Copies of any environmental reports, soils studies and engineering reports relating to the Premises.

11.	Copies of the most recent real property tax bills relating to the Premises.

12.	Copies of all building and occupancy permits, including certificates of occupancy relating to the Premises.

13.	Copies of all building reports, engineering data, architectural studies, grading plans and topographical maps relating to the Premises.

14.	A list or inventory of any Personalty in which Seller has an ownership interest and relates to the operation of the Property.

15.

Copies of financial reports relating to the Premises, including (i) a current rent roll including a list of Security Deposits held by Seller, a delinquency list, rent steps, CPI increases and base year expense stops, (ii) operating statements (current/year to date and for the last three (3) calendar years), (iii) aged receivable reports, and (iv) retail sales, if applicable (current/year to date and for the last three (3) calendar years).

SCHEDULE E

List of All Tenant Inducement Costs

			Pro Rata Share			Free Rent	TI	LL Work
Tenant	RSF	Suite	OPX	RET	Base Year	Outstanding	Outstanding	Outstanding	Notes
Performance Trust	12,834	350	2.36%	2.22%
Performance Trust	18,813	450	Combined with Suite 0350				$158,235.00
GSA - DOJ	15,503	1100							LL to re-carpet, paint, and replace wall covering at least every 5 years
GSA - SBA	15,773	1150							LL to re-carpet, paint, and replace wall covering at least every 5 years
GSA - MARAD	849	1155							LL to re-carpet, paint, and replace wall covering at least every 5 years
GSA - DOE	42,539	1400	N/A	5.83%	2006				LL to re-carpet, paint, and replace wall covering at least every 5 years
GSA - DOE	42,518	1500	Combined with Suite 1400		2006				LL to re-carpet, paint, and replace wall covering at least every 5 years
WW Grainger	21,136	1600	1.53%	1.45%		$3,542 free rent 11/13-12/13
Caherciveen Partners	7,693	1610	1.55%	1.47%			$700,000.00
Caherciveen Partners	13,710	1610A	Combined with Suite 1610
Dimeo Schneider	18,682	1700	1.36%	1.28%
Dimeo Schneider	3,500	1700A	0.25%	0.24%		11/13 - 8/14 on addtl sf only
GSA - EEOC	28,395	2000	N/A	1.95%	2006				LL to re-carpet, paint, and replace wall covering at least every 5 years; Re-carpet scheduled for early 2014, price TBD
Sykes Enterprises (Alpine Access)	3,257	2060	0.62%	0.58%	2013		$84,000.00		4% annual cap on operating and real estate taxes
Sykes Enterprises (Alpine Access)	5,222	2070	Combined with Suite 2060

Infor Global Solutions (Acquity Sub)	38,979	2100	5.68%	5.12%			$ 239,755.00
Infor Global Solutions (Acquity Sub)	36,802	2200	Combined with Suite 2100
Ruberry & Stalmack	20,596	2350	Gross Lease				$ 200,000.00
National Financial Partners	3,380	2400	0.25%	0.23%		$18,590; only allowed $3 per sf per year until allowance expired 7/31/15
Quinn Emanuel	8,482	2450A	1.02%	0.96%	2012		$ 288,345.00
Quinn Emanuel	5,509	2450	Combined with Suite 2450A
LKQ	18,766	2800	1.32%	1.24%		7/14			4% annual cap on operating expenses
AIG (National Union Fire)	37,230	2900	5.40%	5.11%		2/15-5/15; 3/16-5/16,4/17-5/17;5/18	$ 5,026,050.00	$ 70,221.50
AIG (National Union Fire)	37,230	3000	Combined with Suite 2900			2/15-5/15; 3/16-5/16,4/17-5/17;5/18
Amherst Securites	3,130	3138	0.23%	0.21%	2010	12/14 $7,956.25; 1/15-4/15 $6,000			After 1/1/2016 BY 2015 in excess for any given LY
Nokia Corp	37,414	3200	2.72%	2.57%		50% free rent; 11/13 - 5/14
WW Grainger	36,577	3300	2.66%	2.51%			$ 1,294,368.16		Pro-rata changes 1/1/2018 2.655%/2.510%
McAndrews, Held & Malloy	37,485	34XX	5.46%	5.20%		3/14, 3/15, 3/16, 3/17, 3/18, 3/19
McAndrews, Held & Malloy	35,692	35XX	Combined with Suite 34XX
Ulmer Berne	18,072	3600	1.92%	1.82%		1/15-3/15; 2/16-3/16; 3/17; and $132,365 free rent only 4/18	$ 248,521.54		3% cap for the first 2 lease years see lease
Ulmer Berne	8,401	3600A	Combined with Suite 3600
Horwood Marcus	28,825	3700	1.87%	1.77%		11/13-3/14; 11/14-3/15			5% annual cap on the controllable portion of the Expense amount
Madison Capital	5,712	3890	0.43%	0.40%		$51,408; only allowed $17,136 per year as rent credit expires 1/31/17			Tenant may use TI as rent credit; max $17,136 per any 12-month period (5-yr)
Stuffin-It-Fresh LLC	1,154	F018	1.47%	0.08%		50% free rent only; 11/13-1/14
Jos A Banks	3,316	G001b	4.94%	0.27%		% rent credit given $69,003.37 to be used 11/2013-3/2014 on all monthly charges			5% annual cap on the noncontrollable portion of the Expense amount
Yolk	4,032	G001c	5.14%	0.28%		Fixed rent only 11/1/13-11/30/13; 1/2 of Fixed rent only 12/13-5/14	$ 89,800.00

Hudson News	6,181	G009/C009/C104	$15,000 per year 11/1/13-4/30/22

				$ 8,329,074.70	$ 70,221.50

SCHEDULE F

Pending Litigation

1.

A case that has been pending in the in the Circuit Court of Cook County, Illinois, Law Division, in a case styled McKenna v. Allied Barton et al., consolidated with Hoover v. Allied Barton, et al., Lieb v. Allied Barton, et al., and Abe v. Allied Barton et al., Case No. 2006-L-013619, which is the consolidated lawsuit filed in connection with a shooting incident that occurred at the Premises in December 2006, was recently dismissed by the trial court judge when she granted summary judgment in favor of the defendants in the case. The time for the plaintiffs to appeal the summary judgment decision has not yet run, and an appeal is expected.

SCHEDULE G

List of Leases and Amendments

GSA Leases

1.

U.S. Government Lease for Real Property (Lease No. GS-05B-17530) dated October 6, 2005, together with all attachments referenced in Section 7 therein, by and between Seller, as landlord, and the United States of America, as tenant, as amended by Supplemental Lease Agreement No. 1 dated August 10, 2006, Supplemental Lease Agreement No. 2 dated February 9, 2007, Supplemental Lease Agreement No. 3 dated March 1, 2007, Supplemental Lease Agreement No. 4 dated May 30, 2007, Supplemental Lease Agreement No. 5 dated August 12, 2008, Supplemental Lease Agreement No. 6 dated December 9, 2010, Supplemental Lease Agreement No. 7 dated May 6, 2011 and Supplemental Lease Agreement No. 8 dated March 19, 2012 (the “DOE Lease”).

2.

U.S. Government Lease for Real Property (Lease No. GS-05B-17753) dated September 5, 2006, together with all attachments referenced in Section 7 therein, by and between Seller, as landlord, and the United States of America, as tenant, as amended by Supplemental Lease Agreement No. 1 dated June 2, 2008 and Supplemental Lease Agreement No. 2 dated July 14, 2008 (the “EEOC Lease”).

3.

U.S. Government Lease for Real Property (Lease No. GS-05B-17840) dated December 18, 2006, together with all attachments referenced in Section 7 therein, by and between Seller, as landlord, and the United States of America, as tenant, as amended by Supplemental Lease Agreement No. 1 dated March 16, 2007, Supplemental Lease Agreement No. 2 dated March 12, 2009, Supplemental Lease Agreement No. 3 dated July 22, 2009, Supplemental Lease Agreement No. 4 with an effective date of December 1, 2009, Supplemental Lease Agreement No. 5 with an effective date of August 1, 2010 Supplemental Lease Agreement No. 6 with an effective date of August 1, 2010, Supplemental Lease Agreement No. 7 with an effective date of November 8, 2010 and Supplemental Lease Agreement No. 8 with an effective date of October 1, 2010 (the “SBA Lease”).

4.

U.S. Government Lease for Real Property (Lease No. GS-05B-17879) dated April 9, 2007, together with all attachments referenced in Section 7 therein, by and between Seller, as landlord, and the United States of America, as tenant, as amended by Supplemental Lease Agreement No. 1 dated August 12, 2008, Supplemental Lease Agreement No. 2 with an effective date of January 1, 2011, Supplemental Lease Agreement No. 3 with an effective date of January 1, 2011, Supplemental Lease Agreement No. 4 dated May 18, 2011 and Supplemental Lease Agreement No. 4 dated November 17, 2011 (the “MARAD Lease”).

5.

U.S. Government Lease for Real Property (Lease No. GS-05B-17946) dated November 19, 2007, together with all attachments referenced in Section 7 therein, by and between Seller, as landlord, and the United States of America, as tenant, as amended by Supplemental Lease Agreement No. 1 dated August 14, 2008, Supplemental Lease

Agreement No. 2 dated December 18, 2008 and Supplemental Lease Agreement No. 3 dated August 3, 2009 (the “DOJ Lease”).

Office, Rooftop, Telecommunications and Parking Leases

6.	Utility Access Agreement dated as of October 24, 2011 by and between Seller, as licensee, and Abovenet Communications, Inc., as licensor.

7.

Office Lease dated as of July 14, 2011 by and between Seller, as landlord, and Acquity Group, LLC, as tenant, as affected by merger notice letter dated June 14, 2013 and merger response letter from Seller dated June 27, 2013.

8.	Storage Agreement dated as of June 16, 2008 by and between Seller, as landlord, and Acquity Group, LLC, as tenant.

9.	Office Lease dated as of March 9, 2011 by and between Seller, as landlord, and Alliance Technology Group, LLC, as tenant.

10.	Office Lease dated as of July 22, 2009 by and between Seller, as landlord, and Amherst Securities Group LP, as tenant, as amended by First Amendment to Office Lease dated as of July 5, 2013.

11.

Office Lease dated as of August 1, 1999 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Ally Commercial Finance LLC, f/k/a GMAC Commercial Finance LLC (as successor-in-interest to GMAC Business Credit, LLC), as tenant, as amended by First Lease Amendment dated as of November 1, 1999, Second Lease Amendment dated as of June 2, 2000, Third Lease Amendment dated as of September 28, 2004, Fourth Amendment to Lease dated as of September 25, 2009, Fifth Amendment to Lease dated June 15, 2010, Sixth Amendment to Lease dated as of November 30, 2010 and Seventh Amendment to Lease dated as of September 10, 2013.

12.

Office Lease dated as of May 1, 1999 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and American Messaging (AM), Inc. (f/k/a Ameritech Mobile Services, Inc.), as tenant, as amended by First Lease Amendment dated as of May 16, 2005 and Second Amendment to Lease dated as of July 16, 2010 (but made effective June 1, 2010).

13.

Rooftop License Agreement dated as of May 1, 1999 by and between Seller (as successor-in-interest to NACA Limited Partnership), as licensor, and American Messaging (AM), Inc. (f/k/a Ameritech Mobile Services, Inc.), as licensee, as amended by First Amendment to Rooftop License Agreement dated as of June 1, 1999, Second Amendment to Rooftop License Agreement dated as of May 16, 2005 and Third Amendment to Rooftop License Agreement dated as of July 16, 2010.

14.	Office Lease dated as of September 26, 2007 by and between Seller, as landlord, and Aquent LLC, as tenant.

15.

Consent to Sublease Agreement dated as of September 1, 2010 by and among Seller, Aquent LLC and Houlihan Capital Holdings, Inc. (f/k/a Houlihan Valuation Advisors, Inc.), relating to that certain Agreement of Sublease dated as of August 26, 2010 by and between Aquent LLC, as sublandlord, and Houlihan Capital Holdings, Inc. (f/k/a Houlihan Valuation Advisors, Inc.), as subtenant.

16.

Consent to Sub-Sublease Agreement dated as of May 31, 2013 by and among Seller, Aquent LLC, Houlihan Capital Holdings, Inc. (f/k/a Houlihan Valuation Advisors, Inc.) and Bayforce Technology Solutions, Inc., relating to that certain Sub-Sublease dated as of May 15, 2013 by and between Houlihan Capital Holdings, Inc. (f/k/a Houlihan Valuation Advisors, Inc.), as sub-sublessor, and Bayforce Technology Solutions, Inc., as sub-sublessee.

17.	Office Lease dated as of June 30, 2009 by and between Seller, as landlord, and BCD Travel USA LLC, as tenant.

18.

Office Lease dated as of October     , 2002 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and BMO Harris N.A. (as successor-in-interest to North Star Financial Corporation), as tenant, as amended by First Lease Amendment dated as of October 31, 2005 and affected by early termination notice letter dated December 19, 2012.

19.

Office Lease dated as of June 15, 2011 by and between Seller, as landlord, and Bollinger Connolly Krause LLC (f/k/a Bollinger, Connolly & Krause, LLC), as tenant, as amended by First Lease Amendment dated as of October 27, 2011.

20.	Office Lease dated as of February 29, 2012 by and between Seller, as landlord, and Caherciveen Partners, LLC, as tenant.

21.

Subscription Agreement dated as of August 21, 2000 by and between Seller (as successor-in-interest to NACA Limited Partnership), as owner, and Captivate, LLC (as successor-in-interest by assignment from Captivate Network, Inc.), as provider, as affected by renewal notice letter dated August 4, 2010 and Consent to Assignment of Agreement dated September 24, 2013.

22.

Office Lease dated as March 31, 1992 by and between Seller (as ultimate successor-in-interest to Chicago Title and Trust Company, not personally but solely as Trustee under Trust Agreement dated March 31, 1982 and known as Trust No. 1079000 and Northwestern Atrium Center Associates), as landlord, and Citigroup Technology, Inc. (as successor-in-interest by assignment from Citicorp North America, Inc.), as tenant, as amended by First Lease Amendment dated as of September 1, 1992, Second Lease Amendment dated as of June 2, 1993, Third Lease Amendment dated as of October 3, 1993, Fourth Lease Amendment dated as of September 3, 2001, Fifth Lease Amendment dated as of June 2, 2003, Sixth Lease Amendment dated as of December 28, 2006, Seventh Lease Amendment dated as of February 1, 2007, Partial Termination of Lease and Eighth Lease Amendment dated as of February 9, 2007, Ninth Lease Amendment dated as of April 29, 2008, Partial Termination of Lease and Tenth Lease Amendment dated as of September     , 2009 and as affected by Assignment and Assumption Agreement dated as of November 29, 2011.

23.

Consent to Sublease Agreement dated as of July 31, 2009 by and among Seller, Citigroup Technology, Inc. (as successor-in-interest by assignment from Citicorp North America, Inc.) and Konica Minolta Business Solutions U.S.A., Inc., relating to that certain Agreement of Sublease dated as of July 30, 2009 by and between Citigroup Technology, Inc. (as successor-in-interest by assignment from Citicorp North America, Inc.), as sublandlord, and Konica Minolta Business Solutions U.S.A., Inc., as subtenant.

24.

Consent to Sublease Agreement dated as of November 30, 2010 by and among Seller, Citigroup Technology, Inc. (as successor-in-interest by assignment from Citicorp North America, Inc.) and Williams Lea Inc., relating to that certain Agreement of Sublease dated as of October     , 2010 by and between Citigroup Technology, Inc. (as successor-in-interest by assignment from Citicorp North America, Inc.), as sublandlord, and Williams Lea Inc., as subtenant.

25.

Telecommunications License Agreement dated as of November 1, 2001 by and between Seller (as successor-in-interest to NACA Limited Partnership), as licensor, and Cogent Communications, Inc., as licensee, as affected by term extension letter dated April 26, 2007, and as amended by First Amendment to Telecommunications License Agreement dated as of October     , 2012.

26.

Metra Lease dated as of March 30, 1987 by and between Seller (as ultimate successor-in-interest to Chicago Title and Trust Company, not personally but solely as Trustee under Trust Agreement dated March 31, 1982 and known as Trust No. 1079000 and Northwestern Atrium Center Associates), as landlord, and The Commuter Rail Division of the Regional Transportation Authority, The Northeast Illinois Regional Commuter Railroad Corporation, as tenant, as amended by First Amendment to Lease dated May 1, 1987, First Lease Amendment dated January 1, 1993, Second Lease Amendment dated as of July 2, 1997, Third Lease Amendment dated as of January 3, 2003, Fourth Lease Amendment dated as of November 4, 2003, Fifth Lease Amendment dated as of December 1, 2004, Sixth Lease Amendment dated as of July 1, 2007 and Seventh Lease Amendment dated as of April 28, 2008.

27.

License Agreement (undated) by and between Seller, as licensor, and The Commuter Rail Division of the Regional Transportation Authority, as licensee, as affected by extension notice letter dated August 9, 2010.

28.	Office Lease dated as of March 24, 2011 by and between Seller, as landlord, and Convergent Capital Management LLC, as tenant.

29.	Office Lease dated as of March , 2004 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Dimeo Schneider & Associates L.L.C.,

as tenant, as amended by First Amendment to Office Lease dated as of February 24, 2012.

30.

Office Lease dated as of February 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and First Tennessee Bank National Association, as tenant, as amended by First Lease Amendment dated as of April 1, 2002, Second Lease Amendment dated as of February 15, 2007 and Third Lease Amendment dated as of May 31, 2012.

31.	Storage Agreement dated as of June 1, 2012 by and between Seller, as landlord, and First Tennessee Bank National Association, as tenant.

32.	Office Lease dated as of June 15, 2011 by and between Seller, as landlord, and Franco & Moroney LLC, as tenant.

33.

Office Lease dated as of February 28, 2009 by and between Seller, as landlord, and Glasshouse Technologies, Inc., as tenant, as amended by First Amendment to Office Lease dated as of February 20, 2012 and Second Amendment to Office Lease dated as of March 14, 2013.

34.	Office Lease dated as of May 7, 2012 by and between Seller, as landlord, and HERE North America, LLC (f/k/a NAVTEQ North America, LLC), as tenant.

35.

Office Lease dated as of March 1, 2010 by and between Seller, as landlord, and Horwood Marcus & Berk Chartered, as tenant, as amended by letter agreement dated May 27, 2010, as affected by letter agreement dated September 17, 2013.

36.

Office Lease dated as of August 1, 2000 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Infor Global Solutions (Michigan), Inc. (as successor-in-interest by merger with Infor Global Solutions (Chicago), Inc., f/k/a SSA Global Technologies, Inc., as successor-in-interest to SSA Acquisition Corporation), as tenant, as amended by First Lease Amendment dated as of February 1, 2001, Second Lease Amendment dated as of July 31, 2004 and Third Lease Amendment dated as of November 22, 2004 and as affected by name change and merger notice letter dated May 1, 2007.

37.

Amended and Restated Consent to Sublease dated as of October 14, 2010 by and among Seller, Infor Global Solutions (Michigan), Inc. and Acquity Group, LLC, relating to that certain Sublease dated as of November 17, 2006 by and between Infor Global Solutions (Michigan), Inc. (as successor-in-interest by merger with Infor Global Solutions (Chicago), Inc., f/k/a SSA Global Technologies, Inc.), as sublandlord, and Acquity Group, LLC, as subtenant, as amended by that certain First Amendment to Sublease dated as of September 30, 2010.

38.	Office Lease dated as of August 1, 2012 by and between Seller, as landlord, and Konica Minolta Business Solutions U.S.A., Inc., as tenant.

39.	Telecommunications License Agreement dated as of July 23, 2012 by and between Seller, as licensor, and Level 3 Communications, LLC, as licensee.

40.

Office Lease dated as of December 21, 2004 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Lincoln International LLC (as successor-in-interest to Lincoln Partners, L.L.C.), as tenant, as amended by First Lease Amendment dated as of June 30, 2006, Second Amendment to Lease dated as of November 30, 2010, Third Amendment to Lease dated as of April 16, 2012 and Fourth Amendment to Lease dated as of February 4, 2013.

41.	Storage Agreement dated as of March 2, 2011 by and between Seller, as landlord, and Lincoln International LLC, as tenant.

42.	Office Lease dated as of December 23, 2010 by and between Seller, as landlord, and LKQ Corporation, as tenant.

43.

Consent to Sublease Agreement dated as of September 25, 2012 by and among Seller, LKQ Corporation and LKQ Receivables Finance Company, LLC, relating to that certain Sublease dated as of September 25, 2012 by and between LKQ Corporation, as sublandlord, and LKQ Receivables Finance Company, LLC, as subtenant.

44.	License Agreement dated as of May 23, 2011 by and between Seller, as landlord, and LKQ Corporation, as tenant.

45.

Office Lease dated as of December 1, 1999 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Madison Capital Partners Corporation, as tenant, as amended by First Lease Amendment dated as of July 12, 2005 and Second Lease Amendment dated as of April 1, 2011.

46.	Office Lease dated as of July 31, 2013 by and between Seller, as landlord, and Market Hooks, Inc., as tenant.

47.

Office Lease dated as of July 1, 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and MB Real Estate Services LLC, as tenant, as amended by First Lease Amendment dated as of December 1, 2005 and Second Lease Amendment dated as of January 22, 2010.**

** Lease will be automatically terminated at or prior to Closing in connection with the termination of the existing leasing and management agreement for the Premises between Landlord and MB Real Estate Services LLC.

48.	Office Lease dated as of December 1, 2005 by and between Seller, as landlord, and MB Real Estate Services LLC, as tenant, as amended by First Lease Amendment dated as of January 22, 2010.**

** Lease will be automatically terminated at or prior to Closing in connection with the termination of the existing leasing and management agreement for the Premises between Landlord and MB Real Estate Services, LLC.

49.

Amended and Restated Office Lease dated as of November 26, 2007 by and between Seller, as landlord, and McAndrews, Held and Malloy, Ltd., as tenant, as amended by First Amendment to Lease dated as of April 24, 2012.

50.

Utility Access Agreement dated as of October 1, 1992 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as licensor, and MCImetro Access Transmission Services LLC (as successor-in-interest to Chicago Fiber Optic Corporation d/b/a Metropolitan Fiber Systems of Chicago, Inc.), as licensee, as amended by First Amendment to Utility Access Agreement dated October 1, 2002, Second Amendment to Utility Access Agreement dated September 3, 2008 and Third Amendment to Utility Access Agreement dated October         , 2012 (but effective October 1, 2012).

51.	Office Lease dated as of September 29, 2011 by and between Seller, as landlord, and Midwest Generation, LLC, as tenant, as amended by First Amendment to Office Lease dated as of November 30, 2011.

52.

Office Lease (undated) from 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and National Financial Partners Corp., as tenant, as amended by First Amendment to Lease dated as of July 6, 2010 and as affected by merger notice letter dated May 31, 2013.

53.

Office Lease dated as of August 21, 2012 by and between Seller, as landlord, and National Union Fire Insurance Company of Pittsburgh, PA., as tenant, as amended by First Amendment to Office Lease dated as of July 2, 2013.

54.

Office Lease dated as of June 2, 2008 by and between Seller, as landlord, and New York Life Insurance Company, as tenant, as amended by First Amendment to Lease dated as of June 8, 2012 and Second Amendment to Lease dated as of September 18, 2012.

55.

Office Lease dated as of April 26, 2004 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Oppenheimer & Co. Inc., as tenant, as affected by letter from Seller, as landlord, dated October 23, 2013.

56.	Office Lease dated as of November 16, 2005 by and between Seller, as landlord, and Orbitz, Inc., as tenant.

57.	Guaranty dated November 16, 2005 made by Cendant Travel Distribution Service Group, Inc., relating to the Office Lease with Orbitz, Inc.

58.	Storage Agreement dated as of May 30, 2006 by and between Seller, as landlord, and Orbitz, Inc., as tenant.

59.

Office Lease dated as of March 31, 2007 by and between Seller, as landlord, and Pavilion Advisory Group Inc., f/k/a Stratford Advisory Group, Inc. (as successor-in-interest by assignment from Clark & Wamberg, LLC), as tenant, as affected by Landlord Consent to Assignment and Assumption of Lease dated as of November 30, 2011 and Assignment Agreement dated November 30, 2011.

60.

Office Lease dated as of September 17, 2010 by and between Seller, as landlord, and Pro Financial Services, LLC, as tenant, as affected by right of first offer waiver letter dated July 26, 2011 and right of first offer waiver letter dated September 21, 2011.

61.

Office Lease dated as of July 1, 2002 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and PT Financial, LLC (as successor-in-interest to Performance Trust Capital Partners, LLC, as successor-in-interest to Performance Trust Capital Partners, Inc., f/k/a Betzold Research & Trading, Inc.), as tenant, as amended by First Lease Amendment dated December 1, 2003, Second Amendment to Lease dated as of February 26, 2008, Third Amendment to Lease dated as of September 16, 2010 and Fourth Amendment to Lease dated as of July 20, 2011, as affected by Assignment and Assumption of Lease dated as of December 22, 2011, as further amended by Fifth Amendment to Lease dated as of January 1, 2012, Sixth Amendment to Lease dated as of June 1, 2012 and Seventh Amendment to Lease and Assignment and Assumption of Storage Agreement and License Agreement dated as of September 30, 2013.

62.

License Agreement dated as of April 23, 2010 by and between Seller, as landlord, and PT Financial, LLC (as successor-in-interest to Performance Trust Capital Partners, LLC), as tenant, as affected by and Seventh Amendment to Lease and Assignment and Assumption of Storage Agreement and License Agreement dated as of September 30, 2013.

63.

Storage Agreement dated as of December 28, 2011 by and between Seller, as landlord, and PT Financial, LLC (as successor-in-interest to Performance Trust Capital Partners, LLC), as tenant, as affected by and Seventh Amendment to Lease and Assignment and Assumption of Storage Agreement and License Agreement dated as of September 30, 2013.

64.

Office Lease dated as of February 17, 2010 by and between Seller, as landlord, and Quinn Emanuel Urquhart & Sullivan, LLP (as successor-in-interest to Quinn Emanuel Urquhart Oliver & Hedges, LLP), as tenant, as amended by First Amendment to Lease dated as of October 16, 2011.

65.

Office Lease dated as of December 1, 1987 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and RBC Capital Markets Corporation (as successor-in-interest by merger with RBC Dain Rauscher Inc., as successor-in-interest to Dain Bosworth Incorporated, as successor-in-interest by assignment from Clayton Brown & Associates, Inc.), as tenant, as affected by Lease Assignment dated December 2, 1994 and Consent by Landlord to Assignment dated as of January 5, 1995, as amended by First Lease Amendment dated as of August 31 2005 and Second Lease Amendment dated as of October 6, 2006.

66.

Office Lease dated as of June 15, 2011 by and between Seller, as landlord, and Ruberry, Stalmack & Garvey, LLC (f/k/a Ruberry & Stalmack, LLC), as tenant, as amended by First Lease Amendment dated as of June 1, 2012.

67.	Office Lease dated as of October 9, 2009 by and between Seller, as landlord, and Schwartz Brothers Insurance Agency, Inc., as tenant.

68.

Office Lease dated as of August 19, 2010 by and between Seller, as landlord, and The State of Israel, represented by the Consul General of Israel for the Midwest Region of the United States, as tenant.

69.

Office Lease dated as of January 4, 2012 by and between Seller, as landlord, and Sykes Enterprises, Incorporated (as successor-in-interest by assignment from Alpine Access, Inc.), as tenant, as affected by Assignment of Lease dated as of December 7, 2012, and as amended by First Amendment to Lease and Consent to Assignment and Assumption of Lease dated as of January 29, 2013.

70.	Amended and Restated Office Lease dated as of May 2, 2012 by and between Seller, as landlord, and Ulmer & Berne LLP, as tenant.

71.	Rooftop License Agreement dated as of November 9, 2011 by and between Seller, as licensor, and U.S.A. Overseas Wireless Cable Corp., as licensee.

72.	License Agreement dated as of June 23, 2011 by and between Seller, as licensor, and Williams Lea Inc., as licensee.

73.	Telecommunications License Agreement dated as of October 3, 2012 by and between Seller, as licensor, and Windstream Communication, Inc., as licensee.

74.

Office Lease (undated) from 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Wood, Phillips, Katz, Clark & Mortimer, as tenant, as amended by First Amendment to Lease dated as of December 20, 2011.

75.	Office Lease dated as of April 16, 2002 by and between Seller, as landlord, and W. W. Grainger, Inc., as tenant, as amended by First Amendment to Office Lease dated as of February 28, 2013.

76.	Letter Agreement dated January 10, 2013 by and between Seller and W. W. Grainger, Inc., as affected by Letter Agreement dated July 25, 2013.

77.	Various parking license agreements as set forth on the attached schedule.

Retail and Advertising Facility Leases

78.	Retail Lease dated as of April 16, 2013 by and between Seller, as landlord, and Accelerated Heath Systems, LLC, as tenant.

79.	Retail Lease dated as of November 11, 2011 by and between Seller, as landlord, and Arts & Artisans, LLC, as tenant, as affected by rent commencement letter agreement dated December 2, 2011.

80.

Retail Lease dated as of August 15, 1988 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and Atrium Foods, Inc. (as successor-in-interest by assignment from L.M.B., Inc.), as tenant, as amended by First Amendment to Lease June 1, 1989, as affected by Assignment and Assumption Agreement dated December 31, 1994, as affected by Consent by Landlord to Assignment dated as of December       , 1994, as further amended by Second Amendment to Lease dated as of February 1, 2000, Third Amendment to Lease dated as of January 28, 2003 Fourth Amendment to Lease dated as of September 6, 2010 and Fifth Amendment to Lease dated as of August 18, 2012.

81.	Storage Agreement dated as of February 11, 2011 by and between Seller, as landlord, and Atrium Foods, Inc., as tenant. (relating to space B-11)

82.

Retail Lease dated as of June 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Bath & Body Works, LLC, d/b/a Bath & Body Works (as successor-in-interest to Bath & Body Works, Inc.), as tenant, as amended by First Lease Amendment dated as of April 1, 2002 and Second Lease Amendment dated as of July 20, 2007.

83.

Storage Agreement dated as of October 23, 2002 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Bath & Body Works, LLC, d/b/a Bath & Body Works (as successor-in-interest to Bath & Body Works, Inc.), as tenant, as affected by Second Lease Amendment dated as of July 20, 2007.

84.

Retail Lease dated as of September 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and BB4 L.L.C. (d/b/a Burrito Beach), as tenant, as amended by Second Lease Amendment dated as of October 1, 2006, Third Lease Amendment dated as of April 30, 2007 and Fourth Amendment to Lease dated as of March 19, 2013.

85.	Storage Agreement dated as of September 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and BB4 L.L.C. (d/b/a Burrito Beach), as tenant.

86.

Retail Lease dated as of August 8, 2012 by and between Seller, as landlord, and Burger Joint Chicago Bar & Grill LLC (d/b/a Burger Joint), as tenant, as amended by First Amendment to Retail Lease dated as of March 7, 2013 and Second Amendment to Retail Lease dated as of March 19, 2013.

87.

Retail Lease dated as of September 10, 2008 by and between Seller, as landlord, and Canal Mojo, LLC, a Series of Mojo, LLC (d/b/a Halo Salon for Men), as tenant, as amended by First Amendment to Lease dated as of March 1, 2010.

88.	Retail Lease dated as of November , 2005 by and between Seller, as landlord, and Caramelcrisp LLC (d/b/a Garrett Popcorn Shop), as tenant.

89.	Storage Agreement dated as of May 5, 2011 by and between Seller, as landlord, and Caramelcrisp LLC (d/b/a Garrett Popcorn Shop), as tenant.

90.

Retail Lease dated as of December 28, 1998 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and CBC Restaurant Corp. d/b/a Corner Bakery Café (as ultimate successor-in-interest to Maggiano’s/Corner Bakery, Inc.), as tenant, as amended by First Lease Amendment dated as of October 19, 2004, as affected by that certain extension letter from the tenant dated November 7, 2008, as further amended by Second Amendment to Retail Lease dated as of September 10, 2013.

91.

Guaranty dated December 28, 1998 made by Brinker International, Inc., relating to the Retail Lease with CBC Restaurant Corp. d/b/a Corner Bakery Café (as ultimate successor-in-interest to Maggiano’s/Corner Bakery, Inc.).

92.

Retail Lease dated as of July 1, 2001 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Chicago SMSA Limited Partnership (d/b/a Verizon Wireless), as tenant, as amended by First Lease Amendment dated as of June       , 2004, letter agreement dated July 8, 2005 relating to inclusion in the merchant’s association and Second Amendment to Retail Lease dated as of June 21, 2011.

93.

Storage Agreement dated as of December 4, 2009 by and between Seller, as landlord, and Chicago SMSA Limited Partnership (d/b/a Verizon Wireless), as tenant, as amended by Second Amendment to Retail Lease dated as of June 21, 2011. (relating to space B-9)

94.	Retail Lease dated as of February , 2006 by and between Seller, as landlord, and Chivajit, Inc., as tenant.

95.

Retail Lease dated as of April 21, 1989 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and Citibank, N.A. (as ultimate successor-in-interest to Citicorp Savings of Illinois), as tenant, as amended by First Lease Amendment dated as of January 7, 1998, Second Lease Amendment dated as of July 20, 2007 and Third Amendment to Lease dated as of January 11, 2011.

96.

Retail Lease dated as of December 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Claire’s Boutiques, Inc. (d/b/a Claire’s or Claire’s Accessories), as tenant, as amended by First Lease Amendment dated as of February 5, 2008.

97.	Storage Agreement dated as of September 1, 2012 by and between Seller, as landlord, and Claire’s Boutiques, Inc. (d/b/a Claire’s or Claire’s Accessories), as tenant.

98.

Agreement dated March 1, 1988 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as licensor, and Clear Channel Outdoor, Inc. (as successor-in-interest to Transportation Media, Inc.), as licensor, as amended by First Amendment to Agreement dated as of March 1, 2002, Second Amendment to Agreement dated as of December 26, 2007, Third Amendment to Agreement dated as of April 23, 2008 and Fourth Amendment to Agreement dated as of October 6, 2011.

99.

Retail Lease dated as of November 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and CNS Group Incorporated d/b/a Mrs. Fields (as successor-in-interest by assignment from Mrs. Fields Original Cookies, Inc.), as tenant, as amended by First Lease Amendment dated as of December 1, 1997, Second Lease Amendment dated as of April 9, 2007 and Second Lease Amendment and Assignment and Assumption of Lease dated as of August 31, 2007.

100.

Storage Agreement dated as of November 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and CNS Group Incorporated d/b/a Mrs. Fields (as successor-in-interest by assignment from Mrs. Fields Original Cookies, Inc.), as tenant, as amended by Second Lease Amendment and Assignment and Assumption of Lease dated as of August 31, 2007.

101.

Retail Lease dated as of August 1, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Cooper & Co., Inc. (d/b/a Dakota Watch Company), as tenant, as amended by First Lease Amendment dated as of October 1, 1997, Second Lease Amendment dated as of November 12, 2007, Third Lease Amendment dated as of February 20, 2008, Fourth Lease Amendment dated as of December 10, 2008 (or sometimes shown as May 30, 2008), Fifth Lease Amendment dated as of May 26, 2009, Sixth Lease Amendment dated as of November 29, 2009, Seventh Lease Amendment dated as of December 16, 2010, Eighth Lease Amendment dated as of November       , 2011, Ninth Lease Amendment dated as of June 22, 2012 and Tenth Lease Amendment dated as of December 12, 2012.

102.

Retail Lease dated as of October 1, 1996 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Double P Corporation d/b/a Auntie Anne’s Pretzels (as successor-in-interest by assignment from Auntie Anne’s, Inc.), as tenant, as amended by First Lease Amendment dated as of August 1, 1998, as affected by Consent by Landlord to Sublease dated April       , 2000, as further amended by Second Lease Amendment dated as of May 8, 2006, Third Lease Amendment dated as of March 11, 2009 and Fourth Amendment to Lease dated as of October 28, 2010.

103.

Storage Agreement dated as of September 1, 1996 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Double P Corporation d/b/a Auntie Anne’s Pretzels (as successor-in-interest by assignment from Auntie Anne’s, Inc.), as tenant, as amended by Second Lease Amendment dated as of May 8, 2006, Third Lease Amendment dated as of March 11, 2009 and Fourth Amendment to Lease dated as of October 28, 2010.

104.

Retail Lease dated as of September 4, 2008 by and between Seller, as landlord, and Erwin Pearl Retail, Inc., as tenant, as amended by First Amendment to Lease dated as of November 30, 2011, as affected by Exclusive Space Marketing Agreement dated as of November 30, 2011.

105.

Retail Lease dated as of March       , 2004 (sometimes noted as April 7, 2004) by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Fannie May Confections, Inc. (as successor-in-interest by assignment from Long Grove Confectionary Co.), as tenant, as affected by Assignment, Acceptance and Consent dated as of November 1, 2008.

106.

Retail Lease dated as of May 1, 2009 by and between Seller, as landlord, and Fresh Salad Inc. (with respect to space B-07b) and Simply Greens Corp. (with respect to space F902), together as tenant, as partially affected by Landlord Consent to Lease Assignment dated as of March 19, 2013 and Lease Assignment dated March 13, 2013.

107.

Storage Agreement dated May 1, 2009 by and between Seller, as landlord, and Fresh Salad Inc. (as successor-in-interest by assignment from Simply Greens Corp.), as tenant, as affected by Landlord Consent to Lease Assignment dated as of March 19, 2013 and Lease Assignment dated March 13, 2013.

108.

Retail Lease dated as of May 21, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and General Nutrition Corporation (d/b/a General Nutrition Center and/or GNC and/or GNC Live Well), as tenant, as amended by First Lease Amendment dated as of October 31, 2002, Second Lease Amendment dated as of May 1, 2007, Third Amendment to Lease dated as of March 31, 2012 and letter agreement dated March 1, 2013 relating to inclusion in the merchant’s association, together with any and all subleases made by General Nutrition Corporation to franchisees who operate the store at the Premises.

109.

Retail Lease purportedly dated as of August 27, 1986 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and Happytuse Inc. d/b/a Dunkin Donuts (as successor-in-interest by assignment from Madison Enterprises, Inc.), as tenant, as amended by First Amendment to Lease dated as of May 1, 1990, Second Lease Amendment dated as of December 2, 1996 and Third Lease Amendment dated as of May 8, 2006, as affected by Assignment, Acceptance and Consent dated as of November       , 2006, as affected by Settlement Agreement and

Mutual Release dated as of January 5, 2009, and as further amended by Fourth Lease Amendment dated as of January 5, 2009.

110.	Storage Agreement dated as of July 31, 2013 by and between Seller, as landlord, and Happytuse Inc. d/b/a Dunkin Donuts, as tenant.

111.

Retail Lease dated as of September       , 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Hat World, Inc. (d/b/a Lids), as tenant, as affected by rent commencement notice letter dated October 23, 2003.

**  Lease expires on October 31, 2013.

112.

Retail Lease dated as of September 12, 2008 by and between Seller, as landlord, and Hudson News Company, as tenant, as affected by letter agreement dated August 26, 2009 and as amended by First Amendment to Retail Lease dated as of October 13, 2011.

113.	Guaranty dated January 20, 2009 made by Hudson Group (HG), Inc., relating to the Office Lease with Hudson News Company.

114.	Storage Agreement dated as of November 14, 2008 by and between Seller, as landlord, and Hudson Group (HG), Inc., as tenant, as affected by rate increase notice letter dated September 10, 2013.

115.

Retail Lease dated as of November 14, 2002 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Jaffa Bagels Inc., as tenant, as amended by First Amendment to Lease dated as of August 15, 2012.

116.

Retail Lease dated as of July 30, 1999 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Jamba Juice Company (as successor-in-interest by assignment from Heartland Juice Co. LLC), as tenant, as affected by Assignment and Assumption of Lease dated as of August 4, 2004, as affected by merger notice letter dated August 14, 2006, and as amended by First Amendment to Lease and Storage Agreements dated as of August 31, 2009 and Second Amendment to Lease and Storage Agreements dated as of January 28, 2010.

117.

Storage Agreement dated as of September 7, 1999 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Jamba Juice Company (as successor-in-interest by assignment from Heartland Juice Co. LLC), as tenant, as amended by First Amendment to Lease and Storage Agreements dated as of August 31, 2009 and Second Amendment to Lease and Storage Agreements dated as of January 28, 2010. (relating to space C030)

118.

Storage Agreement dated as of March 20, 2000 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Jamba Juice Company (as successor-in-interest by assignment from Heartland Juice Co. LLC), as tenant, as amended by First Amendment to Lease and Storage Agreements dated as of August 31,

2009 and Second Amendment to Lease and Storage Agreements dated as of January 28, 2010. (relating to space B005)

119.

Consent to Sublease Agreement dated as of October 29, 2010 by and among Seller, Jamba Juice Company and J. J. Maa, Inc., relating to that certain undated Sublease by and between Jamba Juice Company, as sublandlord, and J. J. Maa, Inc., as subtenant.

120.

Retail Lease dated as of December 1, 1998 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and JH Lee & Company, Inc. d/b/a Robinson’s #1 Ribs & New Orleans Cajun Cuisine (as successor-in-interest by assignment from Sun Food Group, Inc.), as tenant, as amended by First Lease Amendment dated as of September 1, 1999 and Second Lease Amendment and Assumption of Lease dated as of December 15, 2008.

121.

Guaranty dated December 22, 1998 made by Simon Chong relating to the Retail Lease with JH Lee & Company, Inc. d/b/a Robinson’s #1 Ribs & New Orleans Cajun Cuisine (as successor-in-interest by assignment from Sun Food Group, Inc.).

122.

Guaranty dated December 15, 2008 made by Simon Chong and Jae Ho Lee, together as guarantor, relating to the Retail Lease with JH Lee & Company, Inc. d/b/a Robinson’s #1 Ribs & New Orleans Cajun Cuisine (as successor-in-interest by assignment from Sun Food Group, Inc.).

123.	Storage Agreement dated as of September 6, 2013 by and between Seller, as landlord, and JH Lee & Company, Inc. d/b/a Robinson’s #1 Ribs & New Orleans Cajun Cuisine, as tenant.

124.

Floral Cart Lease Agreement dated as of March 31, 2005 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Jon Lee and An S. Lee, together as tenant, as amended by First Amendment to Floral Cart Lease Agreement dated as of December 1, 2009.

125.	Retail Lease dated as of January 28, 2010 by and between Seller, as landlord, and Jos A. Bank Clothiers, Inc., as tenant.

126.	Retail Lease dated as of February 27, 2012 by and between Seller, as landlord, and Kpokos Three Inc. (d/b/a Yolk), as tenant, as amended by First Amendment to Retail Lease dated as of August 7, 2013.

127.

Retail Lease dated as of January 16, 2012 by and between Seller, as landlord, and Krems Ogilvy LLC (d/b/a Krems Austrian House), as tenant, as amended by First Amendment to Retail Lease dated as of August 27, 2013.

128.

Retail Lease (with attached Mall Lease Addendum) dated as of November 17, 1986 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and McDonald’s Corporation, as tenant, as affected by confirmation letter agreement dated April 13, 1987, and as amended by First Lease Amendment dated as of February 1, 1997 and Second Lease Amendment dated as of September 1, 2006, as affected by remodel approval letter dated January 29, 2009, and as further amended by Third Lease Amendment dated November 2, 2011.

129.

Storage Agreement dated as of November 18, 2002 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and McDonald’s Corporation, as tenant, as amended by Second Lease Amendment dated as of September 1, 2006 and Second Amendment to Storage Agreement dated November 2, 2011, as affected by rate increase notice letter dated September 10, 2013.

130.

Retail Lease dated as of July       , 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Nick Al-Farah d/b/a The Great Steak and Potato Company, as tenant, as amended by First Amendment to Retail Lease dated as of April 16, 2013.

131.	Retail Lease (undated) from 2006 by and between Seller, as landlord, and Panda Express, Inc., as tenant.

132.

Retail Lease dated as of August       , 2003 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Phap Njuyen, d/b/a Nail Station, as successor-in-interest by assignment from Quoc Phan (d/b/a Lincoln Park Nails and/or Nail Station), as tenant, as affected by Assignment, Acceptance and Consent dated as of August 25, 2008.

133.

Retail Lease dated as of October 1, 1989 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and QSR, Inc. d/b/a Taco Bell (as successor-in-interest by assignment from Taco Bell Corp.), as tenant, as amended by First Amendment to Lease dated January 1, 1990 and Second Lease Amendment dated as of July 2, 1997, as affected by Assignment, Acceptance and Consent dated as of July 17, 1997, as further amended by Third Lease Amendment dated as of September 1, 2006, and as affected by Landlord’s Waiver and Consent dated as of May 26, 2010.

134.

Storage Agreement dated as of July 2, 1997 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and QSR, Inc. d/b/a Taco Bell (as successor-in-interest to Taco Bell Corp.), as tenant, as affected by Assignment of Storage Agreement dated as of July 17, 1997.

135.

Retail Lease dated as of May 1, 1987 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and Rail Club, Inc., as tenant, as amended by First Amendment to Lease dated as of August 1, 1989, Second Amendment to Lease dated as of June 1, 1991, Third Lease Amendment dated as of February 3, 1998, Fourth Lease Amendment dated as of June 1, 2006, Fifth Lease Amendment dated as of March 2, 2011 and right of first offer wavier letter dated June       , 2012.

136.	Parking License Agreement dated April 1, 2012 by and between Seller, as licensor, and Rail Club, Inc., as licensee.

137.

Retail Lease dated as of February 1, 1998 by and between Seller (as successor-in-interest to NACA Limited Partnership), as landlord, and Sans 1, Inc. (d/b/a Arby’s), as tenant, as amended by First Lease Amendment dated as of November 12, 2007.

138.	Retail Lease dated as of January 31, 2012 by and between Seller, as landlord, and Slices NYC West Loop LLC, as tenant, as affected by rent commencement letter agreement dated April 17, 2012.

139.	Retail Lease dated as of November 7, 2012 by and between Seller, as landlord, and Stuffin-It-Fresh, Inc., as tenant.

140.	Storage Agreement dated as of March 21, 2013 by and between Seller, as landlord, and Stuffin-It-Fresh, Inc., as tenant.

141.

Retail Lease dated as of October 1, 1991 by and between Seller (as ultimate successor-in-interest to Northwestern Atrium Center Associates), as landlord, and Subway Real Estate Corp., as tenant, as amended by First Amendment to Lease dated as of February 1, 2000 and Second Amendment to Lease dated as of March 23, 2009.

Parking Agreement Spreadsheet

Assigned Parking Space	Tenant	Total # of spaces	Monthly Charge	Date of Last Increase	Parking Expiration Date	Notes	PLA Effective Date
5	Amherst Securities*	2	$450.00	2009-May	month-to -month*	PLA 5.7.09 LL or Tenant may cancel w/ 30 days notice	1-May-09
31	Amherst Securities*	2	$450.00	2009-May	month-to -month*	PLA 5.7.09 LL or Tenant may cancel w/ 30 days notice	1-May-09
25	BCD Travel	2	$450.00	2009-Nov	10/31/2017	Orignal Lease (PLA 10.8.09- Tenant may cancel w/ 30days written notice)	1-Oct-09
26	BCD Travel	2	$450.00	2009-Nov	month-to-month	PLA 10.15.09 LL may cancel w/ 60 days written notice. Tenant may cancel w/ 30 days written notice.	1-Oct-09
11	Bollinger	2	$450.00	2011-Jun	month-to-month	PLA 7.1.11 LL or Tenant may cancel w/ 30days notice	1-Jul-11
20	Bollinger	2	$450.00	2011-Jun	month-to-month	PLA 7.1.11 LL or Tenant may cancel w/ 30days notice	1-Jul-11
19	Ruberry**	2	$450.00	2011-Jun	month-to-month**	PLA 7.1.11 LL or Tenant may cancel w/ 30days notice	1-Jul-11
37	Ruberry**	2	$450.00	2011-Jun	month-to-month**	PLA 7.1.11 LL or Tenant may cancel w/ 30days notice	1-Jul-11
15	Citibank	2	$450.00		month-to-month	PLA 01.07.12 Tenant may cancel w/ 30 days notice	1-Jan-12
47	Citibank	2	$0.00		12.31.17	Letter Dated 7.14.05 stats that this parking space is free of charge for the length of the lease	1-Dec-03
50	Caherciveen	2	$450.00	2009-Apr	month-to-month	PLA (04.15.10), LL or tenant may cancel w/30 days	15-Apr-10
51	Caherciveen	2	$450.00		month-to-month	PLA (12.1.11), LL or Tenant may cancel w/ 30 days	1-Dec-11
22	FTN Bank	3	$450.00	2005-Jun*	month-to-month	PLA (01.01.05), LL or tenant may cancel w/30 days, originally #27	1-Jan-05
30	FTN Bank***	3	$450.00	2008-Mar	11.21.13***	PLA (07.16.01), LL or tenant may cancel w/30 days	16-Jul-01
43	FTN Bank	3	$450.00	2007-Dec	month-to-month	PLA (11.20.07), LL or tenant may cancel w/30 days	20-Nov-07

41	Ally (GMAC)	1	$450.00	2008-Mar	12/31/2004	Original PLA w/JLL, letter dated 12.99	1-Dec-99
32	GSA - DOE	6	$450.00			Original Lease	29-Dec-06
38	GSA - DOE	6	$450.00		-	Original Lease	29-Dec-06
44	GSA - DOE	6	$450.00		month-to-month	Original Lease	29-Dec-06
46	GSA - DOE	6	$450.00			Original Lease	29-Dec-06
49	GSA - DOE	6	$450.00			Original Lease	29-Dec-06
52	GSA - DOE	6	$450.00		11/30/2004	Original Lease	29-Dec-06
1	GSA - DOJ	5	$450.00		6/1/2006	Original lease (SFO Section 1.4), cancel w/30 days notice from tenant	1-Jul-97
2	GSA - DOJ	5	$450.00		6/1/2006	Original lease (SFO Section 1.4), cancel w/30 days notice from tenant	1-Jul-97
34	GSA - DOJ	5	$450.00		6/1/2006	Original lease (SFO Section 1.4), cancel w/30 days notice from tenant	1-Jul-97
35	GSA - DOJ	5	$450.00		6/1/2006	PLA 07.03.97, cancel w/30 days notice from tenant	1-Jul-97
36	GSA - DOJ	5	$450.00		6/1/2006	PLA 07.03.97, cancel w/30 days notice from tenant	1-Jul-97
24	GSA - EEOC	1	$450.00		11/30/2016	No PLA, written into lease?	1-Oct-93
28	GSA-SBA	1	$450.00			Per Lease	1-Aug-10
23	HMB	2	$450.00		10/31/2021	Per Lease (Paragraph 26 T)	1-Nov-10
53	HMB	2	$450.00		10/31/2021	Per Lease (Paragraph 26 T)	1-Nov-10
3	Israeli Consulate	1	$450.00		7/31/2026	Per Lease (Paragraph 27T)	1-Mar-11
40	Lincoln Int’l	1	$450.00		12/31/2015	PLA 05.01.12, cancel w/30 days notice from tenant	1-May-12
29	MB Real Estate	3	$0.00
54	MB Real Estate	3	$0.00
55	MB Real Estate	3	$0.00
45	Midwest Gen	2	$450.00		11/30/2016	Per Lease - 1st Amendment	1-Dec-11
48	Midwest Gen****	2	$450.00		11.24.13****		1-Dec-11

33	New York Life	1	$450.00		month-to-month	PLA 03.30.12, cancelable w/ 30 days notice either party	30-Mar-12
4	Oppenheimer	1	$450.00		month-to-month	Lease	27-Sep-04
12	Orbitz	3	$450.00		month-to-month	PLA 05.30.06, cancelable w/ 30 days notice either party	30-May-06
13	Orbitz	3	$450.00		month-to-month	PLA 07.17.06, cancelable w/ 30 days notice either party	17-Jul-06
27	Orbitz	3	$450.00		month-to-month	PLA 1.10.11, cancelable w/ 30 days notice either party	17-Jan-11
17	Performance Trust	4	$450.00	2013-June	month-to-month	PLA 2.9.04, cancelable w/ 30 days notice either party	9-Feb-04
18	Performance Trust	4	$450.00	2013-June	5/31/2013	30 days’ notice either party (originally #27)	9-Feb-04
39	Performance Trust	4	$450.00		month-to-month	PLA 3.1.12, cancelable w/ 30 days notice either party	1-Mar-12
42	Performance Trust	4	$450.00	2008-Sept	month-to-month	PLA 9.1.08, cancelable w/ 30 days notice either party	1-Sep-08
21	Rail Club	1	$400.00	2005-Apr	month-to-month	PLA 4/1/12, cancelable w/ 30 days notice either party	1-Apr-12
6	RBC	6	$450.00	2008-May		Original Lease (no other documentation for this space)	1-Nov-02
7	RBC	6	$450.00	2008-May		Original Lease (no other documentation for this space)	1-Nov-02
8	RBC	6	$450.00	2008-May		Original Lease (no other documentation for this space)	1-Nov-02
9	RBC	6	$450.00	2008-May		Original Lease (no other documentation for this space)	1-Nov-02
10	RBC	6	$450.00	2008-May		Original Lease (no other documentation for this space)	1-Nov-02
16	RBC	6	$450.00	2008-May	month-to-month	PLA 8.1.00, cancelable w/ 30 days notice either party	1-Aug-00
14	W.W. Grainger	1	$450.00		6/30/2018	Per Lease - 1st Amendment	1-May-13
		55
	Monthly Total		$22,900.00
	Annual Total		$274,800.00
	Exempt	13

Non-revenue	4

*

By letter dated October 22, 2013, Seller sent notice of termination to Amherst Securities Group, LP for one (1) of the tenants two parking spaces, with the termination effective November 21, 2013. Tenant is notify Seller which of parking spaces #5 and #31 it will vacate.

**

By letter dated October 23, 2013, Seller sent notice of termination to Ruberry, Stalmack & Garvey, LLC for one (1) of the tenants two parking spaces, with the termination effective November 22, 2013. Tenant is notify Seller which of parking spaces #19 and #37 it will vacate.

***

By letter dated October 22, 2013, Seller sent notice of termination to FTN Financial for one (1) of the tenants three parking spaces, with the termination effective November 21, 2013. Tenant has elected to vacate parking space #30.

****

By letter dated October 24, 2013, Seller sent notice of termination to Midwest Generation LLC for the termination of its right to use parking space #38, with the termination effective November 24, 2013.

SCHEDULE H

Prepaid Rent

CITIGROUP CENTER

500 WEST MADISON

Prepaid Rent

October 31, 2013

Days	Tenant	Amount

Over 90 Days	US Census	$85,035.77
Over 90 Days	Citibank	46,765.78
Over 90 Days	Yolk	10,080.00
Over 90 Days	Mrs. Fields	565.51
Over 30 Days	First Tennessee Bank	178.88
Over 90 Days	Bath & Body Works	91.80
Over 90 Days	GSA - SBA	66.32
Over 90 Days	RBC Capital Markets Corporation	2.97
Over 30 Days	Metropolitan Fiber System	.12
		$142,787.15

SCHEDULE I

Lease Defaults

1.

On August 29, 2013, Seller sent non-monetary default letter to Burger Joint Chicago Bar & Grill LLC relating to the installation of aluminum fencing around the outdoor patio area of the premises in violation of the Lease. The aluminum fencing was bolted into the sidewalk concrete in violation of the Lease. Seller has notified this tenant that the fencing must be removed and that the sidewalk must be repaired, at tenant’s expense, to its prior condition. Prior to the Effective Date, the tenant removed the fencing, but Seller is currently obtaining pricing for the cost to repair the sidewalk.

2.

Seller sent Happytuse Inc. (d/b/a Dunkin Donuts) a letter dated October 23, 2013 asserting a default by this tenant for failure to pay percentage for the years 2007 through 2012, storage rent for the months of August through October 2013 and code violations payable for the month of August 2013 under its Lease in the total amount of $173,375.37.

3.

On April 23, 2013 and July 29, 2013, Seller received notices from Oppenheimer & Co., Inc., as tenant, and its counsel, respectively, alleging a default by Seller in connection with timely remedying certain leaks and seepage issues in Oppenheimer’s premises in alleged violation of Article 7 of Oppenheimer & Co.’s Lease. Seller vehemently denies any failure on its part to timely address such issues. Nonetheless, Seller agreed to take the action set forth in that certain letter dated October 23, 2013 from Seller to the tenant to address the tenant’s concerns.

SCHEDULE J

Schedule of Security Deposits

Cash Security Deposits

Tenant	Deposit	Lease Expiration	Notes

Dimeo Schneider & Associates	$ 500,000.00	8/31/2022	SD reduces Term Year 4 to $375K; SD further reduces Term Year 5 to $250K and in Term Year 6 to $125K.
Jaffa Bagels	9,523.74	4/30/2013
Subway	4,400.00	2/28/2022
Sans 1 Inc.	2,500.00	2/28/2018
Halo for Men	1,639.32	10/31/2013
Bunches to Go	1,000.00	3/31/2015
Amherst Securities	45,000.00	11/30/2014
GlassHouse Tech	15,000.00	3/31/2013
Simply Greens	6,666.66	2/28/2022
Quinn Emanuel	14,920.21	7/31/2017
Pro-Financial	108,000.00	7/31/2017	SD reduces in 2/14 to $72k and in 2/15 to $36k.
Convergent Capital Management	20,000.00	8/31/2016
Alliance Technology	5,000.00	1/31/2015	SD reduces 8/14 to $2,500.
Arts & Artisans	8,435.95	12/31/2016
Stuffin-It-Fresh	22,358.00	9/30/2023	SD reduces on 2/1/2014 to $14,905.33; Tenant provides notice.
Slices NYC	17,476.67	7/31/2022
Burger Joint	9,573.90	1/31/2023
Alpine Access	9,100.00	1/31/2013
Krems	3,053.95	5/31/2018

Total per account 2055	$ 803,648.40

Note:   Security deposits are not interest bearing .

Letters of Credit

	500 West Madison	AS OF 10/31/2013
Applicant/
		LOC	LOC					Bank Ref.	Type of	Beneficiary	ORIGINAL
Unit No.	Tenant	Amount	Expiration	TERM	LEASE EXPIRATION	Bank Name	Contact Information	Number	LOC	Transfer Fee paid by	ON FILE
2300	Acquity Group LLC	$ 250,000.00	07/13/12	AUTO EXTEND	02/28/18	American Chartered Bank	847.418.3230	2361	Irrevocable Standby	Applicant	Yes	*Tenant or bank
		$ 200,000.00	10/01/14			FDIC - Yes			LOC			needs to give
		$ 150,000.00	10/01/15									written notice 5 days
		$ 100,000.00	10/01/16									before reduction date.
		$ 50,000.00	10/01/17
$ -
2600	Aquent	$ 160,000.00	11/30/09	AUTO EXTEND	11/30/14	Wells Fargo	PH: 800-798- 2815	NZS647835	Irrevocable Standby	Beneficiary	YES	*Automatic

		$ 128,000.00	11/30/10			FDIC - YES			LOC

		$ 96,000.00	11/30/11									reduce per reduction dates on LOC
		$ 64,000.00	11/30/12
		$ 32,000.00	11/30/14

1200	BCD Travel	$ 500,000.00	10/31/2010	AUTO EXTEND	10/31/2017	Bank of America	Ph: 800-541- 6096 OPT 1	3100130	Irrevocable	Applicant	YES

		$ 400,000.00	10/31/2011			FDIC - Yes			Standby LOC			*Tenant or bank needs to give written notice 5 days before reduction
		$ 300,000.00	10/31/2012
		$ 200,000.00	10/31/2013

date.
		$ 100,000.00	10/31/2014

2430/2460	Bollinger, Connolly, Krause, LLC	$ 187,800.00	12/31/12	AUTO EXTEND	04/30/21	State Bank of Countryside	708-485-3100	2011-655	Irrevocable Standby	Either	Yes

	(Expansion)	$ 150,240.00	05/01/17			FDCI-Yes			LOC

		$ 112,680.00	05/01/18

		$ 75,120.00	05/01/19

		$ 37,560.00	05/01/20

$ -

1610	Caherciveen Partners, LLC	$ 341,000.00	07/01/12	AUTO EXTEND	12/31/19	JPMorgan Chase	Ph: 800-634- 1969 Option 1	TFTS-377747	Irrevocable Standby	Applicant	YES
		$ 272,800.00	07/01/14			FDIC - YES	Fax: 856-294- 5267		LOC

		$ 204,600.00	07/01/15				email: GTS.CLIENT.SERVICES@JPMCHASE.COM

		$ 136,400.00	07/01/16

		$ 68,200.00	07/01/17

C022	Erwin Pearl Retail, Inc	$ 11,695.84	10/9/2009	AUTO EXTEND	1/31/2025	Valley National Bank	Ph: 212-253- 5073	OD08001317	Irrevocable	Applicant	YES
							or 212-253- 4901		Standby LOC
Fax 212-254-0586

C018	Fannie May Confections, Inc	$ 20,000.00	10/01/09	AUTO EXTEND	05/31/14	JPMorgan Chase	Ph: 800-634- 1969	537386	Irrevocable LOC	Unknown	YES
						FDIC - YES	email: GTS.CLIENT.SERVICES@JPMCHASE.COM

2440	Franco & Maroney	$ 120,000.00	12/31/11	AUTO EXTEND	04/30/21	Signature Bank	733-467-5615	1090	Irrevocable Standby	Applicant	Yes

						FDIC - YES			LOC

3700	Horwood Marcus & Berk Chartered	$ 630,000.00	03/08/11	AUTO EXTEND	10/31/21	The Private Bank	PH: 312- 683-7100	274400702	Irrevocable Standby	Beneficiary	No

		$ 504,000.00	10/01/12				Fax: 312- 683-7111		LOC

		$ 378,000.00	10/01/13

		$ 252,000.00	10/01/14

		$ 126,000.00	10/01/15

C104/C009/ G009	Hudson Group, Inc	$ 58,333.33	11/18/09	AUTO EXTEND	04/30/22	Bank of America	Ph: 800-370- 7519	68035396	Irrevocable Standby	Unknown	YES

						FDIC - YES			LOC

2100/2200	Infor Global Solutions	$ 2,200,000.00	03/31/07	AUTO EXTEND	03/31/16	Bank of America	Ph:800-370- 7519	68075677	Irrevocable LOC	Beneficiary	YES

	(SSA Acquisition Corporation)	$ 1,980,000.00	03/31/08			FDIC - YES	Fax:

		$ 1,760,000.00	03/31/09

		$ 1,540,000.00	03/31/10

		$ 1,320,000.00	03/31/11

		$ 1,100,000.00	03/31/12

		$ 880,000.00	03/31/13

		$ 660,000.00	03/31/14

		$ 440,000.00	03/31/15

		$ 220,000.00	03/31/16

2800	LKQ Corporation	$ 250,000.00	12/23/12	AUTO EXTEND	07/01/15	Wells Fargo	Ph: 800-776- 3862	IS0032646U	Irrevocable Standby	Applicant	YES	^tenant changed Bank from Chase

		$ 125,000.00	07/01/13		LOC expires before	U.S Trade Services	800-798-2815		LOC
		$ 60,000.00	07/01/14		lease term exp; not
		$ -	07/01/15		extend beyond 7/15	FDIC - YES

2640	Midwest Generation EME, LLC	$ 50,000.00	04/25/16	AUTO EXTEND	04/25/16	Union Bank	Fax: 323-720- 2773	S324623M	Irrevocable Standby	Applicant	Yes	^tenant changed Bank from Citi
						FDIC - Yes			LOC

F014	Mrs. Fields Cookies	$ 16,539.00	10/31/09	AUTO EXTEND	12/13/17	Citibank	Ph: 813-604- 7026	63663335	Irrevocable Standby	Beneficiary	YES
						FDIC - YES	Fax: 813-604- 7187		LOC

800/900/1000	Orbitz	$10,900,000.00	05/01/10	AUTO EXTEND	05/01/19	JP Morgan Chase	Ph: 800-634- 1969	TFTS- 227371	Irrevocable Standby	Applicant	YES
		$ 9,810,000.00	05/01/11			131 S. Dearborn 5th flr	Fax: 856-294- 5267		LOC

		$ 8,720,000.00	05/01/12			Chicago, IL 60603-5506

		$ 7,630,000.00	05/01/13			FDIC - YES

		$ 6,540,000.00	05/01/14

		$ 5,450,000.00	05/01/15

		$ 4,360,000.00	05/01/16

		$ 3,270,000.00	05/01/17

		$ 2,180,000.00	05/01/18

		$ 1,090,000.00	05/01/19

350/450	PT Financial, LLC	$ 670,000.00	12/14/14	AUTO EXTEND	05/14/23	MB Financial Bank	888-422-6562	X-2545	Irrevocable Standby	Beneficiary	YES
	**formerly Performance Trust	$ 536,000.00	12/14/15		LOC expires before	FDIC - YES	Fax:(312)954-5986		LOC
		$ 402,000.00	12/14/16		lease term exp; should

		$ 268,000.00	12/14/17		expire 5/1/2019

		$ 134,000.00	12/15/18

1130	Ruberry & Stalmack	$ 200,000.00	12/31/11	AUTO EXTEND	12/31/20	Signature Bank	733-467-5615	1091	Irrevocable Standby	Applicant	Yes

						FDIC - YES			LOC

2700	Schwartz Brothers	$ 300,000.00	05/10/11	AUTO EXTEND	05/31/17	South Central Bank	PH: 312-491- 7122	Credit # 1173	Irrevocable Standby	Beneficiary	YES

		$ 240,000.00	06/01/12			FDIC - YES	Fax: 312-666- 4523		LOC

		$ 180,000.00	06/01/13

		$ 120,000.00	06/01/14

		$ 60,000.00	06/01/15

G008	Chivajit (Thai Urban Kitchen)	$ 131,220.00	03/30/13	AUTO EXTEND	01/31/22	Pacific Global Bank	Ph: 312-225- 2323	20399-06	Irrevocable Standby	Beneficiary	Yes
	*LOC should decrease 10% annually;	$ 118,098.00	03/30/13
	tenant must give notice to LL	$ 106,288.00	03/22/14			FDIC - YES	Fax: 312-225- 2299		LOC

3600/3600A	Ulmer & Berne	$ 500,000.00	05/01/12	AUTO EXTEND	03/31/23	Keybank National Association	Ph: 216-813- 3696	S322278	Irrevocable Standby	Unknown	YES
		$ 400,000.00	04/01/15				Fax: 216-813- 3719		LOC
		$ 300,000.00	04/01/16				Mail Code: OH-01-51- 0531
		$ 200,000.00	04/01/17				4910 Tiedeman Road
		$ 100,000.00	04/01/18				Cleveland, OH 44144- 2338

1130	Wood,	$ 150,000.00	3/30/2014	AUTO	3/31/2017	Cole Taylor	Attn: Dan	2000433-900	Irrevocable	Applicant	YES

	Phillips, Katz, Clark & Mortimer			EXTEND		Bank	Walsh		Standby
		$ 110,000.00	3/30/2015		LOC expires before	FDIC - Yes	9550 W Higgins Road		LOC
		$ 70,000.00	3/30/2016		lease term exp 3/22; not		Rosemont, IL 60018
		$ 30,000.00	3/30/2017		extend beyond 3/17
$ -

G001b	Yolk	$ 50,000.00	8/1/2014	AUTO EXTEND	1/31/2024	Pan American Bank	Ph: 708- 865-5700	2013-03	Irrevocable LOC	Applicant	YES
		$ 33,828.48					Fax: 708- 273-8149
FDIC - Yes
	TOTAL AS OF 10/31/2013	$10,726,656.17

SCHEDULE K

Schedule of Unpaid Leasing Commissions

Tenant:	Amount:
Ally Commercial Finance LLC (7th Amendment)	$4,297.68
Amherst Securities Group LP (1st Amendment)	$4,147.25
CBC Restaurant Corp. d/b/a Corner Bakery Café (2nd Amendment)	$15,614.55
National Union Fire Insurance Company of Pittsburgh, PA. (original Lease)	$160,740.53
Nick Al-Farah d/b/a The Great Steak and Potato Company (1st Amendment)	$4,285.03

TOTAL:	$189,085.04

SCHEDULE L

List of Service Contracts

		Current Term		Current Price	Termination Provision
Service	Company Name	Start	End	(per mo,yr, total, cost plus, fixed fee)	Party	Days	Form
Work Order Database	360 Facility, LLC, an Accruent Company	9/1/2003	8/31/03	Application Services $ $743.50/mth Incident Module $247.84 / mth Reservations Module $272/ mth Web Services $50 / mth Adnover Integration $125 / mth	Owner	7	Written

Janitorial Service	ABM Janitorial Services	9/1/2004	3/31/2014	$235,148/month, adusted by occupancy	Owner	30	Written

Life Safety - Fire Alarm Voice / Strobe	Advance Fire & Safety	5/1/08	9/30/14	$9,800 / year	Owner	7	Written

Security Staffing	Allied Barton Security	11/1/06	10/31/15	$97,976.67/mo $22.61/hr; $33.92/hr OT; 11/13-$99796.67 per month; $23.03/hr $34.55/hr OT; 11/14 - $102,960/mo $23.76/hr; $35.64/hr OT	Owner	7	Written

Messenger Service	Arrow Message Service	2/19/2003	7/31/2014	$120,000/year	Owner	30	Written

Phone Service - Cell Phones	AT&T			Varies

Phone Service - Service Provider	AT&T

Glass Repair	Christopher Glass & Aluminum, Inc.	04.01.12	03.31.13	Per Project	Owner	7	Written

Construction Contract	Alliance Glass and Metal	08.01.12	ongoing	Per Project	Owner	5	Written

Phone Service - Service Provider	CIMCO	3/4/2009	MTM	Local Service $85.08 Local Circuit $351

Data Service - Service Provider	CIMCO	3/4/2009	MTM	Internet $450 T1 $267.47

Uniforms	Cintas	2/8/2007	MTM	Varies		30	Written

Window Washing	Corporate Cleaning	5/16/06	6/30/14	$15,646/ month $187,750/year	Owner	30	Written

Concierge	Corporate Concierge Services, Inc.	11/1/2010	10/31/2013	11/10 $6,279 11/11 $6,467.37 11/12 $6,661.39	Owner	Any time	Written

Visitor Center	Corporate Concierge Services, Inc.	8/10/2009	8/9/2014	8/11 $8,370.32 8/12 $8,379.91 8/13 $8,548.20	Owner	30	Written

COI Database	Electronic Tenant Solutions (Red Hand, LLC)	5/1/2012	4/30/2014	$500 per year		30	Written

Electricity	Exelon Energy	5/5/2011	5/7/2014	Energy .03376/RTO .00758	no

Electricity/REC	3Degrees	1/27/2012	4/30/2014	1.35/mWh	no

Telecomm. Electrician / Riser	IMG	9/1/2004	ongoing	$79/hr (straight); $118.50/hr (overtime); $158.00/hr (emergency)	Owner	7	Written

Recycling	Independent Recycling Services	9/1/2007	12/31/2016	Rental fee of $100/mo; Rebate varies - $22.50/ton guaranteed floor pricing	Owner	30	Written

Trash Removal	Independent Recycling Services	12/27/10	12/31/16	25-Yard Compactor: Daily Pull-$345; Extra Tonnage-$46/ton; Rental fee of $250/mo	Owner	30	Written

Visitor Registration & Badging	Infrasafe	10.10.08	M-T-M	$795

Landscaping-Interior	Interior Garden Services	7/1/2007	1/31/14	2/11 - $2,455.98/month; 2/12 - $2,529.66; 2/13 - $2,605.55	Owner	30	Written

Chiller Maintenance	Johnson Controls	06.15.2011	out to bid	$9,810.00 per year	Owner	30	Written

Tax Attorney	MADIGAN & GETZENDANNER	2012	ongoing	$25,000 per year

Pest Control	McCloud Pest Control	9/1/10	8/31/14	$29,928 annually $2,494 Monthly	Owner	7	Written

Holiday Decorations	McFarlane Douglass	9/1/13	8/31/16	$23,113.58 annually	Owner	7	Written

Metal Maintenance	Metal Maintenance	7/1/06	6/30/15	$3,052 / Month $36,634.02/year	Owner	7	Written

Stone Care	Midwest Signature Building Services	6/1/13	5/31/14	$3,525 / month	Owner	7	Written

Copier	Konica Minolta Business Solutions	6/14/2010	6/13/2014	$665.25/month

Phone Service - Voice Mail System	NEC Financial Svcs	4/21/2009	420/2014	$381.27 per month

Water Treatment	Ondeo Nalco Company	10/1/09	out for bid	$14,475.35 / year	Owner	30	Written at any time

Elevator Maintenance	Otis Elevator	3/30/08	12/31/13	$45,918/mth

Postage Equipment	Pitney Bowes	9/1/2013	11/1/ 2015	$280.00 per quarter

Building Automation System (BAS)	Schneider Electric	1/1/2009	12/31/2014	Semi-Annual $8,028	Owner	7	Written

Security Systems	Schneider Electric	1/1/2009	12/31/2014	2012 - $8,910 / Qrtly; 2013 - $9,222 / Qrtly; 2014 - $9,480 / Qtrly	Owner	7	Written

Life Safety - Fire Alarm Service/Systems including sprinklers	Siemens Cereberus Pyrotronics	5/1/06	4/30/15	Bldg - $14,901 / annually	Owner	5	Written

Signage	Signs Now	9/28/2009	ongoing	varies	Owner	7	Written

Window Washing Rig Maintenance	Skyline Maintenance	06.01.2002	12/31/13	$6,564.09 / month	Owner	7	Written

Fire Extinguisher Maintenance	U.S. Fire & Safety Fire Extinguisher Service		As needed

Radio Service	United Radio	04.01.12	3/31/13	$476.75 / month

Cable TV	USA Wireless	11/9/2011	11/30/2016	$500/ full term

Sustainability	Goby LLC	7/9/2012	6/30/2015	$10,800	Owner	7	Written

Construction Contract	AMS Mechanical Services	8/23/2012	ongoing	varies by project	Owner	5

Construction Contract	Bear Construction	7/15/2002	ongoing	varies by project	Owner	5

Construction Contract	Development Solutions Inc.	1/30/2009	ongoing	varies by project	Owner	5

Construction Contract	EnBee Painting	3/26/2013	ongoing	varies by project	Owner	5

Construction Contract	Hardt Electric	7/1/2002	ongoing	varies by project	Owner	5

Construction Contract	Johns Plumbing	7/1/2002	ongoing	varies by project	Owner	5

Construction Contract	Knickerbocker	9/26/13	ongoing	varies by project	Owner	5

Construction Contract	Takao Nagai Concrete Restoration	8/1/2012	ongoing	varies by project	Owner	5

Professional Services	Abatangelo-Hason	3/8/2004	ongoing	varies by project	Either	owner notice/ vendor 30

Professional Services	Baumann Studios	4/15/2010	ongoing	varies by project	Either	owner notice/ vendor 30

Professional Services	Building Technology Consultants	3/10/2011	ongoing	varies by project	Either	Not specified	written

Professional Services	Canon Design/OWP&P	1/23/2003	ongoing	varies by project	Either	owner notice/ vendor 30

Professional Services	ICOR Associates	10/28/2010	ongoing	varies by project	Owner	Upon Notice	Written

Professional Services	Masco	3/23/2011	ongoing	varies by project	Owner	Upon Notice	written

Professional Services	Sieben Energy Associates	2/11/2013	ongoing	varies by project	Either	owner notice/ vendor 30	written

SCHEDULE M

List of Excluded Personalty

None.

SCHEDULE N

List of Pending Lease Transactions

Item No.	Name of Tenant:	Description of Transaction:
1	BMO Harris N.A.	Second Amendment to Office Lease to delete the tenant’s security deposit requirement.
2	Happytuse, Inc. d/b/a Dunkin Donuts	Fifth Lease Amendment to extend the term of the Lease for 10 years, delete the security deposit requirement and other terms as set forth in draft lease amendment.
3	The Commuter Rail Division of the Regional Transportation Authority, The Northeast Illinois Regional Commuter Railroad Corporation (Metra)	Eighth Lease Amendment regarding expansion of the premises in the basement level by approximately 359 rentable square feet, provision of certain additional services and amenities and other terms as set forth in draft lease amendment.

SCHEDULE O

List of Union Contracts

1.

Agreement dated June 6, 2011 by and between Building Owners and Managers Association of Chicago and International Union of Operating Engineers Local 399 (AFL-CIO) – effective May 16, 2011 through May 18, 2014 (engineering)

2.

Agreement dated April 9, 2012 by and between Building Owners and Managers Association of Chicago and Building Service Division, Service Employees International Union, Local 1 – effective April 9, 2012 through April 5, 2015 (janitorial)

3.

Agreement dated May 7, 2013 by and between Building Owners and Managers Association of Chicago and Service Employees International Union, Local 1, as affected by letter dated August 9, 2013 from Service Employees International Union, Local 1 – effective April 22, 2013 through April 24, 2016 (security)

EXHIBIT 1

TENANT ESTOPPEL

[INSERT NAME OF TENANT]

KBS Capital Advisors LLC, and its successors and assigns (“Purchaser”)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Re:

Leased premises in the property known as 500 West Madison Street, Chicago, Illinois (the “Premises”); [Office/Retail] Lease dated                                  ,              (together with the modifications, amendments, supplements and assignments set forth in Paragraph 1 below, herein referred to as the “Lease”) between UST-GEPT Joint Venture, L.P. (hereinafter, “Landlord”), or Landlord’s predecessor-in-interest), and                         , (hereinafter, “Tenant”), or Tenant’s predecessor-in-interest

Dear Sir/Madam:

The undersigned Tenant, as a tenant in the Premises pursuant to the Lease, hereby certifies to Landlord, Purchaser, and any lender, mortgagee or prospective lender or mortgagee of Purchaser that finances all or any portion of Purchaser’s acquisition of the Premises (a “Lender”), and their respective successors and assigns, in connection with Purchaser’s (or its designated assignee’s) proposed purchase of the Premises and Lender’s financing of such proposed acquisition, as follows as of the date hereof:

1.

The Lease includes only the modifications, amendments, supplements and assignments listed below and no other documents, and is in full force and effect as of the date hereof. The guaranty of the Lease, if any, is in full force and effect.

[Insert list of any modifications, amendments, supplements or assignments]

2.

All improvements to be performed by Landlord under the Lease have been completed and all required contributions by Landlord, if any, to Tenant on account to Tenant’s improvements have been received, except as follows:                                                                                                                                                                                                                                                                                                                                                         (if none, write “None” or leave blank, in which case the response will be deemed to be “None”).

3.

The Lease, as modified, amended, supplemented and assigned in Paragraph 1 above, represents the entire agreement between Tenant and Landlord with respect to the leasing of the demised premises described therein (the “Demised Premises”). The Demised Premises contain approximately                      rentable square feet.

4.

The term of the Lease commenced on                              and is scheduled to expire on                             . Tenant has                  options to renew the current term of the Lease, each for a period of                  years. Tenant has accepted the Demised Premises and has taken full possession and occupancy thereof. [modify as appropriate]

5.	The fixed base rent currently payable under this Lease is $ per month (“Base Rent”). $ of percentage rent has already been paid to Landlord for the current Lease year.

6.	Tenant’s pro rata share under the Lease for the payment operating expenses, real estate taxes and insurance costs is %.

7.

Tenant has paid in full all Base Rent, additional rent, Tenant’s proportionate share of operating expenses, real estate taxes and insurance costs and all other sums or charges presently due and payable under the Lease by Tenant (collectively, “Rent”) through                                 , 2013. No Rent had been paid more than thirty (30) days in advance of the due date thereof.

8.	There is no unexpired rental concession or abatement under this Lease except as follows: (if none, write “None” or leave blank, in which case the response will be deemed to be “None”)

9.

Tenant has not sublet or licensed all or a portion of the Demised Premises to any sublessee or other occupant and has not assigned, transferred or encumbered any of its rights or interests under the Lease, except as follows:                                                                                                                                                                                                                                                                                 (if none, write “None” or leave blank, in which case the response will be deemed to be “None”).

10.

Tenant has no present right of offset, credit, deduction, delay or defense against the Rent payable under the Lease or for any other monetary claim against the Landlord under the Lease. There exist no defaults under the Lease by Landlord or Tenant and no event has occurred which, with the giving of notice, the passage of time or both, would constitute such a default.

11.	The amount of the security deposit presently held by Landlord [in the form of cash/letter of credit] under the Lease is $ .

12.

Tenant has no early termination right under the Lease (except with respect to a Landlord’s default or a casualty or condemnation event) except as set forth in Section              of the Lease. Tenant has no option or right to contract or expand the Premises except as set forth in Section(s)              of the Lease. [if inapplicable, insert N/A]

13.	Tenant has no option or right to purchase or otherwise acquire the Premises or any portion thereof.

14.	There are no actions or proceedings, whether voluntary or involuntary, pending against Tenant under the bankruptcy or insolvency laws of the United States of America or any state thereof.

The undersigned is authorized to execute this Tenant Estoppel on behalf of Tenant. Tenant understands and acknowledges that this Tenant Estoppel may be relied upon by Landlord, Purchaser and Lender, and their respective successors and assigns.

Very truly yours,

[INSERT NAME OF TENANT]

By:
Name:
Title:

Executed:                                     , 2013

EXHIBIT 2

[INTENTIONALLY OMITTED]

EXHIBIT 3

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                                                       (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by UST-GEPT Joint Venture, L.P., an Illinois limited partnership (“Transferor”), Transferor hereby certifies to Transferee, as follows:

1.         Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);

2.         Transferor is not a disregarded entity as defined in Section 1.1445.2(b)(2)(iii) of Income Tax Regulations.

3.         The U.S. employer identification number of Transferor is                                     ;

4.         Transferor’s principal office address is c/o GE Asset Management Incorporated, 1600 Summer Street, Stamford, Connecticut 06905; and

5.         Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

           Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

UST-GEPT JOINT VENTURE, L.P.,
an Illinois limited partnership

By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
	Name:	Lothar Estein
	Title:	President

Dated as of                                 , 2013

EXHIBIT 4

FORM OF DEED

THIS INSTRUMENT PREPARED BY: Jenner & Block LLP 353 North Clark Street Chicago, Illinois 60654 AFTER RECORDING RETURN TO: Attention:

Above Space for Recorder’s Use Only

SPECIAL WARRANTY DEED

This SPECIAL WARRANTY DEED, made as of                             , 2013 by UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership, having an address at c/o GE Asset Management Incorporated, 1600 Summer Street, Stamford, Connecticut 06905 (“Grantor”), to and in favor of                                                                                                   , a[n]                                                  , having an address at                                                   (“Grantee”).

WITNESSETH, that Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other valuable consideration in hand paid by Grantee, the receipt and sufficiency whereof is hereby acknowledged, by these presents does REMISE, RELEASE, ALIEN AND CONVEY unto Grantee, and to its successors and assigns, FOREVER, all interest in and to the real estate situated in the County of Cook and State of Illinois known and described on Exhibit A attached hereto and by this reference made a part hereof (the “Land”), including all improvements located thereon (the “Improvements”), and all rights, privileges, easements and appurtenances benefitting the Land and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and/or the Improvements (collectively, the “Premises”), subject to those matters set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Exceptions”).

Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the Premises, with the hereditaments and appurtenances:

TO HAVE AND TO HOLD the Premises as above described, with the appurtenances, unto the Grantee, its successors and assigns forever.

And the Grantor, for itself, and its successors and assigns, does covenant, promise and agree, to and with the Grantee, its successors and assigns, that during the period that Grantor has owned title to the Property, it has not done or suffered to be done anything whereby the Premises hereby granted is, or may be, in any manner encumbered or charged, except for the Permitted Exceptions set forth on Exhibit B attached hereto and made a part hereof; and that subject to such Permitted Exceptions, the Grantor will WARRANT AND FOREVER DEFEND the Premises against all persons lawfully claiming by, through or under the Grantor, but not otherwise.

[SIGNATURE PAGE FOLLOWS]

MAIL TAX BILLS TO:

IN WITNESS WHEREOF, Grantor has signed and sealed and delivered this instrument as of the day and year first above written.

GRANTOR:	UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

	By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

	By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
Name:
Title:

STATE OF CONNECTICUT )

                                                  ) ss

COUNTY OF FAIRFIELD     )

I, the undersigned, a Notary Public in and for the State and County provided above, do hereby certify that                                                          , the                                               of NACA Madison LLC, a Delaware limited liability company, the managing general partner of UST-GEPT Joint Venture, L.P., an Illinois limited partnership, on behalf of such entity, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                                         , appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this              day of                                     , 2013.

Notary Public

My commission expires on

STATE OF                                 )

                                                     ) ss

COUNTY OF                             )

I, the undersigned, a Notary Public in and for the State and County provided above, do hereby certify that Lothar Estein, the President of UST XV GP, Ltd., a Florida limited partnership, the administrative general partner of UST-GEPT Joint Venture, L.P., an Illinois limited partnership, on behalf of such entity, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                                                                                  , appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this              day of                                     , 2013.

Notary Public

My commission expires on

EXHIBIT 5

BILL OF SALE

THIS BILL OF SALE (the “Bill of Sale”) is made and executed as of this          day of                         , 2013 by UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership (“Seller”), in favor of                                         , a(n)                                                   (“Purchaser”).

Concurrently with the execution and delivery hereof and pursuant to that certain Purchase and Sale Agreement dated as of October 30, 2013 by and between

Seller and Purchaser (as successor-in-interest by assignment from KBS Capital Advisors LLC) (as amended from time to time, the “Purchase Agreement”), Seller is conveying to Purchaser by special warranty deed, all of its right, title, and interest in and to that certain tract of land together with those improvements owned by Seller thereon lying and being situated in the County of Cook and State of State, commonly known as Citigroup Center and located at 500 West Madison Street, Chicago, Illinois 60661 and being more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”). Unless otherwise defined in this Bill of Sale, all capitalized terms used in this Bill of Sale shall have the meanings given to them in the Purchase Agreement.

Seller desires to hereby assign, transfer, set over and deliver directly to Purchaser, all of its right, title, and interest in and to the following assets appurtenant to or in any way related to the Property.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller does hereby SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER to Purchaser, its successors and assigns, all of its right, title, and interest in all of the following, without warranty of any kind or nature (whether statutory, express or implied): any and all the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances, works of art and all other tangible personal property, including, without limitation, the tangible personal property listed on Exhibit B attached hereto, located at the Property and used in connection with the operation thereof and owned by Seller (and which are not owned by tenants under the Leases, by the property manager or by Metra) (collectively the “Personal Property”), but specifically excluding the Excluded Personalty.

TO HAVE AND TO HOLD the same, subject as aforesaid, unto Purchaser, its successors and assigns.

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OF THE PROPERTY OR THE PERSONAL PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT PURCHASER MAY DESIRE TO USE IT. SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE CONDITION OF THE PERSONAL PROPERTY. SELLER HAS EXECUTED THIS BILL OF SALE AND HAS

SOLD, ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED TO PURCHASER THE PERSONAL PROPERTY AS IS AND WHEREVER LOCATED, WITH ALL FAULTS. WITHOUT LIMITING THE FOREGOING, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER AND ALL ENCUMBRANCES SET FORTH IN THE PURCHASE AGREEMENT (INCLUDING, WITHOUT LIMITATION, SECTION 24 THEREOF) AND SUCH DISCLAIMERS, QUALIFICATIONS AND ENCUMBRANCES ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Purchaser and their respective successors and assigns.

Seller’s liability pursuant to this Bill of Sale shall be subject to the limitation on such liability contained in Section 13(c) of the Purchase Agreement, which provision is expressly incorporated herein as if fully stated herein.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Illinois.

This Bill of Sale may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the date first above written.

SELLER:	UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

	By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

	By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
Name:
Title:

EXHIBIT 6

NOTICE TO TENANTS

                         , 2013

Re:	Notice of Change of Ownership of Citigroup Center, 500 West Madison Street, Chicago, Illinois (the “Property”)

Dear Tenant:

This is to notify you that, today, the Property has been sold by UST-GEPT Joint Venture, L.P. (“Seller”) to                                                       (“New Landlord”). As of the date hereof, Seller’s interest in your lease (including without limitation, your security deposit thereunder) has been assigned to New Landlord, and New Landlord is now the landlord under your Lease and has assumed the obligations as landlord under your lease.

Please be advised that effective immediately and until further notice, all rent and other payments due pursuant to your occupancy of the premises, whether pursuant to your lease or otherwise, are to be made payable to the name and address listed on Exhibit A annexed hereto.

Any future inquiries regarding your lease should be directed to the names, addresses and phone numbers listed on Exhibit A annexed hereto.

[Signature Page Follows]

Very truly yours,

UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
Name:
Title:

EXHIBIT 7

ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, PEDESTRIAN BRIDGE

AGREEMENT AND METRA DECLARATION

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, PEDESTRIAN BRIDGE AGREEMENT AND METRA DECLARATION (this “Assignment”), is made and entered into this          day of                     , 2013 (the “Effective Date”) by and between UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership (“Assignor”), and                                              , a(n)                                               (“Assignee”).

W I T N E S S E T H:

A.         Assignor and Assignee (as successor-in-interest by assignment from KBS Capital Advisors LLC) are parties to that certain Purchase and Sale Agreement dated as of October 30, 2013 (as the same may have been amended from time to time, the “Purchase Agreement”).

B.         The Purchase Agreement requires Assignor to convey and transfer to Assignee, and Assignee to assume, all of Assignor’s right, title and interest in, to and under (i) the landlord’s interest under the leases, license agreements (including, without limitation, advertising license agreements) and other occupancy agreements listed on Exhibit A attached hereto and by this reference made a part hereof, and all amendments and modifications thereto to the extent listed on Exhibit A attached hereto (collectively, the “Leases”), (ii) all the service, maintenance, supply and other contracts listed on Exhibit B attached hereto and by this reference made a part hereof, and all amendment and modifications thereto to the extent listed on Exhibit B attached hereto (collectively, the “Contracts”), (iii) those certain agreements relating to a pedestrian bridge across Canal Street listed on Exhibit C attached hereto and by this reference made a part hereof, and all amendments and modifications thereto to the extent listed on Exhibit C attached hereto (collectively, the “Pedestrian Bridge Agreement”), and (iv) those certain agreements entered into with The Commuter Rail Division of the Regional Transportation Authority, The Northeast Illinois Regional Commuter Railroad Corporation, a municipal corporation, listed on Exhibit D attached hereto and by this reference made a part hereof, and all amendments and modifications thereto to the extent listed on Exhibit D attached hereto (collectively, the “Metra Declaration”).

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.         Capitalized Terms. Unless otherwise defined in this Assignment, all capitalized terms used in this Assignment shall have the meanings given to them in the Purchase Agreement.

2.         Assignment. As of the Effective Date, Assignor does hereby sell, assign, transfer, convey and deliver unto Assignee, its successors and assigns, all of its right, title and interest in, to and under the Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration. The foregoing assignment shall include (i) any and all amendments, supplements, and modifications to the Leases and guaranties thereof, if any, the Contracts, the Pedestrian Bridge Agreement and the Metra Declaration and (ii) all of Assignor’s right, title and interest in and to the Transferred Security Deposits (as defined in the Purchase Agreement). Notwithstanding the foregoing assignment, Assignor and Assignee agree that Assignor shall have the rights under the Purchase Agreement to receive all rent and other payments due under the Leases on account of periods prior to the Closing (as defined in the Purchase Agreement) in accordance with and subject to the terms thereof.

3.         Assumption. As of the Effective Date, Assignee hereby accepts such assignment of the Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration and hereby expressly assumes and agrees to be bound by, and to keep, observe and perform, the terms, covenants, conditions, commitments, obligations and liabilities of the Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration that are to be performed: (a) with regard to the Leases, (i) as landlord under the Leases to the extent any such obligations first accrue and are applicable to period from and after the Effective Date, including, without limitation, the landlord’s obligation to return any Transferred Security Deposits in accordance with the terms of the Leases but only to the extent such Transferred Security Deposits have been transferred or credited to Assignee pursuant to the provisions of the Purchase Agreement, and (ii) before the Effective Date to the extent Assignor credited Assignee with the cost of performing any such terms, covenants, conditions, commitments, obligations and liabilities pursuant to the provisions of the Purchase Agreement, (b) with regard to the Contracts, Pedestrian Bridge Agreement and Metra Declaration, (i) to the extent any such obligations first accrue and are applicable to period from and after the Effective Date, and (ii) before the Effective Date to the extent Assignor credited Assignee with the cost of performing any such terms, covenants, conditions, commitments, obligations and liabilities pursuant to the provisions of the Purchase Agreement. With regard to the Leases, the foregoing assignment and assumption shall include the payment and performance by Assignee of all leasing commissions, tenant improvement costs, rent abatements and other concessions to the extent Assignee is responsible for, or to the extent Assignor credited Assignee with the cost of performing, under Sections 8(e)(i) and (iii) of the Purchase Agreement.

4.         Transferred Security Deposits. Assignee acknowledges that, simultaneously with the execution hereof, Assignee has received $                     in cash from Assignor as described on Exhibit C attached hereto, and an assignment of the letters of credit set forth on Exhibit C attached hereto, in respect of the Transferred Security Deposits

5.         Indemnification of Assignee. Assignor shall indemnify, defend and hold harmless Assignee and its directors, officers, members, partners, shareholders, affiliates, agents, employees, successors and assigns from and against any and all loss, damage, cost, liability, expense, claim, suits, or proceedings (including, without limitation, reasonable attorneys’ fees, paralegal fees and costs) (i) attributable to any obligations and liabilities arising or accruing under the Leases (to the extent they are obligations and liabilities on the part of landlord), Contracts, Pedestrian Bridge Agreement and Metra Declaration prior to the Effective Date and which are not assumed by Assignee pursuant to the terms of Section 3 above and only during Assignor’s period of ownership of the Premises (but not prior to Assignor’s period of ownership of the Premises) and (ii) incurred by Assignee under any Novation Agreement with respect to any obligations and liabilities arising or accruing under GSA Leases prior to the Effective Date and which are not assumed by Assignee pursuant to the terms of Section 3 above and only during Assignor’s period of ownership of the Premises (but not prior to Assignor’s period of ownership of the Premises). Assignor’s indemnity hereunder shall expire and be of no further force and effect on the date that is one hundred eighty (180) days after the Effective Date except to the extent that that a claim is made hereunder on or before the expiration of such 180-day period.

6.         Indemnification of Assignor. Assignee shall indemnify, defend and hold harmless Assignor and its directors, officers, members, partners, shareholders, affiliates, agents, employees, successors and assigns from and against any and all loss, damage, cost, liability, expense, claim, suits, or proceedings (including, without limitation, reasonable attorneys’ fees, paralegal fees and costs) (i) attributable to any obligations and liabilities that arise or accrue under the Leases (to the extent they are obligations and liabilities on the part of landlord), Contracts, Pedestrian Bridge Agreement and Metra Declaration to the extent assumed pursuant to Section 3 above and (ii) incurred by Assignor under any Novation Agreement with respect to any obligations and liabilities that arise or accrue under the GSA Leases to the extent assumed pursuant to Section 3 above .

7.         Assignor’s Liability. Assignor’s liability pursuant to this Assignment shall be subject to the limitation on such liability contained in Section 13(c) of the Purchase Agreement, which provision is expressly incorporated herein as if fully stated herein.

8.         No Warranty. This Agreement is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever (except as otherwise expressly set forth herein and/or in the Purchase Agreement) and is subject to the application of Section 24 of the Purchase Agreement

9.         Further Assurances. Assignor agrees that Assignor will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Assignee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Assignee the Leases and the Contracts, and the rights hereby conveyed or assigned or intended now, or for carrying out the intention or facilitating the performance of the terms of this Assignment, provided same shall not result in any extra cost or liability to Assignor

10.         Successors and Assigns. This Assignment and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

11.         Entire Agreement. This Assignment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, relating to said subject matter.

12.         Modification. This Assignment may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto.

13.         Waiver. Neither party hereto shall be deemed to have waived any right, power or privilege under this Assignment unless such waiver shall have been expressed in a written instrument signed by the waiving party. The failure of any party hereto to enforce any provision of this Assignment shall in no way be construed as a waiver of such provision or a right of such party to thereafter enforce such provision or any other provision of this Assignment.

14.         Governing Law. This Assignment and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to its conflicts of laws provisions.

15.         Construction of Assignment. This Assignment shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Assignor and Assignee have contributed substantially and materially to the preparation of this Assignment.

16.         Severability. If any provision of this Assignment is held to be invalid or unenforceable, then, to the extent that such invalidity or unenforceability shall not deprive either party of any material benefit intended to be provided by this Assignment, the remaining provisions of this Assignment shall remain in full force and effect and shall be binding upon the parties hereto.

17.         Captions. The captions of this Assignment are for convenience of reference only and do not in any way limit or amplify the terms hereof.

18.         Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases, Contracts, Pedestrian Bridge Agreement and Metra Declaration as of the date first above written.

ASSIGNOR:	UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

	By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:

Name:

Title:

	By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:

Name:

Title:

ASSIGNEE:	, a(n)

By:

Name:

Title:

EXHIBIT 8

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT (this “Agreement”), is made and entered into this          day of                         , 2013 by and between UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership (“Assignor”), and                                                  , a(n)                                                   (“Assignee”).

W I T N E S S E T H:

Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under (i) all transferable permits, licenses, entitlements, certificates of occupancy and approvals relating to the Premises (as hereinafter defined, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the real property located at 500 West Madison Street, Chicago, Illinois 60661 (the “Premises”), or necessary to operate the Premises, to the extent applicable, available and transferable, (ii) all warranties and guaranties, if any, issued by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Premises, to the extent applicable, available and transferable, (iii) all zoning and development rights and other entitlement rights and other general intangibles related to the Premises, to the extent applicable, available and transferable, (iv) all architectural, mechanical, electrical and other structural plans, studies, drawings, plans and specifications, surveys, renderings and other technical descriptions that relate to the Premises, to the extent Assignor may legally transfer and assign same and the same are available, (v) all rights that Assignor may have to use “500 West Madison”, “Citigroup Center” and derivations of each thereof and telephone or facsimile numbers now serving the Premises, (vi) the URLs http://www.citicorpcenter.com/ and http://www.stationshopschicago.com/, and (vii) all goodwill and other items of intangible personal property and rights therein owned by Assignor and exclusively relating to the occupancy, use or operation of the Premises and any rights and claims of Assignor relating thereto, including, without limitation, claims against any tenants or third parties, (the items set forth in clauses (i) through (vii) above are hereinafter referred to collectively as the “Property”);

TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.

Assignee hereby acknowledges and agrees that the Property is being conveyed in “AS IS, WHERE IS, WITH ALL FAULTS”, and the provisions of Section 24 of the Purchase and Sale Agreement dated as of October 30, 2013 between Assignor and Assignee (as successor-in-interest to KBS Capital Advisors LLC) with respect thereto (the “Purchase Agreement”), are incorporated herein by this reference. Assignor’s liability pursuant to this Agreement shall be subject to the limitation on such liability contained in Section 13(c) of the Purchase Agreement, which provision is expressly incorporated herein as if fully stated herein.

This Agreement is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever.

This Agreement inures to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:	UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

	By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

	By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
Name:
Title:

ASSIGNEE:	,a(n)

By:
Name:
Title:

EXHIBIT 9

METRA DECLARATION ESTOPPEL CERTIFICATE

EASEMENT ESTOPPEL CERTIFICATE

RE:	Citigroup Center, 500 West Madison Street,
Chicago, Illinois (the “Easement Premises”)

Declaration of Easements, Covenants, Conditions and Restrictions dated as of March 31, 1982 by and between Chicago and Northwestern Transportation Company (“CNW”) and Chicago Title and Trust Company as “Trustee”, and recorded September 7, 1984 as Document No. 27245590 in the Cook County Recorder’s Office (the “Recorder’s Office”), as modified by that certain Agreement and Declaration of Easements, Covenants, Conditions and Restrictions dated as of November 3, 1986, by and among CNW, Trustee and Northwestern Atrium Center Associates, and The Commuter Rail Division of the Regional Transportation Authority, The Northeast Illinois Regional Commuter Railroad Corporation (“Metra”) and recorded June 3, 1987 as Document No. 87299302 in the Recorder’s Office, as amended by that certain First Amendment to Agreement and Declaration of Easements, Covenants, Conditions and Restrictions dated May 1, 1997, by and between NACA Limited Partnership (“Current Owner”) and Metra, and recorded April 29, 1999 as Document No. 99414412 in the Recorder’s Office (collectively referred to herein as “Commuter Facilities Easement Agreement”).

The undersigned hereby certifies to KBS Capital Advisors LLC, and its successors and assigns (“Purchaser”), the future owner of the Easement Premises, and the proposed holder of any mortgage lien on the Easement Premises in connection with Purchaser’s acquisition of the Easement Premises, its successors and/or assigns (collectively, “Lender”), that the undersigned is a party to the Commuter Facilities Easement Agreement. The undersigned further herby certifies to Purchaser and Lender that:

1.         The Commuter Facilities Easement Agreement is presently in full force and effect and unmodified except as set forth above. The Commuter Facilities Easement Agreement contains all of the understandings and agreements between the parties thereto with respect to the matters set forth therein and no side or separate agreements not referred to above exist between such parties with respect to the Easement Premises or the Commuter Facilities Easement Agreement.

2.         The undersigned has accepted possession of the space at the Easement Premises demised under the Commuter Facilities Easement Agreement, any improvements required by the terms of the Commuter Facilities Easement Agreement have been completed to the satisfaction of the undersigned and any and all other special conditions to be performed by the Current Owner, or its predecessor(s), prior to or at commencement of the term of the

Commuter Facilities Easement Agreement or as a condition therefore have been performed and satisfied.

3.         No outstanding construction or repair obligations required of the Current Owner, or its predecessor(s), under the terms of the Commuter Facilities Easement Agreement exist as of the date of this instrument.

4.         The undersigned’s obligation to pay the annual fee of $500,000 (the “Annual Fee”) has commenced in full. The Commuter Facilities Easement Agreement provides for, and the undersigned is currently paying, the Annual Fee in equal monthly installments of $41,666.67.

The Annual Fee under the Commuter Facilities Easement Agreement has not been paid more than 30 days in advance of its due date.

5.         Unless set forth below, the address for notices to be sent to the undersigned is as set forth in the Commuter Facilities Easement Agreement or in a notice attached to this Easement Estoppel Certificate.

6.         To the best of undersigned’s knowledge, the Current Owner is not in default under the Commuter Facilities Easement Agreement, and the undersigned, as of this date, has no charge, lien or claim of setoff under the Commuter Facilities Easement Agreement or otherwise against the Annual Fee or other charges due or to become due thereunder.

7.         The undersigned has not entered into any agreement terminating or amended the terms of the Commuter Facilities Easement Agreement, except as follows (if none, state “None”): None

8.         The undersigned has no option to acquire any interest in any portion of the Easement Premises, except as follows (if none, state “None”): None.

9.         No disputes currently exist between the undersigned and Current Owner in connection with the Maintenance Easement granted under Article III or the Caisson Easement granted under Article IV of the Commuter Facilities Easement Agreement.

10.         The undersigned is not in default under the Commuter Facilities Easement Agreement and is current in the payment of the Annual Fee and other charges required to be paid by the undersigned to the Current Owner.

11.         The undersigned has not entered into any assignment or other agreement transferring any of its interests in the Commuter Facilities Easement Agreement or the Easement Premises, except as follows (if none, state “None”): NONE.

12.         There are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy or insolvency laws of the United States or any state thereof.

13.         The undersigned acknowledges and agrees that until further notification, the address for notices to be sent to the Owner (as defined in the Commuter Facilities Easement Agreement) is:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention: Rodney Richerson

Facsimile: (949) 417-6518

with a copy to:

Greenburg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, California 92612

Attention: Bruce Fisher, Esq.

Facsimile: (949) 732-6501

The undersigned further agrees with Lender that, from and after the date hereof, the undersigned will not seek to terminate the Commuter Facilities Easement Agreement by reason of any act or omission of the Current Owner or the Purchaser until the undersigned shall have given written notice of such act or omission to                                                                      , Attn:                                               (or to such other address subsequently furnished to the undersigned) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission.

IN WITNESS WHEREOF, the undersigned has executed this Easement Estoppel Certificate as of the              day of                         , 2013.

THE COMMUTER RAIL DIVISION
OF THE REGIONAL
TRANSPORTATION AUTHORITY,
THE NORTHEAST ILLINOIS
REGIONAL COMMUTER RAILROAD
CORPORATION, a municipal corporation

By:

Name:

Attest:	Title

EXHIBIT 10

NOVATION AGREEMENT

UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership (“Transferor”), with its office at c/o GE Asset Management Incorporated, 1600 Summer Street, Stamford, Connecticut 06905, and [                                             ] (“Transferee”), with an office at [                                                                 ]; and the                                                          (“Government”) enter into this Agreement effective as of                                              ,201    , the date of closing.

A.         THE PARTIES AGREE TO THE FOLLOWING FACTS:

(1)         The Government has entered into a certain contract (“Lease”) with the Transferor, namely:

U.S. Government Lease for Real Property (Lease No.                         ) dated                          by and between UST-GEPT Joint Venture, L.P., an Illinois limited partnership, as landlord, and the United States of America, as tenant, as amended by [                                                     ], and more particularly described in Exhibit A that is attached hereto and made a part hereof, with respect to certain premises (“Premises”) which are located at 500 West Madison Street, Chicago, Illinois 60661.

The term, “the Lease,” as used in this Agreement, means the above lease and all other contracts, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance or payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under these contracts.) Included in the term, “the Lease,” are also all modifications made under the terms and conditions of these contracts between the Government and the Transferee, on or after the effective date of this Agreement.

(2)         As of the date hereof, the Transferor has transferred to the Transferee all of its rights in and to the Lease by virtue of various instruments, including, but not limited to, an Assignment and Assumption of Leases, Contracts and Pedestrian Bridge Agreement between the Transferor and the Transferee (the “Assignment of Leases”).

(3)         The Transferee has acquired all of the rights of the Transferor under and pursuant to the Lease by virtue of the above transfer.

(4)         The Transferee has assumed all obligations and liabilities of the Transferor under the Lease by virtue of the above transfer.

(5)         The Transferee is in a position to fully perform all obligations that may exist under the Lease.

(6)         It is consistent with the Government’s interest to recognize the Transferee as the successor party to the Lease.

(7)         Evidence of the above transfer has been filed with the Government.

B.	IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY THIS AGREEMENT:

(1)         The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the Lease.

(2)         The Transferee agrees to be bound by and to perform the Lease in accordance with the conditions contained in the Lease. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the Lease as if the Transferee were the original party to the Lease.

(3)         The Transferee ratifies all previous actions taken by the Transferor with respect to the Lease, with the same force and effect as if the action had been taken by the Transferee.

(4)         The Government recognizes the Transferee as the Transferor’s successor in interest in and to the Lease. The Transferee, by this Agreement, becomes entitled to all rights, titles, and interests of the Transferor in and to the Lease, as if the Transferee were the original party to the Lease. Following the effective date of this Agreement, the term “Lessor”, as used in the Lease, shall refer to the Transferee.

(5)         Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

(6)         All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the Lease, shall be considered to have discharged those parts of the Government’s obligations under the Lease. All payments and reimbursements made by the Government which occur after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government’s obligations under the Lease, to the extent of the amounts paid or reimbursed.

(7)         The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government, in the absence of this transfer or Agreement, would have been obligated to pay or reimburse under the terms of the Lease.

(8)         The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee (i) assumes under this Agreement or (ii) may undertake in the future should the Lease be modified under its terms and conditions. The Transferor waives notice of, and consents to, any such future modifications.

(9)         The Lease shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

(10)         As between the Transferor and Transferee only, their respective obligations and liabilities one to the other shall continue to be as set forth in the Assignment of Leases and the Purchase and Sale Agreement executed between them.

GOVERNMENT:

[ ]

By:
Name:
Title: Contracting Officer

TRANSFEROR:

UST-GEPT JOINT VENTURE, L.P.,an Illinois limited partnership

By:	NACA Madison LLC, a Delaware
limited liability company, its managing
general partner

By:
Name:
Title:

TRANSFEREE:

[ ], a [ ]

By:
Name:
Title:

EXHIBIT 11

BULK SALES INDEMNITY AGREEMENT

BULK SALES INDEMNITY AGREEMENT

THIS BULK SALES INDEMNITY AGREEMENT (this “Indemnity”), dated as of the          day of                         , 2013, is made by UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership (“Indemnitor”), for the benefit of                                                  , a(n)                                                  , (““Indemnitee”).

R E C I T A L S:

A.         Indemnitor is the fee simple owner of that certain real property and improvements thereon commonly known as 500 West Madison Street, Chicago, Illinois (the “Property”).

B.         Pursuant to that certain Purchase and Sale Agreement dated as of October 30, 2013 (as amended from time to time, the “Purchase Agreement”), by and between Indemnitor and Indemnitee (as successor-in-interest by assignment from KBS Capital Advisors LLC, a Delaware limited liability company), Indemnitor is conveying all of its right, title, and interest in and to the Property to Indemnitee.

C.         The Purchase Agreement requires Indemnitor to indemnify Indemnitee against any amounts or liabilities due under the requirements and provisions of [Section 902(d) of the Illinois Income Tax Act/Section 34-92 of the Cook County Uniform Penalties and Procedures Ordinance/Section 3-4-140 of the Uniform Revenue Procedures Ordinance of the Municipal Code of the City of Chicago] (referred to herein as the “Bulk Sales Ordinance(s)”) in the event that a bulk sales release letter from the [Illinois Department of Revenue/Cook County Department of Revenue/the City of Chicago Department of Finance – Tax Division] (“Governmental Entity(ies)”) has not been obtained prior to the Closing Date (as defined in the Purchase Agreement).

D.         On [                    ], 2013, Indemnitor submitted, and the Governmental Entity acknowledged receipt of, a bulk sales application under the Bulk Sales Ordinance, a copy of which is attached hereto as Exhibit A (the “Application”).

E.         As of the date hereof, Indemnitor has [not received a bulk sales release letter or other response to the Application from the Governmental Entity/received a response to the Application from the Governmental Entity disclosing a liability due in the amount of $                    , a copy of which is attached hereto as Exhibit B].

NOW, THEREFORE, in consideration of Indemnitee’s acquisition of the Property and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby agrees as follows:

1.         Recitals. The foregoing recitals are true and correct and incorporated as if fully set forth herein.

2.         Indemnification. Indemnitor hereby agrees to indemnify, defend (with counsel approved by Indemnitee in its reasonable discretion) and hold harmless Indemnitee and Indemnitee’s officers, trustees, directors, shareholders, employees, agents, members, partners, as well as the officers, trustees, directors, shareholders, employees and agents of the partners or members of Indemnitee’s partners or members and of the partners or members of such partners or members (collectively, the “Indemnified Parties”) from and against any and all liabilities, losses, obligations, amounts, claims, lawsuits, damages, demands, judgments, causes of action, assessments, taxes, penalities, interest, costs and expenses (including, without limitation, reasonable attorneys’ fees) of any kind or nature whatsoever that may be incurred by, imposed or asserted against the Indemnified Parties, based on, or arising or resulting from any unpaid taxes, penalties, interest or other amounts owed by Indemnitor under the Bulk Sales Ordinance.

3.         Termination of Indemnification. This Indemnity, and the obligations of Indemnitor hereunder, shall terminate automatically upon receipt by Indemnitor and/or Indemnitee of bulk sales release letters from the Governmental Entities.

4.         No Limitation of Liability. Notwithstanding anything in the Purchase Agreement to the contrary, it is understood and agreed that Indemnitor’s obligations and liabilities hereunder shall not be subject to or limited by any limitations on caps or liability otherwise set forth in the Purchase Agreement or in any other documents executed in connection with the Purchase Agreement.

5.         Governing Law. This Indemnity and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

6.         Successors and Assigns. This Indmenity and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

7.         Captions. The captions of this Indemnity are for convenience of reference only and do not in any way limit or amplify the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Bulk Sales Indemnity Agreement has been executed by Indemnitor effective as of the day and year first above written.

INDEMNITOR:	UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

	By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

	By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
Name:
Title:

EXHIBIT 12

PEDESTRIAN BRIDGE ESTOPPEL CERTIFICATE

ESTOPPEL LETTER

KBS Capital Advisors LLC, and its successors and assigns (“Purchaser”)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Re:

Memorandum of Agreement dated February 1, 1929 by and between Chicago Daily News Printing Company (the “Printing Company”) and Chicago and North Western Railway Company (the “Railway Company”), as affected by that certain letter dated February 7, 1929 from the Printing Company to the Railway Company, as amended by that certain Amendment to Bridge Agreement dated August 15, 1961 by and between the Railway Company and Riverside Plaza Corporation, an Illinois corporation and successor-in-interest to the Printing Company (“Riverside”), as further amended by that certain Amendment to Bridge Agreement dated August 6, 1965 by and between the Railway Company and Riverside (as so affected and amended, the “Bridge Agreement”), relating to the overhead bridge across Canal Street connecting 500 West Madison Street, Chicago, Illinois (the “Madison Property”) with Two North Riverside Plaza, Chicago, Illinois (the “Riverside Property”)

Ladies and Gentlemen:

TWO NORTH RIVERSIDE PLAZA JOINT VENTURE LIMITED PARTNERSHIP, an Illinois limited partnership, the sole beneficiary of Chicago Title Land Trust Company, successor trustee under Trust Agreement dated June 26, 1969 and known as Trust No. 39712 (“Two North Riverside”), successor-in-interest to Riverside, is the fee owner of the Riverside Property which is subject to the Bridge Agreement. Two North Riverside hereby certifies to Purchaser, and any lender, mortgagee or prospective lender or mortgagee of Purchaser that finances all or any portion of Purchaser’s acquisition of the Madison Property (a “Lender”), and their respective successors and assigns, in connection with Purchaser’s (or its designated assignee’s) proposed purchase of the Madison Property and Lender’s financing of such proposed acquisition, as follows as of the date hereof:

1.         The Bridge Agreement is presently in full force and effect and unmodified except as set forth above.

2.         To the best of Two North Riverside’s knowledge, the owner of the Madison Property (the “Madison Property Owner”) is not in default under the Bridge Agreement, nor to the best of Two North Riverside’s knowledge does any circumstance currently exist that, but for the giving of notice or the passage of time, or both, would constitute such a default.

3.         To the best of Two North Riverside’s knowledge, no past due outstanding monetary obligations required or owed of the Madison Property Owner or Two North Riverside under the terms of the Bridge Agreement exist as of the date of this instrument.

The undersigned is authorized to execute this Estoppel Letter on behalf of Two North Riverside. Two North Riverside understands and acknowledges that this Estoppel Letter may be relied upon by Purchaser and Lender, and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Estoppel Letter as of the date set forth below.

TWO NORTH RIVERSIDE:

TWO NORTH RIVERSIDE PLAZA JOINT VENTURE LIMITED PARTNERSHIP, an Illinois limited partnership

By:
Name:
Title:

Date: , 2013

EXHIBIT 13

CONTRACTOR’S CERTIFICATE

CONTRACTOR’S CERTIFICATE

The undersigned,                          (the “Contractor”), is a party to that certain [Construction Contract] dated                          (the “Construction Contract”), by and between Contractor and                         , a                          (the “Seller”), in connection with that certain real property commonly known as                          (the “Property”). Seller has advised Contractor that Seller intends to sell the Property to                         , a                          (the “Purchaser”), on a closing date of                          (the “Closing Date”) and, in connection with such purchase by Purchaser of the Property, Seller intends to transfer and assign the Construction Contract to Purchaser and all of Seller’s rights and obligations thereunder. In connection with Seller’s transfer of the Property to Purchaser and Seller’s assignment of the Construction Contract to Purchaser, Contractor certifies and represents the following:

1.         The Contractor consents to the assignment of the Construction Contract (and all warranties arising out of the Construction Contract) to Purchaser based on Contractor’s understanding that, upon the assignment by Seller to Purchaser of Seller’s interest under the Construction Contract, Purchaser shall have the right to enforce all of the terms and conditions of the Construction Contract and all warranties thereunder and shall have all responsibilities and liabilities of the “Owner” under the Construction Contract, including payment of all amounts due and owing to Contractor for work performed pursuant thereto.

2.         As of the Closing Date:

(a) the total amount payable under the Construction Contract (including any amounts already paid), including all change orders (“Change Orders”) and/or claims for additional costs or extension of time submitted by the Contractor (“Claims”) is $                                ,

(b) the Seller has paid to Contractor a total amount of $                                 with respect to the Construction Contract, and

(c) the maximum amount owing under the Construction Contract for all work completed, work in progress and future work to be completed is $                                                 .

3.         Attached hereto at Exhibit “A” is a true, correct and complete copy of the Construction Contract, and the same has not been amended or modified. There are no Change Orders to the Construction Contract or Claims except as attached in Exhibit “A” attached hereto.

Executed as of                                                  , 20    .

[SIGNATURES FOLLOW ON NEXT PAGE]

CONTRACTOR:

,
a

By:
Name:
Its:

EXHIBIT 14

COMBINED OWNER’S AFFIDAVIT AND GAP UNDERTAKING

30 North LaSalle Street, Suite 2700, Chicago, Illinois 60602

Phone: (312) 553-0471 or (800) 333-3993 Fax: (312) 553-0480

STATEMENT REQUIRED FOR THE ISSUANCE OF ALTA OWNERS AND LOAN POLICIES

Effective Date: , 2013	First American Commitment/Policy Number: 3020-618295

Effective Date: , 2013	Commonwealth Land Title Insurance Company Commitment/Policy Number:

To the best knowledge and belief of the undersigned (“Owner”), the following is hereby certified with respect to the land described in the above policy(ies) (the “Policies”).

1.

That, except as noted at the end of this paragraph, within the last six (6) months (a) no labor, service or materials which have not been paid for have been furnished to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land; (b) nor have any goods, chattels, machinery, apparatus or equipment which have not been paid for been attached to the building(s) thereon, as fixtures; (c) nor have any contracts been let for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof, except for services and contracts entered into in the ordinary course of the management of the land; (d) nor have any notices of lien been received, except as set forth on Exhibit A attached hereto. Owner represents and warrants that all amounts required to be paid pursuant to the contract(s) referenced in said Exhibit A prior to the date of the closing of the sale of the property have been paid in full and hereby indemnifies and agrees to hold each of First American Title Insurance Company and Commonwealth Land Title Insurance Company harmless from any incorrectness of statements made herein.

2.	That all management fees, if any, are fully paid.

3.

That, except as set forth in the above-referenced Policies, there are no unrecorded security agreements, leases, financing statements, chattel mortgages or conditional sales agreements in respect to any appliances, equipment or chattels that have or are to become attached to the land or any improvements thereon as fixtures.

4.	That, there are no unrecorded contracts or options to purchase the land.

5.

That, except as set forth in the above-referenced Policies and the commercial tenant leases set forth on Exhibit B attached hereto, there are no unrecorded leases, easements or other servitudes to which the land or building, or portions thereof, are subject. All tenants are as tenants only, with no right of first refusal or options to purchases.

6.

That, in the event the undersigned is a mortgagor in a mortgage to be insured under a loan policy to be issued pursuant to the above Policies (or date-down endorsements thereto), the mortgage and the principal obligations it secures are good and valid and free from all defenses: that any person purchasing the mortgage and the obligations it secures, or otherwise acquiring any interest therein, may do so in reliance upon the truth of the matters herein recited; and that this certification is made for the purpose of better enabling the holder or holders, from time to time, of the above mortgage and obligations to sell, pledge or otherwise dispose of the same freely at any time, and to insure the purchasers or pledges thereof against any defenses thereto by the mortgagor or the mortgagor’s heirs, personal representative or assigns.

7.

This affidavit is made for the purpose of inducing First American Title Insurance Company and Commonwealth Land Title Insurance Company to issue the Policies, and if acting as escrowee or closing agent, then to disburse any funds held as escrowee or closing agent. Further, the Owner indemnifies each of First American Title Insurance Company and Commonwealth Land Title Insurance Company as to defects, liens, encumbrances, adverse claims or other matters, if any created, first appearing on the public record or attaching subsequent to the effective date of the last issued commitment but prior to the effective date of such title insurance policy or policies or other title evidence. The foregoing notwithstanding, it is hereby covenanted and agreed, and expressly made a part of this agreement, that the liability of the Owner hereunder shall cease and terminate at such time as First American Title Insurance Company and Commonwealth Land Title Insurance Company shall have completed all of their respective various title searches covering the date of the recording of the deed required for the issuance of the title insurance policy or policies or other title evidence; provided, however, that (1) no exceptions to title or rights growing out thereof are disclosed by the said various title searches and examination thereof; (2) there is then pending no suit, action, or proceedings, either direct or collateral, to assert, establish, or enforce the said exceptions to title or rights growing out thereof; (3) no judgment, order or decree rendered in any such proceeding remains unsatisfied; and (4) the undersigned owner is not in default in the performance of any of the terms, covenants, and conditions hereof.

[SIGNATURE PAGE FOLLOWS]

That this affidavit is given to induce First American Title Insurance Company and Commonwealth Land Title Insurance Company to issue its owners policy, Me Too Endorsement and/or loan policy with full knowledge that it will be relying upon the accuracy of the above statements.

OWNER:	UST-GEPT JOINT VENTURE, L.P., an Illinois limited partnership

	By:	NACA Madison LLC, a Delaware limited liability company, its managing general partner

By:
Name:
Title:

	By:	UST XV GP, Ltd., a Florida limited partnership, its administrative general partner

By:
Name:
Title:

Subscribed and sworn to before me

this              day of                                     , 2013.

Notary Public

EXHIBIT 15

PURCHASER’S PRO FORMA TITLE POLICY

[see attached]

Form No. 1402.06
ALTA Owner's Policy (6-17-06)
1100302P050600

Policy Page 1
Policy Number: 618295

OWNER'S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (the "Company") insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1. Title being vested other than as stated in Schedule A.
2. Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
   (a) A defect in the Title caused by
      (i) forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
      (ii) failure of any person or Entity to have authorized a transfer or conveyance;
      (iii) a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
      (iv) failure to perform those acts necessary to create a document by electronic means authorized by law;
      (v) a document executed under a falsified, expired, or otherwise invalid power of attorney;
      (vi) a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
      (vii) a defective judicial or administrative proceeding.
   (b) The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
   (c) Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term "encroachment" includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3. Unmarketable Title.
4. No right of access to and from the Land.
5. The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
   (a) the occupancy, use, or enjoyment of the Land;
   (b) the character, dimensions, or location of any improvement erected on the Land;
   (c) the subdivision of land; or
   (d) environmental protection

   if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.
6. An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7. The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8. Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9. Title being vested other than as stated in Schedule A or being defective
   (a) as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws; or
   (b) because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors' rights laws by reason of the failure of its recording in the Public Records
      (i) to be timely, or
      (ii) to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10. Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys' fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

BY [signature] PRESIDENT

ATTEST [signature] SECRETARY

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

PRO FORMA
PRO FORMA

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 2
Policy Number: 618295

PRO FORMA PRO FORMA

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys' fees, or expenses that arise by reason of:

1. (a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
   (i) the occupancy, use, or enjoyment of the Land;
   (ii) the character, dimensions, or location of any improvement erected on the Land;
   (iii) the subdivision of land; or
   (iv) environmental protection;
   or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
   (b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3. Defects, liens, encumbrances, adverse claims, or other matters
   (a) created, suffered, assumed, or agreed to by the Insured Claimant;
   (b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;
   (c) resulting in no loss or damage to the Insured Claimant;
   (d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or
   (e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4. Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that the transaction vesting the Title as shown in Schedule A, is
   (a) a fraudulent conveyance or fraudulent transfer; or
   (b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5. Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1. DEFINITION OF TERMS

The following terms when used in this policy mean:

(a) "Amount of Insurance": The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b) "Date of Policy": The date designated as "Date of Policy" in Schedule A.

(c) "Entity": A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d) "Insured": The Insured named in Schedule A.
   (i) The term "Insured" also includes
      (A) successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
      (B) successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
      (C) successors to an Insured by its conversion to another kind of Entity;
      (D) a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
         (1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
         (2) if the grantee wholly owns the named Insured,
         (3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
         (4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
   (ii) With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e) "Insured Claimant": An Insured claiming loss or damage.

(f) "Knowledge" or "Known": Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g) "Land": The land described in Schedule A, and affixed improvements that by law constitute real property. The term "Land" does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h) "Mortgage": Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i) "Public Records": Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), "Public Records" shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j) "Title": The estate or interest described in Schedule A.

(k) "Unmarketable Title": Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2. CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3. NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company's liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4. PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5. DEFENSE AND PROSECUTION OF ACTIONS

(a) Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b) The Company shall have the right, in addition to the options contained in

PRO FORMA PRO FORMA

First American Title Insurance Company

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

PRO FORMA

Policy Page 3
Policy Number: 618295

PRO FORMA

Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c) Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6. DUTY OF INSURED CLAIMANT TO COOPERATE

(a) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company's expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company's obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b) The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7. OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a) To Pay or Tender Payment of the Amount of Insurance.
To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.
Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b) To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i) To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or
(ii) To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company's obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8. DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a) The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i) the Amount of Insurance; or
(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b) If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i) the Amount of Insurance shall be increased by 10%, and
(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c) In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys' fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9. LIMITATION OF LIABILITY

(a) If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b) In the event of any litigation, including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c) The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10. REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys' fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11. LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12. PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13. RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a) Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys' fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.
If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant have recovered its loss.

PRO FORMA

First American Title Insurance Company

PRO FORMA

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 4
Policy Number: 618295
PRO FORMA

(b) The Company's right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association ("Rules"). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15. LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a) This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b) Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c) Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d) Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16. SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17. CHOICE OF LAW; FORUM

(a) Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b) Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18. NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

POLICY OF TITLE INSURANCE

FIRST AMERICAN

PRO FORMA
First American Title Insurance Company
PRO FORMA

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)
Policy Page 5
Policy Number: 618295
PRO FORMA

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:
First American Title Insurance Company
633 Third Avenue
New York, NY 10017

File No.: **3020-618295 **Pro forma**** Policy No.: **618295**
revised 10-30-13 cng
Amount of Insurance: $212,500,000.00 *Subject to terms of the ALTA 23 endorsement
Date of Policy: Date of recording

1. Name of Insured:

   KBS Capital Advisors LLC, a Delaware limited liability company

2. The estate or interest in the Land that is insured by this policy is:

   Fee Simple as to Parcels 1, 2A and 2C, and easement as to Parcel 2B

3. Title is vested in:

   KBS Capital Advisors LLC, a Delaware limited liability company, its successor and assigns

4. The Land referred to in this policy is described as follows:

   Real property in the City of Chicago, County of Cook, State of Illinois, described as follows:

   Parcel 1:

   Parcel 2A:

   Parcel 2B:

PRO FORMA
First American Title Insurance Company
PRO FORMA

PRO FORMA Form No. 1402.06
ALTA Owner's Policy (6-17-06)

PRO FORMA Policy Page 7
Policy Number: 618295

SCHEDULE B

File No.: **NCS-618295-CHI2** Policy No.: **618295**

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys' fees, or expenses that arise by reason of:

1. General real estate taxes for the year 2013 and subsequent years, a lien not yet due and payable.

   Permanent Index Numbers:

   17-09-342-002-0000 Vol. 590 (Affects Parcel 1)
   17-09-342-004-0000 Vol. 590 (Affects Parcel 2A)
   17-09-342-005-0000 Vol. 590 (Affects Parcel 2C)

2. Deleted here. See revised exception 1 above.

3. Deleted here. See revised exception 1 above.

4. Deleted for pro forma purposes.

5. Deleted for pro forma purposes.

6. Deleted for pro forma purposes.

7. This item has been intentionally deleted.

8. This item has been intentionally deleted.

9. Deleted for pro forma purposes.

10. Deleted for pro forma purposes.

11. Deleted for pro forma purposes.

12. This item has been intentionally deleted.

13. Rights of the City of Chicago, the State of Illinois and the public or quasi-public utilities in and to that part of Block 50 taken or used for the widening of Washington Street, in accordance with the ordinance recorded January 5, 1907 in Book 9400 Page 209 as document 3974491. (affects Parcels 2A, 2B and 2C)

14. Rights of the Chicago and Northwestern Transportation Company and of all governmental bodies or agencies, if any, having jurisdiction over public transportation to use the land for a passenger station and to maintain its railroad tracks thereon.

    (affects Parcel 2B)

PRO FORMA First American Title Insurance Company PRO FORMA

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)
Policy Page 8
Policy Number: 618295
PRO FORMA

15. Terms, provisions, covenants, conditions, restrictions, limitations and easements contained in the agreement dated February 1, 1929 with Chicago Daily News Printing Company, and two amendments to said agreement dated August 15, 1961 and August 6, 1965, respectively, relating to a bridge across Canal street, as disclosed by deed recorded as document 26204231, which bridge is shown on survey made by JLH Land Surveying Inc. on behalf of Bock & Clark's National Surveying Network dated October 23, 2013, and designated as B&C Project No. 201302386,001; and terms of the Ordinance for pedestrian bridge over North Canal Street passed by the City Council of the City of Chicago on March 28, 1928 published on Pages 2537 to 2530 of the Official Record of the Proceedings of the City Council, as amended by Ordinance passed by the City Council on March 30, 1929 published on Page 4875 of the Official Record of the Proceedings.

16. Terms, provisions, covenants, conditions, restrictions, limitations and easements contained in Declaration of Easements, Covenants, Conditions and Restrictions dated as of March 31, 1982 and recorded September 7, 1984 as document 27245590 made by Chicago and North Western Transportation Company, a Delaware corporation and Chicago Title and Trust Company, as trustee under trust agreement dated March 31, 1982 and known as trust number 1079000.

17. Terms, provisions, covenants, conditions, restrictions, limitations and easements contained in agreement and declaration of easements, covenants, conditions and restrictions dated November 3, 1986 and recorded June 3, 1987 as document 87299302, First Amendment dated May 1, 1997 and recorded April 29, 1999 as document 99414412 made by and between Chicago and North Western Transportation Company, a Delaware corporation, Chicago Title and Trust Company, as trustee under trust agreement dated March 31, 1982 and known as trust number 1079000, Northwestern Atrium Center Associates and the Commuter Rail Division of the Regional Transportation Authority, the Northeast Illinois Regional Commuter Railroad Corporation, a municipal corporation.

18. Right of parties in possession, as tenants only, under unrecorded leases as shown on the rent roll attached to ALTA Statement dated _________ as Exhibit B, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

19. Deleted for pro forma purposes.

20. Deleted for pro forma purposes.

21. Deleted for pro forma purposes.

22. Deleted for pro forma purposes.

23. Deleted for pro forma purposes.

24. Deleted for pro forma purposes.

25. Any statutory lien for services, labor, or material arising from services provided, labor performed, or material furnished for which the Insured has assumed or agreed to be responsible, shown as follows:

    Contract between ________________ and __________________ dated _______ in the original amount of $____________. Amount paid on account of said contract prior to Date of Policy: __________.

    [List to be attached]

26. Mortgage to be recorded.

27. Assignment of Leases and Rents to be recorded.

PRO FORMA
PRO FORMA
First American Title Insurance Company

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)
PRO FORMA
Policy Page 9
Policy Number: 618295

28. UCC to be recorded.

NOTICE: This is a pro-forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insure. The inclusion of endorsements as part of the pro-forma policy in no way evidences the willingness of the Company to provide any affirmative coverage shown therein.

There are requirements which must be met before a final policy can be issued in the same form as this pro-forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

> Note: If any document referenced herein contains a covenant, condition or restriction violative of 42USC3604(c), such covenant, condition or restriction to the extent of such violation is hereby deleted.

End of Schedule B

PRO FORMA
First American Title Insurance Company
PRO FORMA

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 10
Policy Number: 618295
PRO FORMA

First American

COVENANTS, CONDITIONS AND RESTRICTIONS - IMPROVED LAND - OWNER'S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

1. The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2. For the purposes of this endorsement only,

   a. "Covenant" means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

   b. "Improvement" means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3. The Company insures against loss or damage sustained by the Insured by reason of:

   a. A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

   b. Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

   c. A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4. This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys' fees, or expenses) resulting from:

   a. any Covenant contained in an instrument creating a lease;

   b. any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

   c. except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

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First American Title Insurance Company
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PRO FORMA
Form No. [illegible]
ALTA Owner's Policy (6-17-06)
PRO FORMA
Policy Page 11
Policy Number: 618295

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY
INCORPORATED
SEPTEMBER 24, 1968
CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10801 (4-1-12)	Page 11 of 23	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner's Policy (Rev. 4-2-12)

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First American Title Insurance Company
PRO FORMA

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 12
Policy Number: 618295

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First American

ACCESS AND ENTRY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have actual pedestrian access to and from Madison Street, Canal Street and Clinton Street (the "Streets"), (ii) the Streets are not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along those portions of the Streets abutting the Land.

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have actual vehicular access to and from Canal Street (the "Street"), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10045 (8-1-09) Page 12 of 23 ALTA 17-06 Access and Entry - modified (6-17-06)

First American Title Insurance Company

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PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)
PRO FORMA
Policy Page 13
Policy Number: 618295

First American

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

The Company insures against loss or damage sustained by the Insured by reason of the failure of a

44 story steel and glass building

known as 500 West Madison Street, Chicago, Illinois,

to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10054 (8-1-09) | Page 13 of 23 | ALTA 22-06 Location (6-17-06)

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First American Title Insurance Company
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PRO FORMA Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 14 PRO FORMA
Policy Number: 618295

First American

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by JLH Land Surveying Inc. on behalf of Bock & Clark's National Surveying Network dated October 23, 2013, and designated as B&C Project No. 201302386,001.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10059 (8-1-09) Page 14 of 23

ALTA 25-06 Same as Survey (10-16-08)
CLTA 116.1-06 (10-16-08)

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First American Title Insurance Company

PRO FORMA

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 15
Policy Number: 618295

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First American

CONTIGUITY - MULTIPLE PARCELS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

The Company insures against loss or damage sustained by the Insured by reason of Parcels 1, 2A, 2B and 2C of the Land, when taken as one contiguous parcel of land, containing any gaps, gores, strips or overlaps along their respective, internal boundary lines.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10050 (8-1-09) Page 15 of 23 ALTA 19-06 Contiguity - Multiple Parcels - modified (6-17-06)

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First American Title Insurance Company

PRO FORMA

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 16
Policy Number: 618295

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First American

MULTIPLE TAX PARCEL ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

The Company insures against loss or damage sustained by the Insured by reason of:

1. those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcels:	Tax Identification Numbers:
1	17-09-342-002-0000
2A	17-09-342-004-0000
2C	17-09-342-005-0000

2. the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments of other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10049 (8-1-09) Page 16 of 23 ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

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First American Title Insurance Company

PRO FORMA

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 17
Policy Number: 618295
PRO FORMA

First American

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10061 (8-1-09)	Page 17 of 23	ALTA 26-06 Subdivision (10-16-08)

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First American Title Insurance Company
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PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 18
Policy Number: 618295
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First American

ZONING - COMPLETED STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

1. The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
   a. according to applicable zoning ordinances and amendments, the Land is not classified Zone Business Planned Development No. 264, as amended, Sub-Area A;
   b. the following use or uses are not allowed under that classification: Rail terminal and related uses, business and professional offices, retail and service-type business uses, and related uses and parking.
   c. There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2. The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
   a. Area, width, or depth of the Land as a building site for the structure
   b. Floor space area of the structure
   c. Setback of the structure from the property lines of the Land
   d. Height of the structure, or
   e. Number of parking spaces.

3. There shall be no liability under this endorsement based on:
   a. the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
   b. the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

PRO FORMA
First American Title Insurance Company
PRO FORMA

PRO FORMA
Form No. 1402.06
ALTA Owner's Policy (6-17-06)
PRO FORMA
Policy Page 19
Policy Number: 618295

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10576 (8-1-09)	Page 19 of 23	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09) CLTA 123.2-06 (Rev. 10-22-09)

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First American Title Insurance Company
PRO FORMA

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 20
Policy Number: 618295

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First American

CO-INSURANCE -
SINGLE POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

Attached to and made a part of Issuing Co-Insurer's Policy No. ("Co-Insurance Policy"). Each title insurance company executing this Co-Insurance Endorsement, other than the Issuing Co-Insurer, shall be referred to as a :Co-Insurer." Issuing Co-Insurer and each Co-Insurer are collectively referred to as "Co-Insuring Companies."

1. By issuing this endorsement to the Co-Insurance Policy, each of the Co-Insuring Companies adopts the Co-Insurance Policy's Covered Risks, Exclusions, Conditions, Schedules and endorsements, subject to the limitations of this endorsement.

Co-Insuring Companies	**Name and Address**	**Policy Number [File Number]**	**Amount of Insurance**	**Percentage of Liability**
Issuing Co-Insurer	First American Title Insurance Company 1 First American Way Santa Ana, CA 92707	618295	$212,500,000.00	50%
Co-Insurer	____________	____________	$212,500,000.00	50%
Aggregate Amount of Insurance			$425,000,000.00	

2. Each of the Co-Insuring Companies shall be liable to the Insured only for its Percentage of Liability of: (a) the total of the loss or damage under the Co-Insurance Policy, but in no event greater than its respective Amount of Insurance set forth in this endorsement; and (b) costs, attorneys' fees and expenses provided for in the Conditions.
3. Any notice of claim and any other notice or statement in writing required to be given under the Co-Insurance Policy must be given to each of the Co-Insuring Companies at its address set forth above.
4. Any endorsement to the Co-Insurance Policy issued after the date of this Co-Insurance Endorsement must be signed by each of the Co-Insuring Companies by its authorized officer or agent.
5. This Co-Insurance Endorsement is effective as of the Date of Policy of the Co-Insurance Policy. This Co-Insurance Endorsement may be executed in counterparts.

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First American Title Insurance Company

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 21
Policy Number: 618295

PRO FORMA

This endorsement is issued as part of the Co-Insurance policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

Issuing Co-Insurer:

By: ______________________________

Co-Insurer:

By: ______________________________

First American Title Insurance Company

First American Title Insurance Company, Incorporated September 24, 1968, California

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10057 (8-1-09) Page 21 of 23

ALTA 23-06 Co-Insurance – Single Policy (Rev.10-16-08)
CLTA 114.3-06 (10-16-08)

PRO FORMA First American Title Insurance Company PRO FORMA

PRO FORMA Form No. 1402.06
ALTA Owner's Policy (6-17-06)

PRO FORMA Policy Page 22
Policy Number: 618295

First American

POLICY AUTHENTICATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 618295

File No.: NCS-618295-CHI2

When the policy is issued by the Company with a policy number and Date of Policy, the Company will not deny liability under the policy or any endorsements issued with the policy solely on the grounds that the policy or endorsements were issued electronically or lack signatures in accordance with the Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

First American Title Insurance Company

Dennis J. Gilmore
President

Timothy Kemp
Secretary

Form 50-10899 (4-2-13) Page 22 of 23 ALTA 39.0-06 Policy Authentication (4-2-13)

PRO FORMA First American Title Insurance Company PRO FORMA

Form No. 1402.06
ALTA Owner's Policy (6-17-06)

Policy Page 23
Policy Number: 618295

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First American Title

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

- Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
- Information about your transactions with us, our affiliated companies, or others; and
- Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American's Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates' Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation's site and its affiliates' sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American's Web sites may make use of "cookie" technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (8/1/09) Page 1 of 1 Privacy Information (2001-2010 First American Financial Corporation)

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